Exhibit 10.6

EXECUTION VERSION

SECOND AMENDMENT

This SECOND AMENDMENT (this “Amendment”), dated as of June 8, 2018, by and among Ortho-Clinical Diagnostics S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 89C, rue Pafebruch, L - 8308 Capellen, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés de Luxembourg) under number B 185693 (the “Lux Borrower”), Ortho-Clinical Diagnostics, Inc. (the “U.S. Borrower” and together with the Lux Borrower, the “Borrowers”), Ortho-Clinical Diagnostics Holdings Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 89C, rue Pafebruch, L - 8308 Capellen, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés de Luxembourg) under number B 185679 (“Holdings”), the Lenders party hereto, Barclays Bank PLC, as Second Amendment New Term Lender (as defined below) and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the respective meanings provided to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined in the Amendment), as applicable.

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent are parties to a Credit Agreement, dated as of June 30, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of June 6, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, pursuant to Section 2.18 of the Existing Credit Agreement, the Borrowers may obtain Specified Refinancing Term Loans from any Lender or additional Eligible Assignee to refinance all or any portion of any Term Loan Tranches then outstanding under the Existing Credit Agreement by, among other things, entering into a Refinancing Amendment in accordance with the terms and conditions of the Existing Credit Agreement;

WHEREAS, the Borrowers intend to incur Specified Refinancing Term Loans from any Lender or additional Eligible Assignees in respect of all of the Term Loans outstanding under the Existing Credit Agreement immediately prior to the Second Amendment Effective Date (as defined below) (the “Existing Term Loans”);

WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement, the Borrowers may obtain a Term Commitment Increase by, among other things, entering into an amendment in accordance with the terms and conditions of the Existing Credit Agreement;

WHEREAS, pursuant to Sections 2.14 and 2.18 of the Existing Credit Agreement, the Borrowers intend to incur a new term loan facility (the “Refinancing Term Facility”) in an aggregate principal amount of $2,325,000,000 (any Term Loans resulting therefrom are herein referred to as the “Second Amendment New Term Loans”), to repay all Existing Term Loans outstanding immediately prior to the Second Amendment Effective Date and to pay accrued interest thereon;

WHEREAS, subject to the terms and conditions set forth herein, (i)(x) each Lender holding Existing Term Loans immediately prior to the effectiveness of this Amendment that has submitted a signature page in the form of Annex A hereto (a “Consent”) and elected the “Cashless Settlement Option” on its signature page (each such Lender in such capacity and with respect to the Existing Term Loans so elected, a “Cashless Consenting Term Lender”) has agreed to consent to the amendments to the Existing Credit Agreement set forth herein and to have the entire amount of its outstanding Existing Term Loans (or such lesser amount as notified to such Lender by Barclays Bank PLC (“Barclays”) on behalf of the Second Amendment Arrangers (as defined in the Amended Credit Agreement (as defined below)) prior to the Second Amendment Effective Date (as defined below)) converted to an equivalent principal amount of Second Amendment New Term Loans effective as of the Second Amendment Effective Date (such converted Existing Term Loans, the “Converted Term Loans”) and (y) each Lender with Existing Term Loans that has submitted a Consent and elected the “Post-Closing Settlement Option” on its signature page (each such Lender in such capacity and with respect to the Existing Term Loans so elected, a “Post-Closing Settlement Consenting Lender” and, together with each Cashless Consenting Term Lender, each a “Consenting Lender”) has agreed to have all of its outstanding Existing Term Loans (or such lesser amount as notified to such Lender by the Barclays on behalf of the Second Amendment Arrangers) prior to the Second Amendment Effective Date prepaid and to purchase (or cause an affiliate to purchase) an equivalent amount of Second Amendment New Term Loans by assignment from the Second Amendment New Term Lender following the Second Amendment Effective Date and (ii) Barclays (in such capacity, the “Second Amendment New Term Lender”) has agreed to provide Second Amendment New Term Loans in a principal amount (such amount, the “Second Amendment New Term Commitment”) equal to $489,486,540.71 (which amount represents $2,325,000,000 minus the aggregate principal amount of the Converted Term Loans), the proceeds of which shall be applied to repay in full the aggregate principal amount of Existing Term Loans that are not Converted Term Loans and to pay accrued interest thereon;

WHEREAS, on the date hereof, the commitments under the 2019 Revolving Credit Facility and the 2021 Revolving Credit Facility under the Existing Credit Agreement (for purposes of this Amendment, such Revolving Credit Facilities are herein referred to as the “Existing Revolving Credit Facilities” and the lenders thereunder are referred to as the “Existing Revolving Credit Lenders”) are, in the aggregate, equal to $350,000,000;

WHEREAS, Section 10.01 of the Existing Credit Agreement permits the Lenders under any Facility of Existing Revolving Credit Commitments (as defined below) and the related Existing Revolving Credit Loans (as defined below), upon the request of the Borrowers, to extend the scheduled maturity date of any payment of principal with respect to all or a portion of such Existing Revolving Credit Commitments and Existing Revolving Credit Loans pursuant to the procedures described therein;

WHEREAS, the Borrowers have requested that the Existing Revolving Credit Lenders consent to (i) the extension of the Maturity Date with respect to the existing dollar revolving credit commitments under each Existing Revolving Credit Facility under the Existing Credit Agreement (the “Existing Dollar Revolving Credit Commitments”) and the existing multicurrency revolving credit commitments under each Existing Revolving Credit Facility under the Existing Credit Agreement (the “Existing Multicurrency Revolving Credit Commitments” and, together with the Existing Dollar Revolving Credit Commitments, the “Existing Revolving Credit Commitments”) and any related dollar revolving credit loans outstanding under each Existing Revolving Credit Facility under the Existing Credit Agreement (the “Existing Dollar Revolving Credit Loans”) and any related multicurrency revolving credit loans outstanding under each Existing Revolving Credit Facility under the Existing Credit Agreement (the “Existing Multicurrency Revolving Credit Loans” and, together with the Existing Dollar Revolving Credit Loans, the “Existing Revolving Credit Loans”) by reclassifying the entire amount of their respective Existing Dollar Revolving Credit Commitments, Existing Multicurrency Revolving Credit Commitments, Existing Dollar Revolving Credit Loans and Existing Multicurrency Revolving Credit Loans (as applicable) into Dollar Revolving Credit Commitments (as defined in the

Amended Credit Agreement), Multicurrency Revolving Credit Commitments (as defined in the Amended Credit Agreement), Dollar Revolving Credit Loans (as defined in the Amended Credit Agreement) and Multicurrency Revolving Credit Loans (as defined in the Amended Credit Agreement), respectively, and (ii) the other amendments to the Existing Credit Agreement set forth in the Amended Credit Agreement;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, each Existing Revolving Credit Lender that executes and delivers this Amendment (the “Consenting Revolving Credit Lenders”) is willing to agree to the reclassification of the entire amount of its Existing Dollar Revolving Credit Commitments, Existing Multicurrency Revolving Credit Commitments, Existing Dollar Revolving Credit Loans and Existing Multicurrency Revolving Credit Loans (as applicable) into Dollar Revolving Credit Commitments (as defined in the Amended Credit Agreement), Multicurrency Revolving Credit Commitments (as defined in the Amended Credit Agreement), Dollar Revolving Credit Loans (as defined in the Amended Credit Agreement) and Multicurrency Revolving Credit Loans (as defined in the Amended Credit Agreement), respectively;

WHEREAS, each Lender who executes and delivers this Amendment, which constitute the Required Lenders and the Required Revolving Lenders, has agreed to amend the Existing Credit Agreement to reflect the terms set forth herein, in each case, subject to the conditions set forth herein;

WHEREAS, each Existing Revolving Credit Lender that does not execute and deliver this Amendment will be deemed not to have agreed to this Amendment and shall constitute a “Non-Consenting Lender” under the Existing Credit Agreement (each such “Non-Consenting Lender”, a “Non-Consenting Revolving Credit Lender”), and such Non-Consenting Revolving Credit Lender shall be subject to the mandatory assignment provisions of Section 3.08 of the Existing Credit Agreement (it being understood that the interests, rights and obligations of the Non-Consenting Revolving Credit Lenders under the Loan Documents will be assigned to one or more Eligible Assignees (such Eligible Assignees, the “Replacement Revolving Credit Lenders”) in accordance with Section 3.08 of the Existing Credit Agreement; and

WHEREAS, each Person that has executed and delivered this Amendment as a Replacement Revolving Credit Lender has agreed that, upon the Second Amendment Effective Date, it shall be a Revolving Credit Lender with Dollar Revolving Credit Commitments (as defined in the Amended Credit Agreement) and Multicurrency Revolving Credit Commitments (as defined in the Amended Credit Agreement) as set forth beside such Person’s name on Schedule I hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1 Second Amendment New Term Loans.

(a) Subject to the occurrence of the Second Amendment Effective Date, all references to the “Initial Term Loans” in the Existing Credit Agreement shall be deemed to refer to the Second Amendment New Term Loans.

(b) Each of the Consenting Lenders and the Second Amendment New Term Lender acknowledges and agrees that upon the Second Amendment Effective Date it shall be a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(c) Each of the Consenting Lenders and the Second Amendment New Term Lender (i) agrees that the Second Amendment Term Loans shall be Eurocurrency Rate Loans with an Interest Period of 2 months ending July 27, 2018 and (ii) consents to the waiver of any fee due under Section 3.06 of the Credit Agreement.

SECTION 2 Revolving Credit Commitments.

(a) Subject to the terms and conditions set forth in this Amendment and the Existing Credit Agreement as amended by this Amendment, as of the Second Amendment Effective Date, each Consenting Revolving Credit Lender hereby (x) consents to the terms of this Amendment and (y) irrevocably agrees that the entire principal amount of its Existing Revolving Credit Loans and Existing Revolving Credit Commitments, as in effect immediately prior to the Second Amendment Effective Date, will be reclassified as Revolving Credit Loans and Revolving Credit Commitments (each as defined in the Amended Credit Agreement), respectively, pursuant to the provisions of Section 10.01 of the Existing Credit Agreement and as set forth under the headings “Dollar Revolving Credit Commitment” and/or “Multicurrency Revolving Credit Commitment” (as applicable) on Schedule I hereto;

(b) The Borrowers hereby elect, pursuant to Section 3.08 of the Existing Credit Agreement, to replace each Non-Consenting Revolving Credit Lender with the Replacement Revolving Credit Lenders as of the Second Amendment Effective Date as directed by the Administrative Agent such that the Replacement Revolving Credit Lenders have such Dollar Revolving Credit Commitments and/or Multicurrency Revolving Credit Commitments (as applicable) as set forth on Schedule I hereto. Pursuant to Section 3.08 of the Existing Credit Agreement, on the Second Amendment Effective Date, each Non-Consenting Revolving Credit Lender shall, upon notice from the Administrative Agent to such Non-Consenting Revolving Credit Lender, be deemed to have assigned and delegated its Existing Revolving Credit Commitments and Existing Revolving Credit Loans, as applicable, to the applicable Replacement Revolving Credit Lenders, as assignee, as directed by the Administrative Agent. On and as of the Second Amendment Effective Date, immediately after giving effect to the first sentence of this clause (b), the Replacement Revolving Credit Lenders shall pay in full to such Non-Consenting Revolving Credit Lender all Obligations relating to the applicable Existing Revolving Credit Commitments and Existing Revolving Credit Loans (and the amount of all accrued interest, fees and premiums in respect thereof). By receiving such payment, each Non-Consenting Revolving Credit Lender shall automatically be deemed to have executed an Assignment and Assumption for all of its Existing Revolving Credit Commitments and Existing Revolving Credit Loans and assigned its Existing Revolving Credit Commitments and Existing Revolving Credit Loans pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Non-Consenting Revolving Credit Lenders shall be required in connection therewith. Upon such payment to a Non-Consenting Revolving Credit Lender, such Non-Consenting Revolving Credit Lender shall automatically cease to be a Lender under the Existing Credit Agreement and the Amended Credit Agreement with respect to the assigned Loans and/or Commitments.

(c) Subject to the terms and conditions set forth herein, on the Second Amendment Effective Date, each Replacement Revolving Credit Lender, as assignee, agrees to acquire by assignment from the Non-Consenting Revolving Credit Lenders Revolving Credit Commitments and Revolving Credit Loans in an aggregate principal amount not to exceed the amount set forth beside its name on Schedule I hereto.

(d) Each Replacement Revolving Credit Lender, by delivering its signature page to this Amendment and acquiring by assignment the Existing Revolving Credit Loans and Existing Revolving Credit Commitments, as applicable, in accordance with this Section 2, shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment and each other Loan Document required to be approved by any Lenders on the Second Amendment Effective Date.

(e) The transactions described in this Section 2 will be deemed to satisfy the requirements of Section 3.08 of the Existing Credit Agreement in respect of the assignment of the Existing Revolving Credit Commitments and the Existing Revolving Credit Loans, if applicable, and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.

(f) The Swing Line Lender consents to the terms of this Amendment.

(g) Each L/C Issuer consents to the terms of this Amendment, including, without limitation, the extension of the Maturity Date with respect to the Letter of Credit Expiration Date as set forth in the Amended Credit Agreement.

SECTION 3 Amendments to Existing Credit Agreement.

(a) Subject to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, effective as of the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto (the “Amended Credit Agreement”);

(b) Subject to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, effective as of the Second Amendment Effective Date, Schedule 2.01 to the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Schedule I hereto;

(c) The Amended Credit Agreement (including the amended and restated Schedule 2.01) is hereby ratified, approved and confirmed in each and every respect by all parties hereto. The rights and obligations of the parties to the Existing Credit Agreement with respect to the period prior to the Second Amendment Effective Date shall not be affected by such amendment. The Required Lenders (determined immediately after giving effect to the transactions described in Sections 1 and 2 above, including the Second Amendment New Term Lender and the Replacement Revolving Credit Lender) hereby consent to the amendments to the Existing Credit Agreement pursuant hereto.

SECTION 4 Conditions of Effectiveness of this Amendment. This Amendment shall become effective on the date when the following conditions shall have been satisfied (or waived) (such date, the “Second Amendment Effective Date,” which date is June 8, 2018):

(a) the Borrowers, Holdings, the Administrative Agent, the Collateral Agent, the Second Amendment New Term Lender, the Consenting Lenders, each Revolving Credit Lender that is not a Non-Consenting Revolving Credit Lender (which, together, shall constitute the Required Revolving Lenders), the Swing Line Lender, each L/C Issuer and, if applicable, each Replacement Revolving Credit Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to Cahill Gordon & Reindel LLP, counsel to the Administrative Agent;

(b) the Borrowers shall have paid, by wire transfer of immediately available funds, (i) to the Administrative Agent or the Second Amendment Arrangers (as applicable), all fees payable pursuant to any fee or engagement letter related to this Amendment between the Borrowers and the Second Amendment Arrangers, (ii) all expenses due to the Administrative Agent, the Second Amendment Arrangers and the Lenders required to be paid on the Second Amendment Effective Date (including expenses required to be paid pursuant to Section 6 below), in each case of this clause (ii), to the extent invoiced prior to the Second Amendment Effective Date and (iii) to the Administrative Agent, for the benefit of the Lenders, all accrued and unpaid interest on the Existing Term Loans and the Existing Revolving Credit Loans to but excluding the Second Amendment Effective Date (whether or not then due) and all accrued and unpaid fees under the Existing Credit Agreement (whether or not then due);

(c) on the Second Amendment Effective Date and after giving effect to this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Existing Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Existing Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b) of the Existing Credit Agreement, respectively;

(d) the Administrative Agent shall have received from the U.S. Borrower, acting in its capacity as Borrower Representative, a certificate executed by a Responsible Officer of the U.S. Borrower, acting in its capacity as Borrower Representative, certifying compliance with the requirements of preceding clause (c);

(e) the Administrative Agent shall have received a solvency certificate executed by the chief financial officer or similar officer, director, manager or authorized signatory of Lux Borrower substantially in the form attached to the Existing Credit Agreement as Exhibit I;

(f) the Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, executed and delivered by an authorized officer of each of the Borrowers and each other Loan Party;

(g) there shall have been delivered to the Administrative Agent a certificate of each Borrower, Holdings and Loan Parties organized in Luxembourg, England & Wales and the United States (together, the “Material Subsidiaries”) dated as of the Second Amendment Effective Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (i) certify that (x) attached thereto are true and complete copies of the certificate or articles of incorporation, formation or organization (or other equivalent document) (the “Charter”) of the Borrowers, Holdings and the Material Subsidiaries, certified by the relevant authority of their respective jurisdiction of organization (if applicable) and that the Charter of each Borrower, Holdings and the Material Subsidiaries attached thereto has not been amended (except as attached thereto since the date reflected thereon or (y) no changes have been made to the charter of each Borrowers Holdings and the Material Subsidiaries since the First Amendment Effective Date, (ii) certify that (x) attached thereto are true and correct copies of the by-laws or operating, management, partnership or similar agreement (the “Governing Document”) of the Borrowers, Holdings and the Material Subsidiaries, together with all amendments thereto as of the Second Amendment Effective Date or (y) no changes have been made to the Governing Document of each Borrower, Holdings and the Material Subsidiaries since the First Amendment Effective Date, (iii) certified that attached thereto are (A) copies of resolutions of the board of directors (and, if necessary, shareholder) or equivalent of the Borrowers, Holdings and the Material Subsidiaries approving and authorizing the execution, delivery and performance of amendments to the Existing Credit Agreement and/or the affirmation and confirmation of security, as applicable, certified as of the Second Amendment Effective Date by a Responsible Officer as being in full force and effect without modification or amendment, (iv) certify that attached thereto are good standing certificates, or the equivalent thereof (if applicable), for the Borrowers, Holdings and the Material Subsidiaries from the jurisdiction in which they are organized and (v) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of the Borrowers and Holdings who have executed this Amendment;

(h) the Administrative Agent shall have received an opinion from Latham & Watkins LLP, special legal counsel to the Borrowers and Holdings, addressed to the Administrative Agent, the Collateral Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

(i) the Administrative Agent shall have received opinions from (i) Clifford Chance LLP, in its capacity as Luxembourg counsel to the Administrative Agent, (ii) Hogan Lovells, in its capacity as Luxembourg counsel to the Borrowers and Holdings, (iii) Latham & Watkins LLP, in its capacity as United Kingdom counsel to the Loan Parties, (iv) Clifford Chance LLP, in its capacity as United Kingdom counsel to the Administrative Agent, and (v) Holland & Knight LLP, special Florida counsel to the Loan Parties, in each case, addressed to the Administrative Agent, the Collateral Agent and the Lenders party hereto, in form and substance reasonably satisfactory to the Administrative Agent;

(j) upon the reasonable request of any Agent or Lender made at least ten days prior to the Second Amendment Effective Date, the Borrowers shall have provided to such Agent or Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Second Amendment Effective Date (or such shorter period as the Agent may agree);

(k) at least five days prior to the Second Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in the Amended Credit Agreement) shall deliver a Beneficial Ownership Certification (as defined in the Amended Credit Agreement) in relation to such Borrower;

(l) with respect to each improved Mortgaged Property, a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and, if the area in which any improvements located on any Mortgaged Property is designated a “special flood hazard area” by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance satisfying the requirements of Section 6.07(b) of the Existing Credit Agreement;

(m) the Administrative Agent shall have received prior to the requested date of the Second Amendment Effective Date a Committed Loan Notice with respect to the Second Amendment New Term Loans; and

(n) the Administrative Agent shall have received an updated Compliance Certificate for the fiscal quarter ended March 31, 2018 (which, for the avoidance of doubt, shall reflect the amendments to the definition of Consolidated EBITDA effected pursuant to this Amendment) signed by a Responsible Officer of the Borrower Representative.

SECTION 5 Costs and Expenses. Each of the Loan Parties hereby reconfirms its obligations pursuant to Section 10.04 of the Existing Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

SECTION 6 Loan Document. The Borrowers and the other parties hereto acknowledge and agree that, on and after the Second Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 7 Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Loan Parties party hereto represents and warrants to the Administrative Agent and the Lenders party hereto on and as of the Second Amendment Effective Date that, in each case:

(a) this Amendment has been duly authorized, executed and delivered by it and each of this Amendment and the Existing Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on Collateral granted by the Loan Parties in favor of the Collateral Agent; and

(b) no Event of Default exists as of the Second Amendment Effective Date, both immediately before and after giving effect to this Amendment.

SECTION 8 Post-Effectiveness Undertakings. Following the Second Amendment Effective Date (as such date may be extended by the Administrative Agent in its reasonable discretion), Holdings shall ensure that, inter alia, the Collateral Documents listed on Schedule II hereto are entered into and, in connection therewith, cause the delivery of such agreements and instruments that may be required by such Collateral Documents and such certifications and legal opinions as set forth therein within the time periods specified therein.

SECTION 9 Tax Matters. From and after on the Second Amendment Effective Date, the Borrower, the Administrative Agent and the Lenders shall treat all of the Second Amendment New Term Loans issued, including all Converted Term Loans, as one fungible tranche for U.S. federal (and all applicable state and local) income tax purposes. The parties agree that this Agreement and any Loans made thereunder are not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 10 Reference to and Effect on the Existing Credit Agreement and the Loan Documents.

(a) On and after the Second Amendment Effective Date, each reference in any Loan Document to “the Credit Agreement” shall mean a reference to the Existing Credit Agreement as amended by this Amendment and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment.

(b) The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (including, for the avoidance of doubt, the Second Amendment New Term Loans, the Revolving Credit Commitments and the Revolving Credit Loans) under the Loan Documents, in each case, as amended by this Amendment, and such other obligations and liabilities expressed or purported to be secured pursuant to such Collateral Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. This Amendment shall not constitute a novation of the Existing Credit Agreement or the other Loan Documents.

(d) The Second Amendment New Term Lender and the Replacement Revolving Credit Lender shall each be a “Lender” for purposes of the Loan Documents.

SECTION 11 Governing Law; Jurisdiction; Etc. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. IN ADDITION, THE PROVISIONS OF SECTIONS 10.15(b) AND (c) AND SECTIONS 10.16 AND 10.17 OF THE EXISTING CREDIT AGREEMENT SHALL BE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

SECTION 12 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 13 Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 14 Notices. This Amendment shall be deemed to have effected the notices required pursuant to Sections 2.18 and 3.08 of the Existing Credit Agreement in accordance therewith.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Ortho-Clinical Diagnostics Holdings Luxembourg S.à r.l., as Holdings

By:	/s/ Maria Priolo
	Name:	Maria Priolo
	Title:	Manager and Authorized Signatory

Ortho-Clinical Diagnostics S.A., as Lux Borrower

By:	/s/ Maria Priolo
	Name:	Maria Priolo
	Title:	Director and Authorized Signatory

Signature Page to Amendment to Credit Agreement

Ortho-Clinical Diagnostics, Inc., as U.S. Borrower

By:	/s/ Michael A. Schlesinger
	Name:	Michael A. Schlesinger
	Title:	Executive Vice President,
General Counsel, and Secretary

Signature Page to Amendment to Credit Agreement

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, a L/C Issuer, Swing Line Lender, and a Lender

By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Director

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

CITIBANK, N.A., as a L/C Issuer

By:	/s/ Alvaro De Velasco
	Name:	Alvaro De Velasco
	Title:	Vice President
(212) 816-4312

Signature Page to Amendment to Credit Agreement

BARCLAYS BANK PLC, as Second Amendment New Term Lender

By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Director

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Revolving Credit Lender

By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Director

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender

By:	/s/ Kyler Eng
	Name:	Kyler Eng
	Title:	Vice President

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

UBS AG, STAMFORD BRANCH
as a Revolving Credit Lender

By:	/s/ Craig Pearson
	Name:	Craig Pearson
	Title:	Associate Director Banking Product Services, US

If a second signature is necessary:

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Credit Lender

By:	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

By:	/s/ Komal Shah
	Name:	Komal Shah
	Title:	Authorized Signatory

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

NatWest Markets Plc, as a Revolving Credit Lender

By:	/s/ Niall McNamara
	Name:	Niall McNamara
	Title:	Managing Director

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

GOLDMAN SACHS BANK USA, as a Revolving Credit Lender

By:	/s/ Thomas M. Manning
	Name:	Thomas M. Manning
	Title:	Authorized Signatory

If a second signature is necessary:

By:
Name:
Title:

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

NOMURA CORPORATE FUNDING AMERICAS,
LLC, as a Revolving Credit Lender

By:	/s/ Garrett P. Carpenter
	Name:	Garrett P. Carpenter
	Title:	Managing Director

If a second signature is necessary:

By:
Name:
Title:

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

MACQUARIE CAPITAL FUNDING LLC, as a
Revolving Credit Lender

By:	/s/ Ayesha Farooqi
	Name:	Ayesha Farooqi
	Title:	Authorized Signatory

By:	/s/ Lisa Grushkin
	Name:	Lisa Grushkin
	Title:	Authorized Signatory

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

Citicorp North America, Inc., as a Revolving Credit Lender

By:	/s/ Alvaro De Velasco
	Name:	Alvaro De Velasco
	Title:	Vice President
(212) 816-4312

If a second signature is necessary:

By:
Name:
Title:

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

THE GOVERNOR AND COMPANY OF THE
BANK OF IRELAND, as a Revolving Credit Lender

By:	/s/ Edward A. Boyle
	Name:	Edward A. Boyle
	Title:	Managing Director

If a second signature is necessary:

By:	/s/ Suzanne Lupinetti
	Name:	Suzanne Lupinetti
	Title:	Vice President

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

ING CAPITAL LLC, as a Revolving Credit Lender

By:	/s/ Laetitia Thate
	Name:	Laetitia Thate
	Title:	Managing Director

If a second signature is necessary:

By:	/s/ Mike Garvin
	Name:	Mike Garvin
	Title:	Managing Director

Ortho-Clinical Diagnostics, Inc. – Second Amendment to Credit Agreement

LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT

SCHEDULE II

German Documents

With respect to Collateral Documents governed by German law, to be delivered within 60 days of the Second Amendment Effective Date (as such date may be extended by the Collateral Agent in its reasonable discretion):

(a) With respect to Ortho-Clinical Diagnostics Luxembourg S.à. r.l.:

(i) Junior Ranking Partnership Interest Pledge Agreement over the partnership interests in Germany OCD Holding GmbH & Co. KG

(ii) Junior Ranking Share Pledge Agreement over the Shares in Germany OCD Co GmbH

(b) With respect to Germany OCD Co GmbH:

(i) Junior Ranking Partnership Interest Pledge Agreement over the partnership interests in Germany OCD Holding GmbH & Co. KG

(ii) Junior Ranking Account Pledge Agreement

(iii) Confirmation and Amendment Agreement (in relation to the Global Assignment Agreement dated 23 July 2014 as confirmed and amended on 9 August 2017)

(c) With respect to Germany OCD Holding GmbH & Co. KG

(i) Junior Ranking Share Pledge Agreement over the shares in Crimson Germany GmbH

(ii) Junior Ranking Account Pledge Agreement

(iii) Confirmation and Amendment Agreement (in relation to the Global Assignment Agreement dated 23 July 2014 as confirmed and amended on 9 August 2017)

(d) With respect to Crimson Germany GmbH:

(i) Junior Ranking Share Pledge Agreement over the shares in Ortho-Clinical Diagnostics GmbH

(ii) Junior Ranking Account Pledge Agreement

(iii) Confirmation and Amendment Agreement (in relation to the Global Assignment Agreement dated 23 July 2014 as confirmed and amended on 9 August 2017)

(e) With respect to Ortho-Clinical Diagnostics GmbH:

(i) Junior Ranking Account Pledge Agreement

(ii) Confirmation and Amendment Agreement (in relation to the Global Assignment Agreement dated 23 July 2014 as confirmed and amended on 9 August 2017)

French Documents

With respect to Collateral Documents governed by French law, to be delivered within 60 days of the Second Amendment Effective Date (as such date may be extended by the Collateral Agent in its reasonable discretion):

(a) A Second Ranking Securities Account Pledge Agreement related to the shares of Ortho-Clinical Diagnostics France

(b) A Second Ranking Bank Account Pledge Agreement between Ortho-Clinical Diagnostics France, as pledgor, and Barclays Bank PLC, as collateral agent

(c) A Second Ranking Receivables Pledge Agreement between Ortho-Clinical Diagnostics France, as pledgor, and Barclays Bank PLC, as collateral agent

(d) A Second Ranking Pledge over Business Concerns Agreement between Ortho-Clinical Diagnostics France, as pledgor, and Barclays Bank PLC, as collateral agent

(e) A Second Ranking Statement of Pledge

(f) A Second Ranking Certificate of Pledge of Securities Account

(g) Enforceability Opinion of Clifford Chance, French Counsel in relation to the second ranking French security documents

(h) Capacity Opinion of Latham & Watkins A.A.R.P.I., French Counsel in relation to the second ranking French security documents

(i) A certified copy of the shares transfer registers (registres de mouvements de titres) and shareholders’ accounts (comptes d’actionnaires) of Ortho Clinical Diagnostics France

(j) Shareholder’s resolutions (or equivalent) authorizing the entry into the second ranking French security documents

(k) A closing certificate of Ortho Clinical Diagnostics France in a form substantially similar to the certificates required to be delivered pursuant to Section 4(g) of the Amendment

Mortgage Documents

With respect each existing Mortgaged Property, to be provided within 120 days of the Second Amendment Effective Date (as such date may be extended by the Collateral Agent in its reasonable discretion), either:

(a) written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Administrative Agent) from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that: (x) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Existing Credit Agreement, as amended pursuant to this Amendment, for the benefit of the Secured Parties; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Existing Credit Agreement, as amended pursuant to this Amendment, for the benefit of the Secured Parties; or

(b)	the following documentation with respect to the Mortgaged Property:

(i) an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Borrower and Administrative Agent;

(ii) a date down, modification, so called “non-impairment” or other endorsement to the existing Mortgage Policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(iii) a customary legal opinion or opinions, addressed to the Administrative Agent for itself and the benefit of each of the Secured Parties covering the due authorization, execution, delivery and enforceability of the applicable Mortgage as amended by the Mortgage Amendment in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) such affidavits of indemnification as shall be required to induce the title insurance company to issue the endorsements to the Mortgage Policy contemplated in this Schedule II and evidence of payment by the Borrower of all applicable title insurance premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment and issuance of the endorsement to the Mortgage Policy referred to above to the extent invoiced.

EXHIBIT A

AMENDED CREDIT AGREEMENT

EXHIBIT A

MARKED VERSION REFLECTING CHANGES

PURSUANT TO THE AMENDMENT AGREEMENT

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

CREDIT AGREEMENT

DATED AS OF JUNE 30, 2014,

AS AMENDED BY FIRST AMENDMENT TO CREDIT AGREEMENT ON JUNE 6, ~~2017~~2017,

AS AMENDED BY SECOND AMENDMENT TO CREDIT AGREEMENT ON JUNE 8, 2018,

AMONG

ORTHO-CLINICAL DIAGNOSTICS S.A.,

AS LUX BORROWER,

CRIMSON MERGER SUB, INC.,

AS INITIAL U.S. BORROWER,

AND

ORTHO-CLINICAL DIAGNOSTICS, INC.,

AS U.S. BORROWER,

ORTHO-CLINICAL DIAGNOSTICS HOLDINGS LUXEMBOURG S.à R.L.,

AS HOLDINGS,

BARCLAYS BANK PLC,

AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, SWING LINE LENDER AND L/C ISSUER,

THE OTHER LENDERS PARTY HERETO,

BARCLAYS BANK PLC,

GOLDMAN SACHS BANK USA,

CREDIT SUISSE SECURITIES (USA) LLC,

UBS SECURITIES LLC,

AND

NOMURA SECURITIES INTERNATIONAL, INC.,

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS,

GOLDMAN SACHS BANK USA,

CREDIT SUISSE SECURITIES (USA) LLC,

UBS SECURITIES LLC,

AND

NOMURA SECURITIES INTERNATIONAL, INC.,

COLLECTIVELY, AS CO-SYNDICATION AGENT

AND

JEFFERIES FINANCE LLC,

THE ROYAL BANK OF SCOTLAND PLC

AND

SUMITOMO MITSUI BANKING CORPORATION,

AS CO-DOCUMENTATION AGENTS

AND

ING CAPITAL LLC,

AS SENIOR MANAGING AGENT

TABLE OF CONTENTS

Page

ARTICLE I. Definitions and Accounting Terms		1

Section 1.01	Defined Terms	1
Section 1.02	Other Interpretive Provisions	~~72~~77
Section 1.03	Accounting Term	~~74~~79
Section 1.04	Rounding	~~74~~80
Section 1.05	References to Agreements and Laws	~~74~~80
Section 1.06	Times of Day	~~74~~80
Section 1.07	Timing of Payment or Performance	~~74~~80
Section 1.08	Currency Equivalents Generally	~~75~~80
Section 1.09	Change in Currency	~~75~~80
Section 1.10	Letter of Credit Amounts	~~75~~81
Section 1.11	Pro Forma Calculations	~~75~~81
Section 1.12	Calculation of Baskets	~~76~~82
Section 1.13	Guaranty and Security Principles	~~77~~82
Section 1.14	Borrower Representative	~~77~~82
Section 1.15	Foreign Guarantor Provisions	~~77~~82

ARTICLE II. The Commitments and Credit Extensions		~~77~~82

Section 2.01	The Loans	~~77~~82
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~79~~85
Section 2.03	Letters of Credit	~~81~~87
Section 2.04	Swing Line Loans	~~88~~94
Section 2.05	Prepayments	~~90~~96
Section 2.06	Termination or Reduction of Commitments	~~94~~100
Section 2.07	Repayment of Loans	~~95~~101
Section 2.08	Interest	~~96~~102
Section 2.09	Fees	~~97~~102
Section 2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~97~~103
Section 2.11	Evidence of Indebtedness	~~98~~103
Section 2.12	Payments Generally; Administrative Agent’s Clawback	~~98~~104
Section 2.13	Sharing of Payments	~~100~~106
Section 2.14	Incremental Facilities	~~101~~106
~~Section 2.15~~	~~New Incremental Notes~~	~~103~~110
Section 2.16	Cash Collateral	~~104~~112
Section 2.17	Defaulting Lenders	~~105~~113
Section 2.18	Specified Refinancing Debt	~~106~~114
Section 2.19	Permitted Debt Exchanges	~~108~~116

ARTICLE III. Taxes, Increased Costs Protection and Illegality		~~109~~117

Section 3.01	Taxes	~~109~~117
Section 3.02	Currency Equivalents	~~113~~121
Section 3.03	Illegality	~~113~~121
Section 3.04	Inability to Determine Rates	~~114~~122
Section 3.05	Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements	~~114~~122
Section 3.06	Funding Losses	~~115~~123
Section 3.07	Matters Applicable to All Requests for Compensation	~~115~~124
Section 3.08	Replacement of Lenders under Certain Circumstances	~~116~~125

-i-

Page

ARTICLE IV. Conditions Precedent to Credit Extensions		~~118~~126

Section 4.01	Conditions to the Initial Credit Extension on the Closing Date	~~118~~126
Section 4.02	Conditions to All Credit Extensions	~~121~~129

ARTICLE V. Representations and Warranties		130

Section 5.01	Existence, Qualification and Power; Compliance with Laws	130
Section 5.02	Authorization; No Contravention	~~122~~130
Section 5.03	Governmental Authorization; Other Consents	~~122~~130
Section 5.04	Binding Effect	~~122~~131
Section 5.05	Financial Statements; No Material Adverse Effect	~~122~~131
Section 5.06	Litigation	~~123~~131
Section 5.07	Use of Proceeds	~~123~~131
Section 5.08	Ownership of Property; Liens	~~123~~132
Section 5.09	Environmental Compliance	~~123~~132
Section 5.10	Taxes	~~124~~133
Section 5.11	Employee Benefits Plans	~~124~~133
Section 5.12	Subsidiaries; Equity Interests	~~125~~134
Section 5.13	Margin Regulations; Investment Company Act	~~125~~134
Section 5.14	Disclosure	134
Section 5.15	Compliance with Laws	~~126~~134
Section 5.16	Intellectual Property; Licenses, Etc.	~~126~~134
Section 5.17	Solvency	~~126~~135
Section 5.18	Perfection, Etc.	~~126~~135
Section 5.19	Anti-Terrorism Laws; OFAC	135
Section 5.20	Anti-Corruption Laws	~~127~~136
Section 5.21	Central Administration; COMI	~~127~~136
Section 5.22	EEA Financial Institutions	~~127~~136

ARTICLE VI. Affirmative Covenants		~~127~~136

Section 6.01	Financial Statements	136
Section 6.02	Certificates; Other Information	~~129~~138
Section 6.03	Notices	139
Section 6.04	Payment of Taxes	~~131~~140
Section 6.05	Preservation of Existence, Etc.	~~131~~140
Section 6.06	Maintenance of Properties	~~131~~140
Section 6.07	Maintenance of Insurance	~~131~~140
Section 6.08	Compliance with Laws	~~132~~141
Section 6.09	Books and Records	~~132~~141
Section 6.10	Inspection Rights	~~132~~141
Section 6.11	Use of Proceeds	141
Section 6.12	Covenant to Guarantee Obligations and Give Security	142
Section 6.13	Compliance with Environmental Laws	~~134~~143
Section 6.14	Further Assurances	~~134~~143
Section 6.15	Maintenance of Ratings	144
Section 6.16	Post-Closing Undertakings	145
Section 6.17	COMI	~~136~~145
Section 6.18	No Change in Line of Business	~~136~~145
Section 6.19	Transactions with Affiliates	~~136~~145

-ii-

		Page

ARTICLE VII. Negative Covenants		~~139~~148

Section 7.01	Indebtedness	~~139~~148
Section 7.02	Limitations on Liens	~~145~~154
Section 7.03	Fundamental Changes	154
Section 7.04	Asset Sales	155
Section 7.05	Restricted Payments	157
Section 7.06	Burdensome Agreements	164
Section 7.07	Accounting Changes	166
Section 7.08	Financial Covenant	166
Section 7.09	Holding Company	166

ARTICLE VIII. Events of Default and Remedies		167

Section 8.01	Events of Default	167
Section 8.02	Remedies Upon Event of Default	~~160~~169
Section 8.03	Right to Cure	170
Section 8.04	Application of Funds	~~161~~170

ARTICLE IX. Administrative Agent and Other Agents		172

Section 9.01	Appointment and Authorization of Agents	172
Section 9.02	Delegation of Duties	173
Section 9.03	Liability of Agents	~~164~~173
Section 9.04	Reliance by Agents	174
Section 9.05	Notice of Default	~~165~~174
Section 9.06	Credit Decision; Disclosure of Information by Agents	175
Section 9.07	Indemnification of Agents	175
Section 9.08	Agents in their Individual Capacities	~~166~~175
Section 9.09	Successor Agents	176
Section 9.10	Administrative Agent May File Proofs of Claim	177
Section 9.11	Collateral and Guaranty Matters	~~168~~177
Section 9.12	[Reserved]	~~169~~178
Section 9.13	[Reserved]	~~169~~178
Section 9.14	Other Agents; Arranger and Managers	179
Section 9.15	Secured Cash Management Agreements and Secured Hedge Agreements	179
Section 9.16	Appointment of Supplemental Agents, Incremental Arrangers, Incremental Equivalent Debt Arrangers and Specified Refinancing Agents	179
Section 9.17	Intercreditor Agreement	180
Section 9.18	Withholding Tax	~~170~~181
Section 9.19	Authorization of the Administrative Agent for Purposes of Quebec Law.	181
Section 9.20	Certain ERISA Matters	181

ARTICLE X. Miscellaneous		~~171~~183

Section 10.01	Amendments, Etc.	~~171~~183
Section 10.02	Notices; Electronic Communications	~~174~~186
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~176~~188
Section 10.04	Expenses and Taxes	~~176~~188
Section 10.05	Indemnification by the Borrowers	~~177~~189
Section 10.06	Payments Set Aside	~~178~~190
Section 10.07	Successors and Assigns	~~178~~190
Section 10.08	Confidentiality	~~184~~196
Section 10.09	Setoff	~~185~~197

-iii-

Page

Section 10.10	Interest Rate Limitation	~~185~~197
Section 10.11	Counterparts	~~185~~198
Section 10.12	Integration; Effectiveness	~~186~~198
Section 10.13	Survival of Representations and Warranties	~~186~~198
Section 10.14	Severability	~~186~~198
Section 10.15	Governing Law; Jurisdiction; Etc.	~~186~~199
Section 10.16	Service of Process	~~187~~199
Section 10.17	Waiver of Right to Trial by Jury	~~187~~199
Section 10.18	Binding Effect	~~188~~200
Section 10.19	No Advisory or Fiduciary Responsibility	~~188~~200
Section 10.20	Affiliate Activities	~~188~~200
Section 10.21	Electronic Execution of Assignments and Certain Other Documents	~~188~~201
Section 10.22	USA PATRIOT Act	~~189~~201
Section 10.23	Joint and Several Liability of the Borrowers	~~189~~201
Section 10.24	Judgment Currency	~~190~~203
Section 10.25	Waiver of Sovereign Immunity	~~191~~203
Section 10.26	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	203

ARTICLE XI. Lender Loss Sharing Intercreditor Agreement		~~191~~204

Section 11.01	Defined Terms	~~191~~204
Section 11.02	Special Provisions Applicable to Lenders Upon the Occurrence of a Re-Allocation Event	~~192~~204

SCHEDULES[1]

1	Guarantors
1.01(a)	Adjustments to Consolidated EBITDA
1.01(e)	Contracts Prohibiting Subsidiary Guarantees
1.01(f)	Pro Forma Consolidated Financial Statements
1.01(l)	Foreign Collateral Documents and Provisions
1.13	Guaranty and Security Principles
1.15	Foreign Guarantor Provisions
2.01	Commitments and Pro Rata Shares
4.01(a)(x)	Jurisdictions of Local Counsel Opinions
5.08(b)	Owned Real Property
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
6.16	Post-Closing Undertakings
7.01	Closing Date Indebtedness
7.02	Closing Date Liens
7.05	Closing Date Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS[2]

Form of

A-1	Committed Loan Notice
A-2	Request for L/C Credit Extension
B	Swing Line Loan Notice
C-1	Term Note

[1]	Schedules (other than Schedule 2.01) are not being amended in connection with the ~~First~~Second Amendment.
[2]	Exhibits are not being amended in connection with the ~~First~~Second Amendment.

-iv-

C-2	Revolving Credit Note
C-3	Swing Line Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Affiliate Lender Assignment and Assumption
E-3	Administrative Questionnaire
F-1	Holdings Guaranty
F-2	Subsidiary Guaranty
G	Security Agreement
H	Form of Mortgage
I	Solvency Certificate
J	Intercompany Subordination Agreement
K	[Reserved]
L-1	U.S. Tax Compliance Certificate
L-2	U.S. Tax Compliance Certificate
L-3	U.S. Tax Compliance Certificate
L-4	U.S. Tax Compliance Certificate
M-1	Optional Prepayment of Loans
M-2	Optional Prepayment of Swing Line Loans

-v-

This CREDIT AGREEMENT is entered into as of June 30, 2014, as amended by the First Amendment to Credit Agreement dated June 6, ~~2017,~~2017 and as further amended by the Second Amendment to Credit Agreement dated June 8, 2018, among ORTHO-CLINICAL DIAGNOSTICS S.A., a société anonyme governed by the laws of Luxembourg, having its registered office at 5, rue Guillaume Kroll, and registered with the Luxembourg trade and companies register under number B185693 (the “Lux Borrower”), CRIMSON MERGER SUB, INC., a corporation organized under the laws of Delaware (the “Initial U.S. Borrower”), immediately upon consummation of the Merger (as defined below), ORTHO-CLINICAL DIAGNOSTICS, INC., a corporation organized under the laws of New York (the “U.S. Borrower” and together with the Initial U.S. Borrower and the Lux Borrower, collectively, the “Borrowers”), ORTHO-CLINICAL DIAGNOSTICS HOLDINGS LUXEMBOURG S.À R.L., a société à responsabilité limitée governed by the laws of Luxembourg, having its registered office at 5, rue Guillaume Kroll, and registered with the Luxembourg trade and companies register under number B185679 (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BARCLAYS BANK PLC, GOLDMAN SACHS BANK USA, CREDIT SUISSE SECURITIES (USA) LLC, UBS SECURITIES LLC and NOMURA SECURITIES INTERNATIONAL, INC., as Joint Lead Arrangers and Joint Bookrunners, GOLDMAN SACHS BANK USA, CREDIT SUISSE SECURITIES (USA) LLC, UBS SECURITIES LLC and NOMURA SECURITIES INTERNATIONAL, INC., collectively, as Co-Syndication Agents, JEFFERIES FINANCE LLC, THE ROYAL BANK OF SCOTLAND PLC AND SUMITOMO MITSUI BANKING CORPORATION, as Co-Documentation Agents, ING CAPITAL LLC, as Senior Managing Agent, and BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS

Pursuant to that certain Stock and Asset Purchase Agreement, dated January 16, 2014 (together with all exhibits and schedules thereto, collectively, the “Purchase Agreement”), entered into with Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”), and Bermuda Holdco and direct or indirect parent of Holdings and the Borrowers (the “Buyer”) (which Purchase Agreement was entered into pursuant to that certain Final Binding Offer Letter dated as of January 16, 2014 between Johnson & Johnson and the Buyer (the “Final Binding Offer Letter”)), the Buyer will acquire (the “Acquisition”), directly or indirectly, certain assets including the outstanding share capital of a group of entities as set forth in the Purchase Agreement (collectively, the “Company”). In connection with the Acquisition, on or after the Closing Date, the Initial U.S. Borrower will merge with the U.S. Borrower with the U.S. Borrower being the surviving entity (the “Merger”).

The Borrowers requested on the Closing Date that, upon the satisfaction in full of the conditions precedent set forth in Article IV below, the applicable Lenders (a) make term loans in Dollars to the Borrowers in an aggregate principal amount of $2,175,000,000 and (b) make available to the Borrowers a $350,000,000 multicurrency revolving credit facility for the making, from time to time, of revolving loans and swing line loans and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

~~“2019 Dollar Revolving Credit Commitments” means, as to any 2019 Dollar Revolving Credit Lender, its obligation, if any, to (a) make 2019 Dollar Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal and/or face Dollar Amount at any one time outstanding not to exceed the amount of such Lender’s Existing Dollar Multicurrency Revolving Credit Commitment or the amount set forth in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the 2019 Dollar Revolving Credit Commitments of all 2019 Dollar Revolving Credit Lenders was $79,899,999.98 on the First Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.~~

~~“2019 Dollar Revolving Credit Lender” means (a) as of the First Amendment Effective Date, each Dollar Revolving Credit Lender with respect to any Dollar Revolving Credit Commitment of such Lender that has not been extended pursuant to the First Amendment and (b) after the First Amendment Effective Date, each Lender that holds a 2019 Dollar Revolving Credit Commitment.~~

~~“2019 Dollar Revolving Credit Loan” has the meaning specified in Section 2.01(c).~~

~~“2019 Dollar Revolving Final Date” means, with respect to 2019 Dollar Revolving Credit Commitments, Letters of Credit and Swing Line Loans, the date on which the 2019 Dollar Revolving Credit Commitments shall have terminated, no 2019 Dollar Revolving Credit Loans shall be outstanding and the 2019 Dollar Revolving Credit Lenders shall have no more exposure to Letters of Credit.~~

~~“2019 Dollar Tranche” means the Tranche of the 2019 Revolving Credit Facility pursuant to which 2019 Revolving Credit Loans, Letters of Credit or Swing Line Loans are made under the 2019 Dollar Revolving Credit Commitments.~~

~~“2019 Multicurrency Revolving Credit Commitments” means, as to any 2019 Multicurrency Revolving Credit Lender, its obligation, if any, to (a) make 2019 Multicurrency Revolving Credit Loans to the Borrowers pursuant to Section 2.01(d), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal and/or face Dollar Amount at any one time outstanding not to exceed the amount of such Lender’s Existing Multicurrency Revolving Credit Commitment or the amount set forth in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Amount of the 2019 Multicurrency Revolving Credit Commitments of all 2019 Multicurrency Revolving Credit Lenders was $70,291,071.28 on the First Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.~~

~~“2019 Multicurrency Revolving Credit Lender” means (a) as of the First Amendment Effective Date, each Multicurrency Revolving Credit Lender with respect to any Multicurrency Revolving Credit Commitment of such Lender that has not been extended pursuant to the First Amendment and (b) after the First Amendment Effective Date, each Lender that holds a 2019 Multicurrency Revolving Credit Commitment.~~

~~“2019 Multicurrency Revolving Credit Loan” has the meaning specified in Section 2.01(d).~~

~~“2019 Multicurrency Revolving Final Date” means, with respect to 2019 Multicurrency Revolving Credit Commitments, Letters of Credit and Swing Line Loans, the date on which the 2019 Multicurrency Revolving Credit Commitments shall have terminated, no 2019 Multicurrency Revolving Credit Loans shall be outstanding and the 2019 Multicurrency Revolving Credit Lenders shall have no more exposure to Letters of Credit.~~

~~“2019 Multicurrency Tranche” means the Tranche of the 2019 Revolving Credit Facility pursuant to which 2019 Revolving Credit Loans, Letters of Credit or Swing Line Loans are made under the 2019 Multicurrency Revolving Credit Commitments.~~

~~“2019 Revolving Credit Commitment” means, as to each 2019 Revolving Credit Lender, its 2019 Dollar Revolving Credit Commitment and 2019 Multicurrency Revolving Credit Commitment. The aggregate 2019 Revolving Credit Commitment of all 2019 Revolving Credit Lenders was $150,191,071.26 on the First Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.~~

~~“2019 Revolving Credit Facility” means, at any time, the aggregate amount of the 2019 Revolving Credit Lenders’ 2019 Revolving Credit Commitments at such time.~~

~~“2019 Revolving Credit Lender” means, at any time, any Lender that has a 2019 Revolving Credit Commitment at such time (and after the termination of all 2019 Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of 2019 Revolving Credit Loans, Swing Line Loans and/or L/C Obligations).~~

~~“2019 Revolving Credit Loan” has the meaning specified in Section 2.01(d).~~

~~“2021 Dollar Revolving Credit Commitments” means, as to any 2021 Dollar Revolving Credit Lender, its obligation, if any, to (a) make 2021 Dollar Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal and/or face Dollar Amount not to exceed the amount set forth under the heading “2021 Dollar Revolving Credit Commitment” opposite such Lender’s name on Schedule I to the First Amendment or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the 2021 Dollar Revolving Credit Commitments of all 2021 Dollar Revolving Credit Lenders was $120,100,000.03 on the First Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.~~

~~“2021 Dollar Revolving Credit Lender” means (a) as of the First Amendment Effective Date, each Dollar Revolving Credit Lender with respect to any Dollar Revolving Credit Commitment of such Lender that has been extended pursuant to the First Amendment and whose name and the aggregate principal amount of its Dollar Revolving Credit Commitment so extended are set forth on Schedule I to the First Amendment under the heading “2021 Dollar Revolving Credit Commitment” and (b) after the First Amendment Effective Date, each Lender that holds a 2021 Dollar Revolving Credit Commitment.~~

~~“2021 Dollar Revolving Credit Loan” has the meaning specified in Section 2.01(c).~~

~~“2021 Dollar Tranche” means the Tranche of the 2021 Revolving Credit Facility pursuant to which 2021 Revolving Credit Loans, Letters of Credit or Swing Line Loans are made under the 2021 Dollar Revolving Credit Commitments.~~

~~“2021 Multicurrency Revolving Credit Commitments” means, as to any 2021 Multicurrency Revolving Credit Lender, its obligation, if any, to (a) make 2021 Multicurrency Revolving Credit Loans to the Borrowers pursuant to Section 2.01(d), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal and/or face Dollar Amount not to exceed the amount set forth under the heading “2021 Multicurrency Revolving Credit Commitment” opposite such Lender’s name on Schedule I to the First Amendment or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Amount of the 2021 Multicurrency Revolving Credit Commitments of all 2021 Multicurrency Revolving Credit Lenders was $79,708,928.74 on the First Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.~~

~~“2021 Multicurrency Revolving Credit Lender” means (a) as of the First Amendment Effective Date, each Multicurrency Revolving Credit Lender with respect to any Multicurrency Revolving Credit Commitment of such Lender that has been extended pursuant to the First Amendment and whose name and the aggregate principal amount of its Multicurrency Revolving Credit Commitment so extended are set forth on Schedule I to the First Amendment under the heading “2021 Multicurrency Revolving Credit Commitment” and (b) after the First Amendment Effective Date, each Lender that holds a 2021 Multicurrency Revolving Credit Commitment.~~

~~“2021 Multicurrency Revolving Credit Loan” has the meaning specified in Section 2.01(d).~~

~~“~~2021 Multicurrency Tranche~~” means the Tranche of the 2021 Revolving Credit Facility pursuant to which 2021 Revolving Credit Loans, Letters of Credit or Swing Line Loans are made under the 2021 Multicurrency Revolving Credit Commitments.~~

~~“~~2021 Revolving Credit Commitment~~” means, as to each 2021 Revolving Credit Lender, its 2021 Dollar Revolving Credit Commitment and 2021 Multicurrency Revolving Credit Commitment. The aggregate 2021 Revolving Credit Commitment of all 2021 Revolving Credit Lenders was $199,808,928.77 on the First Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.~~

~~“~~2021 Revolving Credit Facility~~” means, at any time, the aggregate amount of the 2021 Revolving Credit Lenders’ 2021 Revolving Credit Commitments at such time.~~

~~“~~2021 Revolving Credit Lender~~” means, at any time, any Lender that has a 2021 Revolving Credit Commitment at such time (and after the termination of all 2021 Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of 2021 Revolving Credit Loans, Swing Line Loans and/or L/C Obligations).~~

~~“2021 Revolving Credit Loan” has the meaning specified in Section 2.01(d).~~

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” has the meaning specified in the Preliminary Statements of this Agreement.

“Acquisition Representations” means the representations made by Johnson & Johnson with respect to the Company and its Subsidiaries in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Buyer or any of its Affiliates has the right to terminate the obligations of Buyer or any of its Affiliates, or the right to decline to consummate the Acquisition, under the Purchase Agreement (pursuant to the terms thereof) as a result of a breach of one or more of such representations in the Purchase Agreement.

~~“Additional Initial Term Borrowing” means a borrowing consisting of simultaneous Additional Initial Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Additional Initial Term Lender pursuant to Section 2.01(a), in each case, (i) on the First Amendment Effective Date and (ii) of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period as the Initial Term Loans outstanding immediately prior to such Additional Initial Term Borrowing.~~

~~“Additional Initial Term Commitment” means, with respect to the Additional Initial Term Lender, its commitment to make an Initial Term Loan on the First Amendment Effective Date in an aggregate principal amount equal to $200,000,000.~~

~~“Additional Initial Term Lender” means the Person identified as “First Amendment Incremental Term Lender” on the signature page to the First Amendment.~~

~~“Additional Initial Term Loans” has the meaning specified in Section 2.01(a).~~

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum equal to (a) with respect to any Eurocurrency Rate Borrowing denominated in Dollars, the greater of (i) the Eurocurrency Rate based on clause (a) of the definition of “Eurocurrency Rate” with respect to Dollars for such Interest Period, multiplied by the Statutory Reserve Rate and (ii) solely with respect to

Initial Term Loans ~~(including, for the avoidance of doubt, Additional Initial Term Loans), 1.00~~, 0.00% per annum, (b) with respect to any Eurocurrency Rate Borrowing denominated in Euros, the Eurocurrency Rate based on clause (b) of the definition of “Eurocurrency Rate” with respect to Euros for such Interest Period and (c) with respect to any Eurocurrency Rate Borrowing denominated in any Alternative Currency (other than Euros), the Eurocurrency Rate based on clause (c) of the definition of “Eurocurrency Rate” with respect to such other Alternative Currency for such Interest Period. The Adjusted Eurocurrency Rate for any Eurocurrency Rate Borrowing that includes the Statutory Reserve Rate as a component of the calculation will be adjusted automatically with respect to all such Eurocurrency Rate Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Agent” means Barclays, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-3 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Lender Assignment and Assumption” has the meaning specified in Section 10.07(i)(i).

“Affiliate Lenders” means, collectively, the Sponsor and its respective Affiliates (other than Holdings, the Borrowers and any of their respective Subsidiaries).

“Affiliate Transaction” shall have the meaning specified in Section 6.19(a).

“Agent-Related Persons” means each Agent, together with its Related Parties.

“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided, that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Arrangers, ~~the First Amendment Arranger,~~ the Syndication Agent, the Co-Documentation Agents and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.24.

“All-in Yield” means the yield of such Indebtedness, whether in the form of interest rate, margin, OID, upfront fees, index floors or otherwise, in each case payable generally to lenders by the Borrowers, provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity, and shall not include arrangement fees, structuring fees, ticking fees, commitment fees, unused line fees, underwriting fees and any amendment and similar fees (regardless of whether paid in whole or in part to the relevant lenders).

“Alternative Currency” means Euros, Pounds Sterling and Yen.

“Anticipated Cure Deadline” has the meaning specified in Section 8.03(a).

“Anti-Corruption Laws” shall have the meaning set forth in Section 5.20.

“Applicable Commitment Fee” means a percentage per annum equal to (a) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Closing Date, 0.50% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to First Lien Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Commitment Fee
Pricing Level	First Lien Net Leverage Ratio	Applicable Commitment Fee
1	<~~2.50~~3.50:1.00	0.375%
2	>~~2.50~~3.50:1.00	~~0.50~~0.500%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply without regard to the First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to the Initial Term Loans, (i)  ~~3.75~~from the Second Amendment Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Second Amendment Effective Date, 3.25% per annum for Eurocurrency Rate Loans and ~~(ii)  2.75~~2.25% per annum for Base Rate Loans~~;~~, and (ii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

~~(b) with respect to the Revolving Credit Facility, (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Closing Date, 3.50% per annum for Eurocurrency Rate Loans, and 2.50% per annum for Base Rate Loans, and (ii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):~~

Applicable Rate
Pricing Level	First Lien Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
~~1~~	~~≥ 2.50:1.00~~	~~3.50%~~	~~2.50%~~
~~2~~1	~~< 2.50:1.00, but~~ ≥ 2.00> 3.75:1.00	3.25%	2.25%
~~3~~2	~~<2.00~~3.75:1.00	3.00%	2.00%

provided that such applicable percentages shall decrease by 25 basis points after the consummation of a Qualified IPO; and

(b) with respect to the Revolving Credit Facility, (i) from the ~~Closing~~Second Amendment Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the ~~Closing~~Second Amendment Effective Date, ~~3.50~~3.00 % per annum for Eurocurrency Rate Loans~~,~~ and ~~2.50~~2.00 % per annum for Base Rate Loans, and (ii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	First Lien Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	> 3.50:1.00	3.00%	2.00%
2	<3.50:1.00, but > 3.00:1.00	2.75%	1.75%
3	< 3.00:1.00	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 1” shall apply without regard to the First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Appropriate Lender” means, at any time, (a) with respect to any Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders, (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders, (d) with respect to any New Term Facility, a Lender that holds a New Term Loan at such time, and (e) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Term Loans or Specified Refinancing Revolving Loans.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means each of ~~Barclays (including as~~the Original Arrangers, the First Amendment Arranger ~~in respect ofand~~ the ~~First~~Second Amendment~~), Goldman Sachs, CS Securities, UBS Securities LLC and Nomura~~ Arrangers, in their respective capacities as exclusive joint lead arrangers and bookrunners.

“Asset Sale” means:

(a) the sale, conveyance, transfer or other Disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale-leaseback) of the Lux Borrower or any Restricted Subsidiary, or

(b) the issuance or sale of Equity Interests (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 7.01 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Lux Borrower or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),

(each of the foregoing referred to in this definition as a “Disposition”). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Lux Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property to lapse or become abandoned);

(b) the sale, conveyance, lease or other disposition of all or substantially all of the assets of either the Lux Borrower or the Restricted Subsidiaries in compliance with the provisions of Section 7.04 or any Disposition that constitutes a Change in Control;

(c) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 or any Permitted Investment;

(d) any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than $40 million;

(e) any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to the Lux Borrower or by the Lux Borrower or a Restricted Subsidiary to another Restricted Subsidiary;

(f) the creation of any Lien permitted under this Agreement;

(g) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;

(i) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(j) a sale or transfer of accounts receivable, or participations therein, and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(k) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(l) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value, as determined in good faith by the Borrower Representative;

(m) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business of the Lux Borrower and the Restricted Subsidiaries;

(n) the sale in a sale-leaseback transaction of any property acquired after the Closing Date within twelve months of the acquisition of such property; provided such sale is for at least Fair Market Value;

(o) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Lux Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(p) Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under the second and third paragraphs of Section 7.04) Dispositions necessary or advisable (as determined by the Borrower Representative in good faith) in order to consummate any acquisition of any Person, business or assets;

(q) Dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the Joint Venture parties set forth in Joint Venture arrangements and similar binding arrangements;

(r) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(t) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Asset Sale are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased); provided such Disposition is for at least Fair Market Value; and

(u) a sale or transfer of equipment receivables, or participations therein, and related assets, in each case, in the ordinary course of business for at least Fair Market Value.

For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Audited Financial Statements” means the audited combined balance sheet of the Company for the fiscal years ended January 1, 2012, December 30, 2012 and December 29, 2013, and the related combined statements of income, equity and comprehensive income, and cash flows for such fiscal years of the Company, including the notes thereto.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(c)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Barclays” means Barclays Bank PLC.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate on such day plus 1/2 of 1%, (b) the Prime Lending Rate on such day and (c) the Adjusted Eurocurrency Rate for Loans denominated in Dollars published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month plus 1% and (d) solely with respect to Initial Term Loans, 2.00% per annum.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bermuda Holdco” means Ortho-Clinical Bermuda Co. Ltd. (formerly known as Crimson Bermuda Co. Ltd.), a Bermuda exempted limited liability company, and its successors.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Borrowers and the Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrower Representative” means the entity appointed to act on behalf of the Borrowers pursuant to Section 1.14.

“Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means:

(1) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City; and

(2) (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings and disbursements in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day described in clause (1) above that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in an Alternative Currency other than Euros, any fundings and disbursements in such Alternative Currency and, solely with respect to Eurocurrency Rate Loans denominated in Pounds Sterling, settlements and payments in Pounds Sterling, in respect of any such Eurocurrency Rate Loan, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day described in clause (1) above which is also a day on which dealings in deposits in such Alternative Currency are conducted by and between banks in the London interbank market;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day described in clause (1) above that is also a TARGET Day; and

(d) if such day relates to a Eurocurrency Rate Loan denominated in an Alternative Currency other than Euros or Pound Sterling, any fundings, disbursements, settlements or payments in such Alternative Currency, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Buyer” has the meaning specified in the preliminary statements of this Agreement.

“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated) or, if the Administrative Agent, L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support (including by backstop with a letter of credit satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the common equity (or preferred equity with terms reasonably satisfactory to the Administrative Agent) capital of a Borrower or any Guarantor and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the Lux Borrower or any of its Restricted Subsidiaries:

(1) Dollars, Canadian Dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member state of the European Union and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;

(2) securities issued or directly and guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million in the case of domestic banks or $100 million (or the dollar equivalent thereof) in the case of foreign banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(5) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Lux Borrower) rated at least ‘‘A-2’’ or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsor) with a rating of ‘‘A’’ or higher from S&P or ‘‘A-2’’ or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least ‘‘A-2’’ or ‘‘P-2’’ from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8) investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Foreign Subsidiary is located or in which such investment is made.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to any Loan Party.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement or (iii) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Cash Management Agreement.

“Cash Management Services” means any cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services, other demand deposit or operating account relationships and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by any Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.

A “Change in Control” will be deemed to occur if:

(a) at any time, (i) Holdings ceases to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrowers, (ii) a “change of control” (or comparable event) occurs under the Senior Notes Indenture or the documentation governing any Permitted Refinancing in respect of the foregoing or (iii) a majority of the seats (other than vacant seats) on the board of directors of Bermuda Holdco shall at any time be occupied by persons who were not (A) nominated by the board of directors of Bermuda Holdco or a Permitted Holder, (B) appointed by directors so nominated or (C) appointed by a Permitted Holder; or

(b) at any time prior to the consummation of a Qualified IPO, the Permitted Holders, taken together, shall cease to beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Equity Interests representing at least ~~a majority~~33.0% of the aggregate ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis but not giving effect to contingent voting rights not yet vested); or

(c) at any time after the consummation of a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) of Voting Equity Interests of Holdings representing both (i) more than ~~35~~33.0% of the aggregate ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested) and (ii) more than the percentage of the aggregate ordinary voting power for the election of directors of Holdings that is at the time beneficially owned (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by the Permitted Holders, taken together (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested).

“Closing Date” means June 30, 2014.

“Co-Documentation Agents” means Jefferies Finance LLC, The Royal Bank of Scotland plc and Sumitomo Mitsui Banking Corporation.

“Co-Syndication Agent” means, collectively, Goldman Sachs, CS Securities, UBS Securities LLC and Nomura.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of (i) the Collateral Agent for the benefit of the Secured Parties and/or (ii) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law.

“Collateral Agent” means Barclays, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages (if any), those certain foreign security and pledge agreements listed on Schedule 1.01(l) (as such schedule may be amended or supplemented from time to time), each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, 6.14 or 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of (i) the Collateral Agent for the benefit of the Secured Parties and/or (ii) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law.

“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.

“Commitment Letter” means the Commitment Letter dated as of January 16, 2014, among Buyer, Barclays, Credit Suisse, Goldman Sachs, UBS and Nomura, as supplemented by the Waiver and Joinder Agreements.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the Preliminary Statements to this Agreement.

“Company Competitor” means any Person that competes with the business of Holdings, the Borrowers and their Subsidiaries from time to time.

“Company Material Adverse Effect” means any effect, circumstance, event, development or change that, individually or in the aggregate with all other effects, circumstances, events, developments or changes, has been or would reasonably be expected to be materially adverse to the business, assets, results of operations or financial condition of the Business (as defined in the Purchase Agreement), taken as a whole; provided that none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (a) the failure of the Business to meet projections or forecasts (for the avoidance of doubt, any underlying cause for any such failure shall not be excluded by this clause (a)); or (b) any adverse effect or change arising from or relating to (i) the economy in general, or the securities, syndicated loan, credit or financial markets,

(ii) the economic, business, financial or regulatory environment (including changes with respect to pricing or reimbursement by any insurance provider or other commercial entity or any governmental payor whether stemming from United States healthcare reform initiatives or otherwise) generally affecting the industries or any geographic markets in which the Business operates, (iii) an act of terrorism or an outbreak or escalation of hostilities or war (whether declared or not declared) or any natural disasters or any national or international calamity or crisis, (iv) any Excluded Asset or Excluded Liability (in each case, as defined in the Purchase Agreement), (v) changes or proposed changes in applicable Law or GAAP (or the applicable accounting standards in any jurisdiction outside of the United States) or the enforcement thereof, (vi) the negotiation, execution, announcement or pendency of the Transactions or (A) solely to the extent resulting therefrom, any loss of employees or customers, any cancellation of or delay in customer orders, any disruption in supplier, distributor or similar relationships or (B) any action taken pursuant to Section 6.06 of the Purchase Agreement, (vii) currency fluctuations or (viii) changes or effects that are the result of actions of Buyer or any of its Affiliates or actions of Seller or any of its Affiliates that are consented to in writing by Buyer or any of its Affiliates, except (I) in the case of clauses (i), (ii), (iii), (v) and (vii), to the extent that the Business is materially disproportionately affected thereby, as compared to other companies or businesses participating in the industries in which the Business operates and (II) in the case of clause (vi), in connection with any representation or warranty in the Purchase Agreement specifically addressing the negotiation, execution, announcement or pendency of the Transactions (or any conditions with respect thereto). Capitalized terms in the preceding definition, other than “Purchase Agreement,” are used as defined in the Purchase Agreement attached as Exhibit 1 to the Final Binding Offer Letter as in effect on January 16, 2014.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D or such other form as may be agreed between the Borrower Representative and the Administrative Agent.

“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets of such Person and its Restricted Subsidiaries on a consolidated basis that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person and its Restricted Subsidiaries on a consolidated basis, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees, (v) amounts related to current or deferred taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in clauses (iv) and (v) are non-cash items) and (vi) in the event that a Qualified Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Qualified Receivables Financing minus (y) collection by such Person against the amounts sold pursuant to clause (x).

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) the current portion of pension liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale and (j) any L/C Obligations, Swing Line Loans or Revolving Credit Loans and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility.

“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(1) increased, in each case to the extent deducted and not added back in calculating such Consolidated Net Income (and without duplication), by:

(a) provision for taxes based on income, profits or capital, including federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; provided that Day Two Country Payments shall be increased to the extent of local statutory taxes affecting the amount of any such Day Two Country Payments; plus

(b) Consolidated Interest Expense; plus

(c) [reserved]; plus

(d) all depreciation and amortization charges and expenses, including amortization for upfront payments related to any contract signing and signing bonus and incentive payments; plus

(e) the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a wholly owned Restricted Subsidiary of such Person, except to the extent of cash distributions in respect thereof; plus

(f) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any Parent Holding Company or any of the Permitted Holders (or any other Person who becomes a beneficial owner in the common equity of the Lux Borrower (or a Permitted Parent) after the Second Amendment Effective Date), in each case, to the extent permitted by Section 7.05; plus

(g) earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period; plus

(h) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management and all losses, charges and expenses related to payments made to holders of options or other derivative equity interests in the common equity of such Person or any Parent Holding Company in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(i) all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(j) all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities that were not already excluded in calculating such Consolidated Net Income; plus

(k) restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with the Transactions and acquisitions after the Closing Date, project start-up costs, costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(l) Pro Forma Cost Savings; plus

(m) amounts included on Schedule 1.01(a), attached hereto; plus

(n) [reserved]; plus

(o) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(p) with respect to any Joint Venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a), (b) and (d) above relating to such Joint Venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such Joint Venture’s Consolidated Net Income (determined as if such Joint Venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; and

(2) decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date and (ii) the amount of any minority interest income consisting of a subsidiary loss attributable to minority equity interest of third parties in any non-wholly owned subsidiary (to the extent not deducted from Consolidated Net Income for such period)~~.~~; and

(3) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; provided that this clause (3) shall take effect as of the fiscal quarter ended March 31, 2018.

“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any asset or property of the Borrowers or any Restricted Subsidiary; provided that such Consolidated Funded Indebtedness (i) is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations or (ii) is not secured by Liens on the Collateral that are expressly junior to the Liens securing the Obligations.

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments) and (a)(iv) (but solely in respect of the amount of outstanding Indebtedness of the type described in (a)(iv) that is in excess of $10 million) and (b) (in respect of Indebtedness of the type described in (a)(i), (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and (a)(iv) (but solely in respect of the amount of Indebtedness of the type described in (a)(iv) that is in excess of $10 million)) of the definition of Indebtedness, of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Agreements, and any Receivables Financing and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, and all discounts, commissions, fees and other charges associated with any Receivables Financing); plus

(b) consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP; provided that (without duplication):

(a) all net after-tax extraordinary, nonrecurring or unusual gains, losses, income, expenses and charges, and in any event including, without limitation, all restructuring, severance, relocation, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges (including the SAP implementation contemplated in connection with the Transactions), start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or any acquisition or Permitted Investment, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to the Transactions or any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses) incurred before, on or after the Closing Date), will be excluded;

(b) all (i) losses, charges and expenses relating to the Transactions, (ii) transaction fees, costs and expenses incurred in connection with the consummation of any Equity Issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness permitted to be incurred under this Agreement (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions, and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;

(c) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(d) all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(e) all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;

(f) all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;

(g) any non-cash or unrealized currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Swap Contracts for currency exchange risk), will be excluded;

(h) (i) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) the net income for such period will include any ordinary course dividends, distributions or other payments in cash (or converted into cash) received from any such Person during such period in excess of the amounts included in clause (i) above;

(i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period will be excluded;

(j) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(k) all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, will be excluded;

(l) all non-cash expenses realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;

(m) any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(n) accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within 24 months after the Closing Date will be excluded;

(o) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(p) all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing will be excluded;

(q) (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(r) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-days period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (r);

(s) to the extent not included in (or deducted from) net income, Day Two Country Payments will be included (to the extent received or accrued as a receivable) or deducted (to the extent paid or accrued as a liability), as the case may be;

(t) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(u) non-cash charges for deferred tax asset valuation allowances will be excluded;

(v) cash dividends or returns of capital from Investments, in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;

(w) solely for the purpose of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05, and without duplication of provisions under clause (c) of the first paragraph of Section 7.05 with respect to cash dividends or returns on investments, the net income (or loss) for such period of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause); and

(x) any Initial Public Company Costs will be included.

For the purpose of Section 7.05 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under clause (c)(5) or (c)(6) of the first paragraph of Section 7.05.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, indemnification assets in connection with the Transactions, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth in the most recent consolidated balance sheet of the Lux Borrower and its Restricted Subsidiaries and computed in accordance with GAAP; provided that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated balance sheet of the Company and its Subsidiaries set forth on Schedule 1.01(f) hereto.

“Consulting Services Agreement” means that certain Consulting Services Agreement between the Lux Borrower or any of its Affiliates, on the one hand, and the Sponsor, on the other hand to be entered into on or around the Closing Date, as the same may be amended, restated, modified or replaced, from time to time, to the extent that, in the good faith judgment of the board of directors of the Lux Borrower or any Parent Holding Company, such amendment, modification or replacement is not less advantageous to the Lenders in any material respect than the Consulting Services Agreement entered into on or around the Closing Date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of the Lux Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the common equity capital (or in respect of Preferred Stock on terms reasonably satisfactory to the Administrative Agent) of the Lux Borrower or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by the Lux Borrower or any other Restricted Subsidiary to its capital) after the Closing Date and, in each case, designated as a Cash Contribution Amount; provided that such Contribution Indebtedness (a) is incurred within 210 days after the date of such Cash Contribution and is designated as Contribution Indebtedness pursuant to a certificate signed by a Responsible Officer of the Lux Borrower on the incurrence date thereof.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.

“Controlled Foreign Subsidiary” means any Subsidiary of the U.S. Borrower (or of any Subsidiary Guarantor that is organized under the laws of the United States, any state thereof or the District of Columbia) that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Credit Agreement” means (i) this Agreement and (ii) if designated by the Borrower Representative to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under this Agreement), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Suisse” means CS, CS Securities and their respective affiliates, and its successors.

“CS” means Credit Suisse AG acting through such of its affiliates or branches as it deems appropriate, and its successors.

“CS Securities” means Credit Suisse Securities (USA) LLC.

“Cure Amount” has the meaning specified in Section 8.03(a).

“Cure Equity” has the meaning specified in Section 8.03(a).

“Cure Right” has the meaning specified in Section 8.03(a).

“Day Two Country Payments” means amounts equal to the amount received, paid, owed to or by or accrued by the Borrowers or any Restricted Subsidiary in respect of the EBITDA, net of local statutory tax, of each Non-Principal Country Unit.

“Debt Fund Affiliate” means any Affiliate of the Sponsor (other than Holdings and its Subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of any such Affiliate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(c).

“Declining Lender” has the meaning specified in Section 2.05(c).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Eurocurrency Rate Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Eurocurrency Rate Loans may not be converted to, or continued as, Eurocurrency Rate Loans, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Initial Term Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrowers or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, solely with respect to a Revolving Credit Lender, under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-in Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the Closing Date. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrowers, each L/C Issuer, each Swing Line Lender and each Lender.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Lux Borrower or any of the Restricted Subsidiaries in connection with a Disposition made pursuant to Section 7.04(2)(c) that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Borrower Representative setting forth the basis of such Fair Market Value (with the amount of Designated Non-Cash Consideration in respect of any Disposition being reduced for purposes of Section 7.04(2)(c) to the extent the Lux Borrower or any of the Restricted Subsidiaries converts the same to cash or Cash Equivalents within 180 days following the closing of the applicable Disposition).

“Designated Preferred Stock” means Preferred Stock of Holdings or any direct or indirect parent of Holdings, as applicable (other than Excluded Equity), that is issued after the Closing Date for cash and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate of the Borrower Representative, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Lux Borrower (if issued by Holdings or any other direct or indirect parent of Holdings) and excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the asset sale and change of control provisions pursuant to Section 7.04 and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions pursuant to Section 7.04),

(2) is convertible or exchangeable for Indebtedness or Disqualified Equity Interests, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to the date that is 91 days after the Latest Maturity Date of the Term Loans at the time of issuance of the respective Disqualified Equity Interest; provided that only the portion of Equity Interests that so mature or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Lux Borrower or its Subsidiaries or a direct or indirect parent of the Lux Borrower or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Lux Borrower or its Subsidiaries or a direct or indirect parent of the Lux Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms requires such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests.

“Disqualified Institution” means (a) each bank, financial institution or other institutional lender identified on a list made available to the Administrative Agent on January 16, 2014, (b) any Company Competitor identified on a list made available to the Administrative Agent from time to time ~~and~~, (c) as to any entity referenced in each of clauses (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s known Affiliates readily identifiable solely by name, but excluding any Affiliate that is primarily engaged in, or that advises funds, or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of such entity and (d) subject to the Administrative Agent’s consent (which shall not be unreasonably withheld, ~~delayed or conditioned),~~ conditioned or delayed), each bank, financial institution or other institutional lender identified to the Administrative Agent by the Borrowers from time to time. It is understood and agreed that no updates to the Disqualified Institution list shall be deemed to retroactively disqualify any Persons that have previously acquired an assignment or participation interest in the Loans or the Commitments. Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be available to the Lenders on the Platform or another similar electronic system to the extent the Borrower desires to prevent any such Disqualified Institution from being a Participant. For the purposes of clause (b), such list shall be made available to the Administrative Agent pursuant to Section 10.02.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Loan denominated in an Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 1.09; and

(c) with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 1.09(a) and Section 3.02.

“Dollar Revolving Credit Commitments” means, as to any Dollar Revolving Credit Lender, its ~~2019 Dollar Revolving Credit Commitments and/or its 2021~~obligation, if any, to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal and/or face Dollar Amount not to exceed the amount set forth under the heading “Dollar Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The original Dollar Revolving Credit Commitments~~, as the case may be.~~ shall be $200,000,000 on the Second Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Dollar Revolving Credit Lender” means, at any time, any Lender that has a Dollar Revolving Credit Commitment at such time.

“Dollar Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Dollar Tranche” means the ~~2019 Dollar Tranche and/or the 2021~~ Tranche of the Revolving Credit Facility pursuant to which Revolving Credit Loans, Letters of Credit or Swing Line Loans are made under the Dollar ~~Tranche, as the case may be~~Revolving Credit Commitments.

“Domestic Loan Party” means the U.S. Borrower and each Subsidiary Guarantor that is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary of the Lux Borrower that (i) is organized under the laws of the United States, any state thereof or the District of Columbia, (ii) is not a Subsidiary of a Controlled Foreign Subsidiary and (iii) is not a FSHCO.

“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower Representative:

(a) Notice Procedures. In connection with any Auction, the Borrower Representative shall provide notification to the Administrative Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $2,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Administrative Agent.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower Representative, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which Holdings or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Holdings or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdings or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdings or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdings or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, Holdings or any of its Subsidiaries, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by Holdings or such Subsidiary, as applicable) reasonably acceptable to the Administrative Agent and the Borrowers.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” has the meaning given to such term in the definition of the Transaction.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; (k) any Foreign Benefit Event or (l) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrowers or any Subsidiary.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Rate” means~~,~~ for any Interest Period:

(a) ~~(a) in the case of any Eurocurrency Rate Loan denominated in Dollars:~~in the case of any Eurocurrency Rate Loan denominated in Dollars, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Eurocurrency Rate will be deemed to be zero;

~~(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate administered by ICE Benchmark Administration that appears on the Reuters Screen LIBOR01 (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period; or~~

~~(ii) if the rate referenced in the preceding clause (a)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays the London interbank offered rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period; or~~

~~(iii) if the rates referenced in the preceding clauses (a)(i) and (a)(ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period;~~

~~(b) in the case of any Eurocurrency Rate Loan denominated in Euros:~~

~~(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or~~

~~(ii) if the rate referenced in the preceding clause (b)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average Banking Federation of the European Union Interest Settlement Rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or~~

~~(iii) if the rates referenced in the preceding clauses (b)(i) and (b)(ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Euros for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the European interbank market at their request at approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period;~~

~~(c) in the case of any Eurocurrency Rate Loan denominated in an Alternative Currency other than Euros:~~

~~(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page LIBOR01 (or any successor thereto) that displays an offered rate administered by ICE Benchmark Administration that appears for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period; or~~

~~(ii) if the rate referenced in the preceding clause (c)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an offered rate administered by ICE Benchmark Administration for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in~~

~~the London interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period; or~~

~~(iii) if the rates referenced in the preceding clauses (c)(i) and (c)(ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in such Alternative Currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period; and~~

(b) in the case of any Eurocurrency Rate Loan denominated in Euros, (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the EURIBOR01 page) (the “EURIBOR Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euros, determined as of approximately 11:00 a.m. (Brussels time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the EURIBOR Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euros, determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the commencement of such Interest Period; provided that if EURIBOR Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the EURIBOR Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Eurocurrency Rate will be deemed to be zero;

(c) in the case of any Eurocurrency Rate Loan denominated in an Alternative Currency other than Euro, (i) the rate per annum determined by the Administrative Agent to be the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Alternative Currency, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Alternative Currency, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Eurocurrency Rate will be deemed to be zero; and

(d) ~~(d)~~ for any interest calculation with respect to a Base Rate Loan, to the extent applicable, on any date:, (i) the rate per annum ~~equal to the rate~~ determined by the Administrative Agent to be ~~the offered rate that appears on the Reuters Screen LIBOR01 (or any successor thereto) for one-month deposits in Dollars offered in the London interbank market~~LIBO Rate for one month deposits (for delivery on the first day of such Interest Period) ~~commencing on such date~~in Dollars, determined as of approximately 11:00 a.m. (London, ~~England~~ time), two Business Days prior to the commencement of such ~~date~~; Interest Period, or (ii) ~~if~~ in the event the rate referenced in the preceding clause (~~d)(~~i) does not appear on such page or service or if such page or service shall ~~not~~cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service ~~that~~which displays ~~an offered rate administered by ICE~~

~~Benchmark Administration~~the LIBO Rate for one- month deposits ~~in Dollars offered in the London interbank market~~ (for delivery on the first day of such Interest Period) ~~commencing on such date~~in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such ~~date; or~~

~~(iii) if the rates referenced in~~Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (~~d)(i) and (d)(ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the date if determination in Same Day Funds in the approximate amount of the Base Rate Loan being made and with a term equal to one month would be offered by a London Affiliate of the Administrative Agent to major banks in the London interbank market at their request at the date and time of such determination.provided that~~i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Eurocurrency Rate ~~shall not~~will be deemed to be ~~less than 0.00% per annum.~~ zero.

“Eurocurrency Rate Loan” means a Loan, whether denominated in Dollars or in an Alternative Currency, which bears interest at a rate based on the applicable Adjusted Eurocurrency Rate.

“Euros” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, minus (without duplication and without duplication of deductions or additions in any prior or future period):

(a) repayments, prepayments and other cash payments made with respect to the principal of any Indebtedness or the principal component of any Capitalized Lease Obligations of such Person or any of its Restricted Subsidiaries during such period (excluding voluntary and mandatory prepayments of Term Loans, but including all premium, make-whole or penalty payments paid in cash (to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments are not otherwise prohibited under this Agreement) and all repayments with respect to revolving Indebtedness to the extent accompanied by a corresponding reduction in commitments); provided that, with respect to any mandatory prepayment of Indebtedness (other than, for the avoidance of doubt, Term Loans), such prepayments shall only be deducted pursuant to this clause (a) to the extent not deducted in the computation of net proceeds in respect of the asset disposition or condemnation giving rise thereto; minus

(b) (i) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of capital expenditures, acquisitions of intellectual property, acquisitions, Investments and Restricted Payments (excluding Restricted Payments made pursuant to clause (c) of the first paragraph of Section 7.05, and pursuant to clauses (2), (3), (8), (9), (12), (17), (18) and (21) of the second paragraph of Section 7.05 (other than any such Restricted Payments made to pay interest expense for Indebtedness of Holdings or any Parent Holding Company) and Permitted Investments pursuant to clauses (1), (2), (3), (5), (9), (14), (15), (18), (20), (23) and (24) of the definition thereof), and (ii) cash payments that such Person or any of its Restricted Subsidiaries is required to make in respect of capital expenditures, acquisitions of intellectual property, acquisitions and Investments within 365 days after the end of such period pursuant to binding obligations entered into prior to or during such period; provided that amounts described in this clause (ii) will not reduce Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Excess Cash Flow in the subsequent period; minus

(c) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of (i) long-term liabilities other than Indebtedness or (ii) items for which an accrual or reserve was established in a prior period, in each case to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income; minus

(d) (i) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Taxes (including distributions to any Parent Holding Company in respect of Taxes), to the extent such payments exceed the amount of tax expense deducted in calculating such Consolidated Net Income, and (ii) cash payments that such Person or any of its Restricted Subsidiaries will be required to make in respect of Taxes (including distributions to any Parent Holding Company in respect of Taxes) within 180 days after the end of such period; provided that amounts described in this clause (ii) will not reduce Excess Cash Flow in subsequent periods; minus

(e) all cash payments and other cash expenditures made by such Person or any of its Restricted Subsidiaries during such period (i) with respect to items that were excluded in the calculation of such Consolidated Net Income pursuant to clauses (a) through (x) of the definition of Consolidated Net Income or (ii) that were not expensed during such period in accordance with GAAP; minus

(f) all non-cash credits included in calculating such Consolidated Net Income (including insured or indemnified losses referred to in clauses (r) and (t) of Consolidated Net Income to the extent not reimbursed in cash during such period); minus

(g) an amount equal to the sum of (i) the increase in the Working Capital of such Person during such period, if any, plus (ii) the increase in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any; plus

(h) all non-cash charges, losses and expenses (including, without limitation, taxes) of such Person or any of its Restricted Subsidiaries that were deducted in calculating such Consolidated Net Income; plus

(i) all cash payments received by such Person or any of its Restricted Subsidiaries during such period with respect to Swap Contracts that were not treated as revenue or net income under GAAP; plus

(j) an amount equal to the sum of (i) the decrease in Working Capital of such Person during such period, if any, plus (ii) the decrease in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any (other than any such increases contemplated by clauses (i) and (ii) of this clause (j) that are directly attributable to acquisitions of a Person or business unit by the Borrower and its Restricted Subsidiaries during such period); plus

(k) all amounts referred to in clauses (a) and (b) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (other than proceeds of revolving loans) and the sale or issuance of Equity Interests.

“Excess Cash Flow Period” means any fiscal year of the Borrowers, commencing with the fiscal year ending on or about January 3, 2016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrowers (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.19; provided that the Borrowers shall not designate the Administrative Agent as the Exchange Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Exchange Agent); provided, further, that neither the Borrowers nor any of their Affiliates may act as the Exchange Agent.

“Exchange Rate” means on any day with respect to any Alternative Currency, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters “FXFIX” Page for such currency; in the event that such rate does not appear on any Reuters “FXFIX” Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Lux Borrower after the Closing Date from:

(1) contributions to its common equity capital, and

(2) the sale of Equity Interests (other than Excluded Equity) of the Lux Borrower,

in each case designated as Excluded Contributions pursuant to an officer’s certificate of a Responsible Officer on or promptly after such contribution or sale, or that has been utilized to make a Restricted Payment pursuant to clause (2) of the second paragraph of Section 7.05.Excluded Contributions will be excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Excluded Equity” means (i) Disqualified Equity Interest, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by Holdings or any of its Subsidiaries or a direct or indirect parent of Holdings (to the extent such employee stock ownership plan or trust has been funded by Holdings or any Subsidiary or a direct or indirect parent of Holdings), (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) a Cash Contribution Amount, Designated Preferred Stock, an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under clause (3)(a) of the second paragraph under Section 7.05 or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in clause (12)(b) of the second paragraph in Section 7.05 and (iv) the Equity Contribution.

“Excluded Property” means, with respect to any Domestic Loan Party, (a) any fee-owned real property not constituting Material Real Property and any leased real property, (b) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, letter of credit rights (other than letter of credit rights that can be perfected by the filing of a UCC financing statement) with a value not in excess of $7,500,000 in the aggregate and commercial tort claims with a value not in excess of $7,500,000 in the aggregate, (c) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), (d) pledges of, and security interests in, certain assets, in favor of the Collateral Agent which are prohibited by applicable Law; provided, that (i) any such limitation described in this clause (d) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral, (e) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition; provided that (i) any such limitation described in this clause (e) on the security interests granted hereunder shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral, (f) Equity Interests in (A) any Person other than wholly owned Restricted Subsidiaries of the Borrowers to the extent and for so long as the pledge thereof in favor of the Collateral is not permitted by the terms of such Person’s Joint Venture agreement or other applicable Organization Documents; provided, that such prohibition exists on the Closing Date or at the time such Equity Interests are acquired (so long as such prohibition did not arise in contemplation of such acquisition), (B) any not-for-profit Subsidiary, (C) any captive insurance Subsidiary, (D) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (g) any lease, license or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their wholly owned Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (h) “intent-to-use” trademark applications, (i) any assets sold pursuant to a Qualified Receivables Financing, (j) Equity Interests in excess of 65% of the voting capital stock of (A) any Controlled Foreign Subsidiary or (B) any FSHCO and (k) Margin Stock. Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Borrowers agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral. Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).

“Excluded Subsidiary” means any Subsidiary that is (a) an Unrestricted Subsidiary, (b) not wholly owned directly by the Lux Borrower, the U.S. Borrower or one or more of their respective wholly owned Restricted Subsidiaries, (c) an Immaterial Subsidiary that is designated in writing to the Administrative Agent as such by the Borrower Representative, (d) a FSHCO or Controlled Foreign Subsidiary, (e) established or created pursuant to clause (13)(g) of the second paragraph of Section 7.05 and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) a non-U.S. Subsidiary for which the providing of a guarantee would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such non-U.S. Subsidiary’s officers, directors, or managers, (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, in each case so long as the Administrative Agent shall have received a certification from a Responsible Officer of Holdings as to the existence of such prohibition or consent, approval, license or authorization requirement, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date and is listed on Schedule 1.01(e) hereto (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would result in material adverse tax consequences (other than as a result of Section 956 of the Code or any related provision) to Holdings, the Lux Borrower or one or more of its Restricted Subsidiaries, as reasonably determined by the Borrower Representative in consultation with the Administrative Agent, (j) any Receivables Subsidiary, (k) not-for-profit subsidiaries, (l) any Foreign Subsidiary to the extent excluded by application of the Guaranty and Security Principles, (m) Subsidiaries that are special purpose entities, and (n) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower Representative), the cost or other consequences (including any adverse tax consequences) of guaranteeing the Facilities shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that if a Subsidiary executes the Subsidiary Guaranty as a “Subsidiary Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Subsidiary Guaranty as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof); provided, further, that no Subsidiary of the Borrowers shall be an Excluded Subsidiary if such Subsidiary is a guarantor with respect to any Refinancing Notes, any ~~New~~ Incremental ~~Notes~~Equivalent Debt, the Senior Notes, or, to the extent incurred by a Loan Party (other than Holdings), any other Indebtedness, in each case, with an aggregate outstanding principal amount in excess of $~~150 million.~~150,000,000.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity

Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax or (ii) that are imposed as a result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document), (b) in the case of a Lender (other than any Lender becoming a party hereto pursuant to a request by any Loan Party under Section 3.08), any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Lender becomes a party hereto or changes its lending office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“~~Existing Dollar Revolving Credit Commitment” means the Dollar Revolving Credit Commitments as in effect immediately prior to giving effect to the First Amendment.~~Extendable Bridge Loans” means customary “bridge” loans which by their terms will be converted into loans that have, or extended such that they have, a maturity date later than the Latest Maturity Date of all Term Loan Tranches then in effect.

~~“Existing Dollar Revolving Credit Loans” means the Dollar Revolving Credit Loans outstanding immediately prior to giving effect to the First Amendment Effective Date.~~

~~“Existing Multicurrency Revolving Credit Commitment” means the Multicurrency Revolving Credit Commitments as in effect immediately prior to giving effect to the First Amendment~~

~~“Existing Multicurrency Revolving Credit Loans” means the Multicurrency Revolving Credit Loans outstanding immediately prior to the First Amendment Effective Date.~~

“Facility” means the Term Facilities, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the board of directors of the Lux Borrower or any Parent Holding Company, whose determination will be conclusive for all purposes under the Loan Documents).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate ~~per annum equal to the weighted average of the rates on overnight~~calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions ~~with members of~~by depository institutions (as determined in such manner as the Federal Reserve ~~System arranged by federal funds brokers on such day, as published by the Federal Reserve~~ Bank of New York shall set forth on its public website from time to time) and published on the ~~Business Day~~ next succeeding ~~such day~~Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided~~,~~ that ~~(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent~~if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“Fee Letter” means the Fee Letter dated January 16, 2014, among Buyer, Barclays, Credit Suisse, Goldman Sachs, UBS and Nomura, as amended, modified or supplemented from time to time prior to the Closing Date.

“Final Binding Offer Letter” has the meaning specified in the Preliminary Statements of this Agreement.

“Finance Party” means any Agent, Arranger (including the First Amendment Arranger and the Second Amendment Arrangers) or Lender.

“Financial Covenant” has the meaning specified in Section 7.08.

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).

“First Amendment” shall mean the First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrowers, Holdings, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“First Amendment Arranger” means Barclays, in its capacity as sole lead arranger and sole bookrunner under the First Amendment.

“First Amendment Effective Date” means June 6, 2017, the date on which the conditions set forth in the First Amendment were satisfied.

“First Lien Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the ratio of (1) Consolidated EBITDA of such Person for the most recent period of four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis. In the event that the Lux Borrower or any of its Restricted Subsidiaries Incurs or redeems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing unless the related commitments have been terminated and such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Preferred Stock or Disqualified Equity Interests subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis; provided that, in the event that the Lux Borrower shall classify Indebtedness incurred on the date of determination as incurred in part as Ratio Debt and in as Permitted Debt, as provided in the second paragraph of Section 7.01 (other than clause (a) (to the extent incurred pursuant to a Ratio-Based Incremental Facility) or (o)), any calculation of Fixed Charges pursuant to this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent Incurred pursuant to any such other clause of such definition.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) the product of (a) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Equity Interests of such Person and its Restricted Subsidiaries for such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed GAAP Date” means the Closing Date; provided that at any time after the Closing Date, the Lux Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated EBITDA,” “First Lien Net Leverage Ratio,” “Indebtedness,” and “Total Net Leverage Ratio,” (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement or Loan Documents that, at the Lux Borrower’s election, may be specified by the Lux Borrower by written notice to the Administrative Agent from time to time.

“Flood Insurance Laws“means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iv) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by the Lux Borrower or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the Lux Borrower or any of its Subsidiaries, or the imposition on the Lux Borrower or any of its Subsidiaries of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.05(b)(viii).

“Foreign Disposition” shall have the meaning assigned to such term in Section 2.05(b)(viii).

“Foreign Guarantor Provisions” means the Foreign Guarantor Provisions set forth on Schedule 1.15.

“Foreign Lender” means a lender that is not a U.S. Person.

“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Loan Party or any of its Subsidiaries primarily for the benefit of employees employed and residing outside the United States (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Lux Borrower that is not a Domestic Subsidiary.

“Fraudulent Conveyance” has the meaning specified in Section 10.23(b).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender under any Tranche of the Revolving Credit Facility, (a) with respect to an L/C Issuer under such Tranche, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations under such Tranche (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders under such Tranche or Cash Collateralized in accordance with the terms hereof) and (b) with respect to the Swing Line Lender under such Tranche, such Defaulting Lender’s Pro Rata Share of Swing Line Loans under such Tranche (other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders under such Tranche or Cash Collateralized in accordance with the terms hereof).

“FSHCO” means any Subsidiary of the U.S. Borrower (or of any Subsidiary Guarantor that is organized under the laws of the United States, any state thereof or the District of Columbia) (i) that is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) that owns no material assets other than equity interests of one or more Controlled Foreign Subsidiaries.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means (i) generally accepted accounting principles in the United States as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP terms) and as in effect from time to time (for all other purposes of this Credit Agreement) set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States~~, as in effect from time to time~~ or (ii) if the Lux Borrower so elects, the International Financial Reporting Standards; provided, however, in each case, that if the Borrower Representative (on behalf of the Borrowers) notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of International Financial Reporting Standards) on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of International Financial Reporting Standards), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Goldman Sachs” means Goldman Sachs Bank USA.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings and, as of the Closing Date, the U.S. Borrower (until the U.S. Borrower has been merged with the Initial U.S. Borrower), the Subsidiaries of the Lux Borrower listed on Schedule 1 (such Subsidiaries not to include the U.S. Borrower (upon its merger with the Initial U.S. Borrower) or any Excluded Subsidiary) and each other Subsidiary of the Lux Borrower (other than the U.S. Borrower) and the U.S. Borrower, respectively, that shall be required to execute and deliver (or otherwise do execute and deliver) a guaranty or guaranty supplement pursuant to Section 6.12 or 6.16.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Guaranty and Security Principles” means the Guaranty and Security Principles set forth on Schedule 1.13.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) within 30 days after the time it enters into a Swap Contract, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, or (iii) with respect to Swap Contracts in effect as of the Closing Date, is, as of the Closing Date or within 30 days after the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.

“Honor Date” has the meaning specified in Section 2.03(d)(i).

“Immaterial Subsidiary” means any Subsidiary of the Lux Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b), does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Net Tangible Assets or (b) revenues (when combined with the revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the consolidated revenues of the Lux Borrower and the Restricted Subsidiaries for such period; provided that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Company and its Subsidiaries set forth on Schedule 1.01(f) hereto.

“Increase Effective Date” has the meaning specified in Section 2.14(c). “Incremental Amount” has the meaning specified in Section 2.14(a).

“Incremental Arranger” has the meaning specified in Section 2.14(a).

“Incremental Equivalent Debt” has the meaning specified in Section 2.15(a).

“Incremental Equivalent Debt Arranger” has the meaning specified in Section 2.15(a).

“Incremental Equivalent Debt Documents” means, collectively, the indentures, credit agreements, facilities agreements or other similar agreements pursuant to which any Incremental Equivalent Debt is incurred, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations, or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person.

The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Closing Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations incurred in the ordinary course of business or consistent with past practices; (ii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case incurred in the ordinary course of business

(iii) intercompany liabilities relating to the Day Two Country Payments or that would be eliminated on the consolidated balance sheet of Lux Borrower and its consolidated subsidiaries arising in the ordinary course of business;

(iv) prepaid or deferred revenue arising in the ordinary course of business;

(v) Cash Management Services;

(vi) in connection with the purchase by the Lux Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(vii) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; or

(viii) Equity Interests (other than Disqualified Equity Interests or Preferred Stock).

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Lenders” means each of the Lenders party to the Commitment Letter.

“Initial Public Company Costs” means, as to any Person, costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange; provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange shall not constitute Initial Public Company Costs.

“Initial Term Commitment” means~~, as~~ (i) with respect to each Second Amendment Cashless Consenting Term Lender, ~~its obligation to make Initial Term Loans to the Borrowers hereunder in~~the commitment of such Lender to convert its Existing Term Loans (as defined in the Second Amendment) for an equal aggregate principal amount ~~not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment”~~of Initial Term Loans on the Second Amendment Effective Date pursuant to the Second Amendment and (ii) with respect to the Second Amendment New Term Lender, its Second Amendment New Term Commitment, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments ~~is $2,175,000,000.~~as of the Second Amendment Effective Date, after giving effect to the Second Amendment, is $2,325,000,000.

“Initial Term Loans” ~~means (i) all Term Loans borrowed on the Closing Date and (ii) the Additional Initial Term Loans. The aggregate principal amount of the Initial Term Loans referenced in clause (i) above is $2,175,000,000. As of the First~~has the meaning specified in Section 2.01(a). As of the Second Amendment Effective Date, after giving effect to the ~~Additional Initial Term Loans~~Second Amendment, the aggregate principal amount of Initial Term Loans is $~~2,315,187,500.~~2,325,000,000.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit B to the Security Agreement, entered into by the applicable Loan Parties dated the Closing Date, together with each other intellectual property security agreement or Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.12, 6.14 or Section 6.16.

“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit J hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each fiscal quarter and the Maturity Date of the Facility under which such Loan was made (commencing with September 30, 2014).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by all Appropriate Lenders, twelve months thereafter (or such shorter interest period as may be agreed to by all Lenders), as selected by the Borrower Representative in a Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made; and

(d) the initial Interest Period with respect to the ~~Additional~~ Initial Term Loans borrowed on the ~~First~~Second Amendment Effective Date shall be as set forth in Section 1(~~b~~c) of the ~~First~~Second Amendment.

“Interpolated Rate” means, in relation to the LIBO Rate or EURIBOR Rate, as applicable, the rate which results from interpolating on a linear basis between:

(a) the applicable LIBO Rate or EURIBOR Rate for the longest period (for which that LIBO Rate or EURIBOR Rate is available) which is less than the Interest Period of that Loan; and

(b)  the applicable LIBO Rate or EURIBOR Rate for the shortest period (for which that LIBO Rate or EURIBOR Rate is available) which exceeds the Interest Period of that Loan,

each as of approximately 11:00 a.m. (London, England time or Brussels time, as applicable) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Lux Borrower in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property. If the Lux Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Lux Borrower, the Lux Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of the Lux Borrower or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described in Section 7.05.

(1) “Investments” shall include the portion (proportionate to the Lux Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Lux Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Lux Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Lux Borrower’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Lux Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of the covenant described Section 7.05 and otherwise determining compliance with such covenant) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Lux Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Lux Borrower or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Lux Borrower or any Restricted Subsidiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Borrower Representative as a replacement agency for Moody’s or S&P, as the case may be.

“Investment Grade Securities” means:

(1) securities issued or directly and guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Lux Borrower and its Subsidiaries,

(3) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower Representative (or, if applicable, the Lux Borrower or a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Johnson & Johnson” has the meaning specified in the Preliminary Statements to this Agreement.

“Joint Business” means the contractual joint venture operated pursuant to that certain Agreement, dated August 17, 1989, between Ortho-Clinical Diagnostics, Inc. (as successor-in-interest to Ortho Diagnostics Systems, Inc.) and Novartis Vaccines and Diagnostics, Inc. (as successor-in-interest to Chiron Corporation), as amended.

“Joint Venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to the Joint Business, collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Judgment Currency” has the meaning specified in Section 10.24.

“Junior Financing” has the meaning specified in Section 7.05.

“Junior Financing Document” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche or Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrowers on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) each of Barclays and Citibank, N.A., in its capacity as an issuer of Letters of Credit hereunder (it being understood that Barclays shall not be obligated to issue any commercial letters of credit hereunder) and (b) any other Lender reasonably acceptable to the Borrower Representative and the Administrative Agent that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto.

“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(C), the day that is five Business Days prior to the scheduled Maturity Date then in effect for the latest maturing Revolving Tranche (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means a Dollar Amount equal to $~~100,000,000.~~100,000,000; provided that, (i) as to Barclays in its capacity as a L/C Issuer, Barclays’ Letter of Credit Sublimit shall not exceed $75,000,000, (ii) as to Citibank, N.A. in its capacity as a L/C Issuer, Citibank, N.A.’s Letter of Credit Sublimit shall not exceed $25,000,000 and (iii) as to any L/C Issuer that becomes a L/C Issuer after the Second Amendment Effective Date, the amount notified in writing to the Administrative Agent by the Borrower Representative and such L/C Issuer; provided that the Letter of Credit Sublimit of any L/C Issuer may be increased or decreased if agreed in writing between the Borrower Representative and such L/C Issuer (each acting in its sole discretion) and notified to the Administrative Agent. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Borrowers and its Restricted Subsidiaries of any assets, business or Person permitted by this Agreement (i) whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing or (ii) with respect to which a public announcement with respect thereto has been made in connection therewith pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement in another jurisdiction subject to laws similar to The City Code on Takeovers and Mergers), as applicable, and which is designated as a Limited Condition Acquisition by such Borrower or such Restricted Subsidiary in writing to the Administrative Agent and Lenders.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan Tranche, a Revolving Credit Loan, a Specified Refinancing Revolving Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, the First Amendment and the ~~First~~Second Amendment, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Intercompany Subordination Agreement, (vi) any intercreditor agreement required to be entered into pursuant to the terms of this Agreement, (vii) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, and (viii) any Refinancing Amendment.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Local Time” means, with respect to Eurocurrency Rate Loans denominated in (a) Euros or Pounds Sterling, the prevailing time in London and (b) Yen, the prevailing time in Tokyo, Japan.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Lux Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board as from time to time in effect.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under the Loan Documents.

“Material Real Property” means any parcel of real property (other than a parcel with a Fair Market Value of less than $10,000,000) owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.

“Maturity Date” means: (a) with respect to the ~~2019 Revolving Credit Facility, the earlier of (i) June 30, 2019 and (ii) the date of termination in whole of the 2019 Revolving Credit Commitments, the Letter of Credit Commitments and the Swing Line Loans pursuant to Section 2.06(a) or 8.02, (b) with respect to the 2021~~ Revolving Credit Facility, the earlier of (i) June 30, ~~2021;~~ 2023 (provided that ~~if the Borrowers have not, prior to March 31, 2021, extended (including by way of refinancing) the maturity of all Term Loans until September 30, 2021 or later,~~, to the extent (x) a Qualified IPO has not been consummated prior to January 15, 2022 and (y) the aggregate principal amount of Senior Notes (and any Refinancing Indebtedness with respect thereto that matures on or prior to June 30, 2025) outstanding as of January 15, 2022 exceeds $500,000,000, then the Maturity Date with respect to the ~~2021~~ Revolving Credit Facility under this subclause (i) shall be ~~March 31, 2021~~January 15, 2022) and (ii) the date of termination in whole of the ~~2021~~ Revolving Credit Commitments, the Letter of Credit Commitments and the Swing Line Loans pursuant to Section 2.06(a) or 8.02; and (~~c~~b) with respect to the Initial Term Loans, the ~~earliest of (i) June 30, 2021~~earlier of (i) June 30, 2025 (provided that, to the extent (x) a Qualified IPO has not been consummated prior to January 15, 2022 and (y) the aggregate principal amount of Senior Notes (and any Refinancing Indebtedness with respect thereto that matures on or prior to June 30, 2025) outstanding as of January 15, 2022 exceeds $500,000,000, then the Maturity Date with respect to the Initial Term Loans under this subclause (i) shall be February 15, 2022) and (ii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.01 and (ii) Term Loans and Revolving Credit Commitments that are incurred pursuant to Sections 2.14 or 2.18 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.

“Maximum First Lien Leverage Requirement” means, with respect to any request made in reliance on this definition under Article II for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Term Facility or for the ~~issuance~~incurrence of ~~New~~ Incremental ~~Notes~~Equivalent Debt, the requirement that, on a Pro Forma Basis, after giving effect to such increase, such new Facility (assuming all commitments thereunder are fully drawn) or such ~~New~~ Incremental ~~Notes~~Equivalent Debt (including, in each case, any acquisition consummated concurrently therewith), the First Lien Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.02(a) or (b) does not exceed 4.00:1.00; provided, that solely for the purpose of calculating the First Lien Net Leverage Ratio pursuant to this definition, any identifiable proceeds of Indebtedness incurred pursuant to Sections 2.14 and 2.15, any identifiable proceeds of Indebtedness described under clause (24) of the definition of “Permitted Liens” and any identifiable proceeds of ~~New~~ Incremental ~~Notes~~Equivalent Debt and any Refinancing Notes (in the case of Refinancing Notes, to the extent that such Refinancing Notes refinance Indebtedness incurred pursuant to Sections 2.14 and 2.15 or any identifiable proceeds of ~~New~~ Incremental ~~Notes~~Equivalent Debt) and, in each case, whether or not such Indebtedness is unsecured or is secured (it being understood that if any portion of such Indebtedness is reclassified pursuant to the third paragraph of Section 7.01 to any other exception to Section 7.01, such portion of such Indebtedness shall no longer be deemed secured if unsecured) by Liens that rank junior in priority to the Liens securing the Obligations, (i) shall be deemed to constitute Consolidated Funded First Lien Indebtedness and (ii) any identifiable proceeds of Indebtedness incurred pursuant to Sections 2.14 and 2.15 and any identifiable proceeds of Indebtedness described under clause (24) of the definition of “Permitted Liens” shall not qualify as “cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities for purposes of this definition under the terms of this Agreement.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages in respect of Mortgaged Properties in the U.S. made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders substantially in the form of Exhibit H (with such changes as may be customary to account for local Law matters) or otherwise in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Mortgaged Properties” means the parcels of real property identified on Schedule 5.08(b) and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.

“Multicurrency Revolving Credit Commitments” means, as to any Multicurrency Revolving Credit Lender, its ~~2019~~ obligation, if any, to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(d), purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal and/or face Dollar Amount not to exceed the amount set forth under the heading “Multicurrency Revolving Credit ~~Commitments and/or its 2021~~Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The original Dollar Amount of the Multicurrency Revolving Credit Commitments, ~~as the case may be~~ shall be $150,000,0000 on the Second Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Multicurrency Revolving Credit Lender” means, at any time, any Lender that has a Multicurrency Revolving Credit Commitment at such time.

“Multicurrency Revolving Credit Loan” has the meaning specified in Section 2.01(d).

“Multicurrency Tranche” means the ~~2019 Multicurrency Tranche and/or the 2021~~Tranche of the Revolving Credit Facility pursuant to which Revolving Credit Loans, Letters of Credit or Swing Line Loans are made under the Multicurrency ~~Tranche, as the case may be~~Revolving Credit Commitments.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Lux Borrower or any of its Restricted Subsidiaries (other than any Disposition of any receivables in a Qualified Receivables Financing by the Lux Borrower or any of its Restricted Subsidiaries to a Receivables Subsidiary) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Lux Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of:

(A) the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y), if such asset constitutes Collateral, (i) any Indebtedness secured by such asset with a Lien ranking junior to the Lien securing the Obligations and (ii) in the case of any Indebtedness constituting ~~New~~ Incremental ~~Notes~~Equivalent Debt and /or Refinancing Notes that are secured by Collateral on a first lien “equal and ratable” basis with Liens securing the Obligations, if such asset constitutes Collateral any amounts in excess of the ratable portion attributable to such ~~New~~ Incremental ~~Notes~~Equivalent Debt and/or Refinancing Notes, as applicable, (based on any then outstanding Term Loan Tranches and any such then outstanding ~~New~~ Incremental ~~Notes~~Equivalent Debt and/or Refinancing Notes that are secured by Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations) attributable to such ~~New~~ Incremental ~~Notes~~Equivalent Debt and Refinancing Notes, as applicable), together with any applicable premiums, penalties, interest or breakage costs,

(B) the fees and out-of-pocket expenses incurred by the Lux Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),

(C) all taxes paid or reasonably estimated to be payable in connection with such Disposition or Casualty Event (or any tax distribution the Lux Borrower may be required to make as a result of such Disposition or Casualty Event) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,

(D) any costs associated with unwinding any related Swap Contract in connection with such transaction,

(E) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Lux Borrower or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Lux Borrower or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); and

(F) in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is a Joint Venture or other non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (F)) attributable to the minority interests and not available for distribution to or for the account of Holdings or a wholly-owned Restricted Subsidiary as a result thereof;

(b) [reserved];

(c) with respect to the incurrence or issuance of any Indebtedness by the Lux Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Lux Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States; and

(d) notwithstanding clause (j) and (k) of the definition of Asset Sale, with respect to the Disposition of any assets in a Qualified Receivables Financing by the Lux Borrower or any of its Restricted Subsidiaries to a Receivables Subsidiary, the excess, if any, of (x) the cash and Cash Equivalents that at any time exceed (when taken together with all amounts that at such time have been received by a Receivables Subsidiary pursuant to clause (17) of “Permitted Investments” and not repaid) $75,000,000 received in connection with (i) any sale of such assets by the Lux Borrower or any of its Restricted Subsidiaries, (ii) the repayment to the Lux Borrower or any of its Restricted Subsidiaries of any loan solely to finance the purchase from the Lux Borrower or such Restricted Subsidiary of such assets and (iii) any return of capital invested by the Lux Borrower or any of its Restricted Subsidiaries in a Receivables Subsidiary for such Qualified Receivables Financing over (y) customary upfront fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such Qualified Receivables Financing and not already deducted from the amounts received pursuant to clause (x) above.

~~“New Incremental Notes” has the meaning specified in Section 2.15(a).~~

~~“New Incremental Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any New Incremental Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.~~

“New Loan Commitments” has the meaning specified in Section 2.14(a).

“New Revolving Commitment” has the meaning specified in Section 2.14(a).

“New Revolving Facility” has the meaning specified in Section 2.14(a).

“New Revolving Loan” has the meaning specified in Section 2.14(a).

“New Term Commitment” has the meaning specified in Section 2.14(a).

“New Term Facility” has the meaning specified in Section 2.14(a).

“New Term Loan” has the meaning specified in Section 2.14(a).

“No Undisclosed Information Statement” means, with respect to any Person, (i) a representation that such Person is not in possession of any material non-public information with respect to Holdings or any of its Subsidiaries that has not been disclosed to the Lenders generally (other than those Lenders who have elected to not receive any non-public information with respect to Holdings or any of its Subsidiaries), and if so disclosed could reasonably be expected to have a material effect upon, or otherwise be material to, the market price of the applicable Loan, or the decision of an assigning Lender to sell, or of an assignee to purchase, such Loan, or, alternatively, (ii) a statement that such representation cannot be made.

“Nomura” means Nomura Securities International, Inc.

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-Loan Party” means any Subsidiary of the Lux Borrower that is not a Loan Party.

“Non-Principal Country Unit” means the Country Units (as defined in the Purchase Agreement) set forth on Schedule 1.01(e) of the Purchase Agreement.

“Note” means a Term Note or a Revolving Credit Note or the Swing Line Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, the partnership, Joint Venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Arrangers” means each of Barclays), Goldman Sachs, CS Securities, UBS Securities LLC and Nomura, in their respective capacities as exclusive joint lead arrangers and bookrunners.

“Other Affiliate” means the Sponsor and any Affiliate of the Sponsor, other than Holdings, any Subsidiary of Holdings and any natural person.

“Other LC” has the meaning specified in Section 2.03(c)(v).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, excise, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08) (an “Assignment Tax”), but only to the extent such Assignment Taxes are imposed as a result of a present or former connection between the assignor or assignee and the jurisdiction imposing such Tax (other than a connection arising from such assignor or assignee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document).

“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans, Specified Refinancing Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), Specified Refinancing Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations with respect to any Tranche on any date, the Dollar Amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension with respect to such Tranche occurring on such date and any other changes in the aggregate amount of the L/C Obligations with respect to such Tranche as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing under such Tranche) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Holding Company” means any direct or indirect parent entity of Holdings which holds directly or indirectly 100% of the Equity Interest of Holdings and which does not hold Equity Interests in any other Person (except for any other Parent Holding Company).

“Pari Passu Indebtedness” means:

(e) ~~(a)~~ with respect to the Borrowers, any Indebtedness that ranks pari passu in right of payment to the Loans; and

(f) ~~(b)~~ with respect to any Guarantor, its guarantee of the Obligations and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s guarantee of the Obligations.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means each state so described in any EMU Legislation.

“PATRIOT Act” has the meaning specified in Section 10.22.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Exceptions” means that (a) no Domestic Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over securities accounts and deposit accounts of such Loan Party, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) letter-of-credit rights (as defined in the UCC) and (2) commercial tort claims (as defined in the UCC), (iii) so long as no Event of Default shall have occurred and be continuing, send notices to account debtors or other contractual third-parties, (iv) enter into any security documents to be governed by the law of any jurisdiction in which assets are located unless such jurisdiction is also the jurisdiction of organization of the person granting such lien or any other grantor or the United States or any state thereof, (v) take any actions contrary to the Guaranty and Security Principles to the extent applicable to such Domestic Loan Party, or (vi) deliver landlord waivers, estoppels or collateral access letters and (b) no other Loan Party that owns any Collateral located in the United States shall be required to take the actions referred to in clauses (i), (ii), (iii) or (vi) of clause (a) above with respect to such Collateral located in the United States.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 7.04.

“Permitted Debt” has the meaning specified in Section 7.01.

“Permitted Debt Exchange Notes” means Indebtedness in the form of unsecured, first lien, second lien or other junior lien notes; provided that such Indebtedness (i) satisfies the Permitted Other Debt Conditions, (ii) the covenants of such Indebtedness are, taken as a whole, not more restrictive to the Lux Borrower and the Restricted Subsidiaries than those contained in the Loan Documents (taken as a whole) (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Facility existing at the time of incurrence or issuance of such Permitted Debt Exchange Notes and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the lenders under the applicable Facility) or otherwise reflect market terms and conditions (as reasonably determined by the Borrowers) at the time of incurrence or issuance of such Permitted Debt Exchange Notes, (iii) does not mature prior to the Latest Maturity Date of the Term Loans, (iv) such Indebtedness is not at any time guaranteed by any Person other than Guarantors, and (v) to the extent secured, such Indebtedness is not secured by property other than the Collateral and the Liens securing such Indebtedness shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the security agreements governing such Liens shall be substantially the same as of the Collateral Documents (with such differences as are reasonably acceptable to the Administrative Agent).

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.19(a).

~~“Permitted Encumbrances” has the meaning specified in the Mortgages.~~

“Permitted Holders” means each of (a) the Sponsor, (b) managers and members of management of the Lux Borrower (or any Permitted Parent (other than clause (c) of the definition thereof)) and its Subsidiaries that have ownership interests in the Lux Borrower (or such Permitted Parent (other than clause (c) of the definition thereof)), (c) any other beneficial owner in the common equity of the Lux Borrower (or such Permitted Parent (other than clause (c) of the definition thereof)) as of the Closing Date, (d) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clauses (a), (b) or (c) above are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clauses (a), (b) and (c), collectively, beneficially own Voting Equity Interests representing 50% or more of the total voting power of the Voting Equity Interests of the Lux Borrower (or any Permitted Parent (other than clause (c) of the definition thereof)) then held by such group, and (e) any Permitted Parent. “Beneficial Ownership” has the meaning given to such term under Rules 13d-3 and 13d-5 under the Exchange Act.

“Permitted Investments” means:

(1) any Investment in cash and Cash Equivalents or Investment Grade Securities at the time such Investment is made;

(2) any Investment in the Lux Borrower or any Restricted Subsidiary;

(3) any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(4) any Investment by the Lux Borrower or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Lux Borrower or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);

(5) any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;

(6) any Investment (x) existing on the Closing Date and listed on Schedule 7.05 (including Investments deemed to be made in any Person related to any Non-Principal Country Unit), (y) made pursuant to binding commitments in effect on the Closing Date and listed on Schedule 7.05 or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or the covenant described under Section 7.05;

(7) loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of $15.0 million outstanding at any one time in the aggregate;

(8) loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(9) any Investment (x) acquired by the Lux Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Lux Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Lux Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Lux Borrower or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Lux Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(10) Swap Contracts permitted under Section 7.01(j);

(11) any Investment by the Lux Borrower or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $200.0 million and (y) 14.0% of Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12) additional Investments by the Lux Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $225.0 million and (y) 15.5% of Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the Section 6.19(b) (except transactions described in clause (2), (3), (4), (8), (9), (10), (13) or (14));

(14) Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Lux Borrower or any direct or indirect parent of the Lux Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05;

(15) Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(16) Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into or amalgamated or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19) repurchases of the Senior Notes;

(20) guarantees of Indebtedness permitted to be incurred under Section 7.01 and Obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business;

(21) advances, loans or extensions of trade credit in the ordinary course of business by the Lux Borrower or any of the Restricted Subsidiaries;

(22) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24) intercompany current liabilities owed to Unrestricted Subsidiaries or Joint Ventures incurred in the ordinary course of business in connection with the cash management operations of the Lux Borrower and its Subsidiaries;

(25) Investments in Joint Ventures of the Lux Borrower or any of its Restricted Subsidiaries existing on the Closing Date in an aggregate amount, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of (x) $125.0 million and (y) 8.5% of Consolidated Net Tangible Assets;

(26) the Transactions (including payment of the purchase consideration under the Acquisition Agreement);

(27) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(28) Investments acquired as a result of a foreclosure by the Lux Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29) Investments resulting from pledges and deposits that are Permitted Liens;

(30) acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Lux Borrower, the Lux Borrower or any Restricted Subsidiary of the Lux Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Lux Borrower, so long as no cash is actually advanced by the Lux Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(31) Guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Lux Borrower or any Restricted Subsidiary in the ordinary course of business;

(32) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;

(33) non-cash Investments made in connection with tax planning and reorganization activities; and

(34) Investments made by, or in, the Joint Business; and

(35) Investments made pursuant to definitive obligations entered into when the Investment would have been permitted hereunder so long as such Investments shall have been deemed made at such time and shall have reduced the amount available under the clause under which the Investment would have been permitted.

“Permitted Liens” means, with respect to any Person:

(1) Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP);

(3) Liens for taxes, assessments or other governmental charges or levies (i) which are not yet due or payable or (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(6) Liens incurred to secure Obligations in respect of Indebtedness permitted to be incurred pursuant to Section 7.01(a) or (d) and obligations secured ratably thereunder; provided that, in the case of clause (d), such Lien extends only to the assets and/or Equity Interests the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof;

(7) Liens of the Borrowers or any of the Guarantors existing on the Closing Date and listed on Schedule 7.02;

(8) Liens on assets of, or Equity Interests (other than Equity Interests in any Subsidiary that is required to become a Guarantor pursuant to this Agreement) in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person other than either of the Borrowers or any Guarantor becomes a Subsidiary pursuant to a merger, amalgamation or consolidation and is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of such Borrower or such Guarantor, as applicable, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by such Borrower or such Guarantor, as the case may be, at the time of such merger, amalgamation or consolidation;

(9) Liens on assets at the time the Lux Borrower or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger. amalgamation or consolidation with or into the Lux Borrower or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into either of the Borrowers or any Guarantor, a Person other than such Borrower or Guarantor is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of such Borrower or such Guarantor, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by such Borrower or such Guarantor, as the case may be, at the time of such merger, amalgamation or consolidation;

(10) Liens securing Indebtedness or other obligations of a Borrower or a Guarantor owing to a Borrower or another Guarantor permitted to be incurred in accordance with Section 7.01;

(11) Liens securing Swap Contracts incurred in accordance with Section 7.01;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(14) Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by the Borrowers and the Guarantors in the ordinary course of business;

(15) Liens in favor of the Lux Borrower or any Guarantor;

(16) (i) Liens on accounts receivable and related assets specified in the definition of Receivables Financing incurred in connection with a Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;

(17) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) (i) non-exclusive grants of intellectual property software and other technology licenses; and (ii) exclusive grants of intellectual property, software and other technology licenses incurred in the ordinary course of business of the Loan Parties;

(20) judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens incurred to secure Cash Management Services and other “bank products” (including those described in Section 7.01(w));

(23) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7), (8), (9)~~,~~ or (11), or succeeding clause (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any fees and expenses, including unpaid accrued interest and the aggregate amount of premiums (including reasonable tender premiums), and underwriting discounts, defeasance costs and fees and expenses in connection therewith, related to such refinancing, refunding, extension, renewal or replacement and (z) any amounts incurred under this clause (23) as a refinancing indebtedness of clause (25) hereunder shall reduce the amount available under such clause (25);

(24) Liens securing Pari Passu Indebtedness permitted to be incurred pursuant to Section 7.01, provided that at the time of any Incurrence of Pari Passu Indebtedness and after giving pro forma effect thereto (in a manner consistent with the calculation of the Fixed Charge Coverage Ratio), the principal amount of Pari Passu Indebtedness secured by Liens do not exceed an amount such that the Consolidated

First Lien Net Leverage Ratio would be greater than 4.00:1.00; provided further that to the extent that such Liens are on the Collateral, (1) such Liens shall rank pari passu (without regard to control of remedies) or junior to the Liens on the Collateral that secures the Obligations and shall be subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent and (2) the security agreements governing such Liens shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent or as are necessary to reflect the type of Indebtedness incurred);

(25) other Liens securing obligations the principal amount of which does not exceed the greater of (x) $200.0 million and (y) 14.0% of Consolidated Net Tangible Assets at any one time outstanding (after giving effect to clause (23) above as applicable);

(26) Liens on the Equity Interests or assets of a Joint Venture to secure Indebtedness of such Joint Venture Incurred pursuant to Section 7.01(u) ;

(27) Liens on equipment of the Borrowers or any Guarantor granted in the ordinary course of business to such Borrower’s or such Guarantor’s client at which such equipment is located;

(28) [reserved];

(29) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;

(30) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrowers or any Guarantor to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers and the Guarantors; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrowers or any Guarantor in the ordinary course of business;

(33) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35) Liens on vehicles or equipment of the Borrowers or any of the Guarantors granted in the ordinary course of business;

(36) Liens on assets of Non-Loan Parties securing Indebtedness incurred in accordance with Section 7.01(t);

(37) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38) Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;

(39) Liens solely on any cash earnest money deposits made by the Lux Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment;

(40) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (~~g~~4 ) of the definition thereof;

(42) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Lux Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(45) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(46) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements; and

(47) Liens on property constituting Collateral securing obligations issued or incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, and (ii) any ~~New~~ Incremental ~~Notes~~Equivalent Debt and the ~~New~~ Incremental ~~Notes Indentures~~Equivalent Debt Documents related thereto and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided that such Liens are subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent; and

(48) Liens on cash proceeds (and the related escrow accounts) in connection with the issuance into (and pending the release from) a customary escrow arrangement of the Senior Notes, any Refinancing Notes, any ~~New~~ Incremental ~~Notes~~Equivalent Debt , any Ratio Debt and, in each case, any Permitted Refinancing thereof.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower Representative shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary offers or obligations to repurchase, repay or redeem upon a change of control, asset sale, casualty or condemnation event or initial public offering, (y) maturity payments and customary mandatory prepayments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition or (z) “AHYDO” payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Parent” means (a) any direct or indirect parent of the Lux Borrower so long as a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof holds 50% or more of the Voting Equity Interests of such direct or indirect parent of the Lux Borrower, (b) Holdings, so long as it is a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a), (b), (c) or (d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Equity Interests of such Public Company representing more than 50% of the total voting power of the Voting Equity Interests of such Permitted Parent.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Indebtedness under Section 7.01(d) or with respect to the initial maturity date for Extendable Bridge Loans, such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to Collateral) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Administrative Agent; (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and options redemption provisions) Indebtedness are, (A) either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (B) when taken as a whole (other than interest rate, prepayment premiums and redemption premiums), not more restrictive to the Lux Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar indebtedness in light of current market conditions (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower Representative of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (g) at the time thereof, other than with respect to Indebtedness under Section 7.01(d) and Section 7.01(j), no Event of Default shall have occurred and be continuing.

“Permitted Surviving Debt” has the meaning given to such term in the definition of the Transaction.

“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” means “Pledged Debt” (or similar term) as defined in the Security Agreement and each other applicable Collateral Document.

“Pledged Interests” means “Pledged Interests” (or similar term) as defined in the Security Agreement and each other applicable Collateral Document.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment-Based Incremental Facility” has the meaning specified in Section 2.14(a).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Prime Lending Rate” means~~, for any day, the “U.S. Prime Lending Rate” as quoted by Barclays for such day; each change in the Prime Lending Rate shall be effective on the date that such change is effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.~~ the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Forma Basis,”“Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of the First Lien Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio of any Person and its Restricted Subsidiaries, and the definition of Consolidated Net Tangible Assets, as of any date, that pro forma effect will be given to the Transactions, any acquisition or Investment, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio is being calculated), and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business or division, or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, provided that (x) pro forma effect will be given to factually supportable and quantifiable pro forma cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case expected by such Person and its Restricted Subsidiaries to be realized based upon actions to be taken within 18 months (or, in the case of the Transactions, 36 months) after the consummation of any operational change or the acquisition or disposition which is expected to result in such cost savings, expense reductions, operating improvements or synergies (net of the amount of actual benefits realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by the chief financial officer of such Person, and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Lux Borrower (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that a duly completed certificate signed by a Responsible Officer of the Borrower Representative shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02(b), certifying that such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by the Borrower Representative and certified by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity) and are reasonably anticipated to be realized within 24 months (or, in the case of the Transactions, 36 months) after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period.

“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time); provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” means any Person with a class or series of Voting Equity Interests that is traded on a stock exchange or in the over-the-counter market.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Agreement” has the meaning specified in the Preliminary Statements of this Agreement.

“Qualified Holding Company Indebtedness” means Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings (other than a Subsidiary as contemplated under clause (i) of the proviso in Section 7.09 of this Agreement), (B) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation, other than at the final maturity of such Indebtedness (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (C) below), (C) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes (or no more restrictive than is customary) of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior notes of a holding company, including (x) customary assets sale, change of control provisions and customary acceleration rights after an event of default and (y) customary “AHYDO” payments) and (D) if such Indebtedness is secured, it shall only be secured by assets of any Parent Holding Company (other than Holdings) and any Subsidiary of Holdings that is not prohibited from guaranteeing such Indebtedness as provided in clause (A) of this definition; provided that the Holdings shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Indebtedness only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualified IPO” means the ~~issuance by~~consummation of an offering (on either a primary or secondary basis) of the common Equity Interests of Holdings or any Parent Holding Company ~~of its common Equity Interests in an underwritten primary public offering~~ (other than ~~a public~~an offering pursuant to a registration statement on Form S-8) resulting in such Equity Interests being listed on a nationally-recognized stock exchange in the applicable jurisdiction.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the board of directors of the Lux Borrower or any Parent Holding Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Lux Borrower and its Restricted Subsidiaries,

(2) all sales of accounts receivable and related assets by the Lux Borrower or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Borrower Representative), and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower Representative) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Lux Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.

“Ratio Debt” has the meaning specified in the first paragraph of Section 7.01.

“Ratio-Based Incremental Facility” has the meaning specified in the Section 2.14(a).

“Re-Allocation Event” means (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Sections 8.01(f) and (g), (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the provisions of Article VIII hereof or (iii) the failure of any Borrower to pay any principal of, or interest on, any Loans of any Facility or any Unreimbursed Amounts on, in each case, the applicable Maturity Date.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Lux Borrower or any of its Subsidiaries pursuant to which the Lux Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Lux Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Lux Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Swap Contracts entered into by the Lux Borrower or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means (a) any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, and (b) any right of a seller of receivables in a Qualified Receivables Financing to repurchase defaulted receivables in order to obtain any VAT bad debt relief or similar benefit.

“Receivables Subsidiary” means a wholly owned Restricted Subsidiary of the Lux Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Lux Borrower in which the Lux Borrower or any Subsidiary of the Lux Borrower or a direct or indirect parent of the Lux Borrower makes an Investment and to which the Lux Borrower or any Subsidiary of the Lux Borrower or a direct or indirect parent of the Lux Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Lux Borrower and its Subsidiaries or a direct or indirect parent of the Lux Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Lux Borrower or any Parent Holding Company (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Lux Borrower or any other Subsidiary of the Lux Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Lux Borrower or any other Subsidiary of the Lux Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Lux Borrower or any other Subsidiary of the Lux Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2) with which neither the Lux Borrower nor any other Subsidiary of the Lux Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Lux Borrower reasonably believes to be no less favorable to the Lux Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Lux Borrower, and

(3) to which neither the Lux Borrower nor any other Subsidiary of the Lux Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the board of directors of the Lux Borrower or any Parent Holding Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the board of directors of the Lux Borrower or such Parent Holding Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer, and any Swing Line Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, as applicable.

“Refinancing” has the meaning given to such term in the definition of the Transaction.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.18.

“Refinancing Notes” means one or more series of senior unsecured notes, or senior secured notes secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or senior secured notes secured by the Collateral on a “junior” basis to the Liens securing the Obligations, in each case issued in respect of a refinancing of outstanding Indebtedness of the Borrowers under any one or more Term Loan Tranches; provided that, (a) if such Refinancing Notes shall be secured, then (i) such Refinancing Notes shall only be secured by a security interest in the Collateral that secured the Term Loan Tranche being refinanced, and (ii) such Refinancing Notes shall be issued subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent; (b) other than with respect to the initial maturity date for Extendable Bridge Loans, no Refinancing Notes shall (i) mature prior to the Latest Maturity Date with respect to Term Loans then in effect immediately after giving effect to such refinancing or (ii) be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, casualty events or similar event, change of control provisions and customary acceleration rights after an event of default and (y) customary “AHYDO” payments); (c) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Notes are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (it being understood that no Refinancing Notes shall include any financial maintenance covenants (including indirectly by way of a cross-default to this Agreement), but that customary cross-acceleration provisions may be included and that any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence- based) and in any event are not more favorable to the investors providing such Refinancing Notes, taken as a whole, than the terms and conditions of the Indebtedness being refinanced by such Refinancing Notes) (excluding pricing and optional prepayment or redemption terms), except for covenants or other provisions (x) applicable only to periods after the Latest Maturity Date then in effect immediately after giving effect to such refinancing or (y) reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent in good faith at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (c), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lux Borrower of its objection during such five Business Day period (or shorter) (including a reasonable description of the basis upon which it objects)); (d) such Refinancing Notes may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (e) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced and the payment of fees, expenses and premiums, if any, payable in connection therewith.

“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Refinancing Indebtedness” has the meaning specified in Section 7.01.

“Register” has the meaning specified in Section 10.07(c).

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Lux Borrower or a Restricted Subsidiary in exchange for assets transferred by the Lux Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Party” has the meaning specified in Section 3.01(i)(ii).

“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).

“Replaceable Lender” has the meaning specified in Section 3.08(a).

“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Equity Interest of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Event” means (i) any prepayment or repayment of the Initial Term Loans, in whole or in part, with the proceeds of, or conversion of any portion of the Initial Term Loans into, any new or replacement tranche of ~~term~~syndicated term loans under the credit facilities incurred for the primary purpose of repaying, refinancing, or replacing Initial Term Loans with loans bearing interest with an All-in Yield less than the All-in Yield applicable to such portion of the Initial Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (ii) any amendment to the Facility with respect to the Initial Term Loans which reduces the All-in Yield applicable to the Initial Term Loans but excluding, in any such case, any new or replacement loans incurred in connection with a change of control; provided that a Repricing Event shall not include any event described above that is not consummated for the primary purpose of lowering the effective interest cost or weighted average yield applicable to the Term B Loans, including, without limitation, in the context of a transaction involving an initial public offering, a Change of Control or a Transformative Event.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments;

provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the Dollar Amount of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the board of directors/managers of Holdings or the Borrower Representative), or other similar officer of a Loan Party (or of its general partner, managing member or sole member, if applicable). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 7.05.

“Restricted Subsidiary” means any Subsidiary of the Lux Borrower that is not an Unrestricted Subsidiary.

“Retired Capital Stock” has the meaning specified in Section 7.05.

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e).

“Revolving Credit Borrowing” means a borrowing of any Tranche of the Revolving Credit Facility consisting of simultaneous Revolving Credit Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c) or (d).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Dollar Revolving Credit Commitment and Multicurrency Revolving Credit Commitment. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases and Specified Refinancing Revolving Credit Commitments. The aggregate Revolving Credit Commitment of all Revolving Credit Lenders shall be $350,000,000 on the ~~First~~Second Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Facility” means ~~the 2019 Revolving Credit Facility and/or the 2021 Revolving Credit Facility, as the case may be~~, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans, Swing Line Loans and/or L/C Obligations).

“Revolving Credit Loan”~~means a 2019 Revolving Credit Loan and/or 2021 Revolving Credit Loan, as the case may be~~has the meaning specified in Section 2.01(d).

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Tranche” means (a) the Dollar Tranche, (b) the Multicurrency Tranche and (c) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder. Additional Revolving Tranches may be added after the Closing Date as provided in Section 2.14, i.e., New Revolving Commitments.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control, and any similar law, regulation, or executive order enacted in the United States after the Closing Date and (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the European Union, Canada or the United Kingdom that apply to the Borrowers or the Restricted Subsidiaries, including the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Regulations Implementing the United Nations Resolutions of the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) (as any of the foregoing laws may from time to time be amended, renewed, extended or replaced).

“S&P” means Standard & Poor’s Financial Services LLC, a wholly owned subsidiary of McGraw Hill Financial Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” shall mean the Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrowers, Holdings, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Second Amendment Arrangers” means each of Barclays, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., UBS Securities LLC, ING Capital LLC, Credit Suisse Loan Funding LLC, Citigroup Global Markets Inc., Macquarie Capital USA Inc., NatWest Markets Plc, the Governor and Company of the Bank of Ireland and Nomura Securities International, Inc., in its capacity as a joint lead arranger and joint bookrunner under the Second Amendment.

“Second Amendment Cashless Consenting Term Lender” means a Lender that has elected the “Cashless Settlement Option” on its signature page to the consent attached as Annex A to the Second Amendment.

“Second Amendment Converted Term Loans” means each Existing Term Loan (as defined in the Second Amendment) held by a Second Amendment Cashless Consenting Term Lender on the Second

Amendment Effective Date immediately prior to the funding of the corresponding Initial Term Loan on such date.

“Second Amendment Effective Date” means June 8, 2018, the date on which the conditions set forth in the Second Amendment were satisfied.

“Second Amendment New Term Commitment” means, with respect to the Second Amendment New Term Lender, its commitment to make an Initial Term Loan on the Second Amendment Effective Date in an amount equal to $489,486,540.71 (which amount represents $2,325,000,000 minus the aggregate principal amount of Second Amendment Converted Term Loans).

“Second Amendment New Term Lender” means Barclays Bank PLC in its capacity as “Second Amendment New Term Lender” pursuant to the Second Amendment.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower Representative in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank, except for any such Swap Contract designated by the Borrower Representative in writing (which writing shall be acknowledged in writing by the relevant Hedge Bank; provided that such Hedge Bank shall be deemed to have acknowledged the writing if it fails to respond to such writing within ten (10) Business Days after having received notice thereof) to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement dated as of the Closing Date executed by the Loan Parties party thereto, substantially in the form of Exhibit G, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Sellers” has the meaning specified in the Purchase Agreement.

“Senior Notes” means the unsecured senior notes of the Borrowers due 2022 in an aggregate principal amount of $1,300,000,000 issued on or prior to the Closing Date pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture dated as of May 16, 2014, relating to the Senior Notes, among Wilmington Trust, National Association, as trustee, the Borrowers and the Guarantors party thereto, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, to the extent not prohibited under the Loan Documents.

“Similar Business” means any business engaged or proposed to be engaged in by Holdings and its Restricted Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related to, or an extension, development or expansion of, the businesses in which Holdings and its Restricted Subsidiaries are engaged following the Acquisition on the Closing Date.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of the Loan Parties as they become absolute and matured, (c) the capital of such Person is not unreasonably small in relation to its business as contemplated on such date of determination, (d) such Person has not and does not intend to, and does not believe that it will, incur debts or other obligations, including current obligations, beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) and (e) such Person is “solvent” within the meaning given to that term and similar terms under Laws applicable to such Person relating to fraudulent transfers and conveyances, transactions at an undervalue, unfair preferences or equivalent concepts. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Refinancing Agent” has the meaning specified in Section 2.18(a).

“Specified Refinancing Debt” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Specified Representations” means the representations and warranties made solely by the Borrowers and the Guarantors in Sections 5.01(a) and (b), 5.02(a), 5.04, 5.13, 5.17, 5.18 (subject to the last paragraph of Section 4.01), 5.19 and 5.20 (in each case, after giving effect to the Transaction).

“Specified New Term Loans” means up to $300,000,000 of New Term Loans specified by the Borrowers in their sole discretion from time to time.

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Lux Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Lux Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of any Borrower or implementation of any initiative not in the ordinary course of business.

“Sponsor” means Carlyle Partners VI Cayman Holdings, L.P. or any of its Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing).

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Lux Borrower or any Subsidiary of the Lux Borrower which the Lux Borrower has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted Eurocurrency Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock Certificates” has the meaning specified in Section 4.01.

“Subject Lien” has the meaning specified in Section 7.02.

“Subordinated Indebtedness” means (a) with respect to the Borrowers, any Indebtedness of the Borrowers which is by its terms expressly subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

“Subsidiary” of a Person means a corporation, partnership, Joint Venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lux Borrower, and for the avoidance of doubt, no Non-Principal Country Unit shall constitute a Subsidiary until acquired.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Borrowers that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.16.

“Supermajority Lenders” means those Non-Defaulting Lenders that would constitute the Required Lenders under, and as defined in, this Agreement, if the reference to “50%” contained therein were changed to “66 2⁄3%”.

“Supplemental Agent” has the meaning specified in Section 9.16(a).

“Supplier” has the meaning specified in Section 3.01(i)(ii).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Barclays in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means a promissory note of the Borrowers payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate indebtedness of the Borrowers to the Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

~~“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.~~

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Group” has the meaning specified in Section clause (12) of the second paragraph of Section 7.05.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurocurrency Rate Loans, the same Interest Period.

“Term Commitment” means, as to each Term Lender, (i) its Initial Term Commitment, (ii) ~~its Additional Initial Term Commitment, (iii)~~ a Term Commitment Increase, (~~iv~~iii) a New Term Commitment or (iv) a Specified Refinancing Term Commitment. The amount of the Initial Term Lender’s ~~Initial Term Commitment is as set forth in the definition thereof, the amount of the Additional Initial Term Lender’s Additional~~ Initial Term Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement relating to the respective Term Commitment Increase, New Term Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Commitment Increase” has the meaning specified in Section 2.14(a).

“Term Facility” means a facility in respect of the Initial Term Loans.

“Term Lender” means, at any time, any Lender that holds Term Loans or Term Commitments at such time.

“Term Loan” means an Initial Term Loan or any other advance made by any Lender under any Term Facility.

“Term Loan Tranche” means the respective facility and commitments utilized in making Term Loans hereunder, with there being one Tranche on the ~~Closing Date, i.e., Initial Term Loans (excluding Additional Initial Term Loans) and Initial Term Commitments (excluding Additional Initial Term Commitments) as of such date, and one Tranche on the First~~Second Amendment Effective Date, i.e., Initial Term Loans ~~(including Additional Initial Term Loans)~~ and Initial Term Commitments ~~(including Additional Initial Term Commitments)~~ as of such date. Additional Term Loan Tranches may be added after the ~~Closing~~Second Amendment Effective Date, i.e., New Term Loans, Specified Refinancing Term Loans, New Term Commitments and Specified Refinancing Term Commitments.

“Term Note” means a promissory note of the Borrowers payable to the order of any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the indebtedness of the Borrowers to such Term Lender resulting from the Term Loans under the same Term Loan Tranche made or held by such Term Lender.

“Total Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (less the unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Tranche” means any Term Loan Tranche~~, the 2019 Dollar Tranche, the 2019 Multicurrency Tranche, the 2021 Dollar Tranche or the 2021 Multicurrency~~ or any Revolving Tranche.

“Transaction” means the acquisition of the Company by the Buyer (through one or more of its wholly owned Subsidiaries) pursuant to the Purchase Agreement, together with each of the following transactions consummated or to be consummated in connection therewith:

(a) (x) cash or rollover equity investments in Holdings (the “Equity Contribution”) in an aggregate amount not less than 20.0% of the total pro forma consolidated debt and equity capitalization of the Lux Borrower and its Subsidiaries on the Closing Date after giving effect to the Transaction (excluding any Letters of Credit issued on the Closing Date and amounts funded hereunder or under the Senior Notes to fund upfront fees or original issue discount) from the Sponsor, certain of their Affiliates and members of management of the Company, all of which investments shall be in the form of (i) common equity or (ii) convertible preferred equity certificates on terms and conditions reasonably acceptable to the Original Arrangers; provided that not less than 50.1% of the total Equity Contribution shall be contributed by the Sponsor; and (y) the contribution by Holdings to the Lux Borrower of the proceeds from the Equity Contribution shall be in the form of common equity;

(b) the Acquisition and, if applicable, the other transactions described in the Purchase Agreement or related thereto;

(c) the Borrowers obtaining the Facilities;

(d) the Borrowers issuing and selling the Senior Notes in a Rule 144A or other exemption from registration under the Securities Act on or prior to the Closing Date, yielding at least $1,300,000,000 in gross proceeds;

(e) the refinancing or repayment of all existing third party Indebtedness for borrowed money of the Company and its Subsidiaries, other than (i) ordinary course capital leases, purchase money indebtedness, equipment financings and related guarantees, hedging obligations and related guarantees and other ordinary short term capital facilities, (ii) Indebtedness described on Schedule 7.01, including certain Indebtedness that the Original Arrangers and Borrower Representative agree may remain outstanding on the Closing Date (the “Refinancing”; and any such Indebtedness so excluded therefrom, the “Permitted Surviving Debt”); and

(f) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“Transaction Costs” has the meaning given to such term in the definition of the “Transaction.”

“Transformative Event” means any merger, acquisition, investment, dissolution, liquidation, consolidation or disposition that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide Holdings and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrowers acting in good faith.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UBS” means, collectively, UBS AG, Stamford Branch and UBS Securities LLC.

“UCC Filing Collateral” has the meaning specified in Section 4.01.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of outstanding Swing Line Loans in respect of which any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to Section 2.04(c) and (c) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(c).

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unpaid Amount” has the meaning specified in Section 7.05.

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Lux Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of the Lux Borrower or any Parent Holding Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of the Lux Borrower or any Parent Holding Company may designate any Subsidiary of the Lux Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Lux Borrower but excluding the Lux Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Lux Borrower or any other Subsidiary of the Lux Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to any of the assets of the Lux Borrower or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 7.05.

The board of directors of the Lux Borrower or any Parent Holding Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(1) the Lux Borrower could incur $1.00 of additional Indebtedness as Ratio Debt, or

(2) the Fixed Charge Coverage Ratio for the Lux Borrower and its Restricted Subsidiaries would be equal to or greater than such ratio for the Lux Borrower and its Restricted Subsidiaries immediately prior to such designation, in each case on a Pro Forma Basis taking into account such designation, and (y) no Event of Default shall have occurred and be continuing.

Any such designation by the board of directors of the Lux Borrower or any Parent Holding Company shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Lux Borrower or any Parent Holding Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.

“U.S. Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(g)(iii).

“VAT” means (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for such tax referred to in clause (a) above, or imposed elsewhere.

“Voting Equity Interests” means, with respect to any Person, the outstanding Equity Interests of a Person having the power, directly or indirectly, to designate the board of directors (or equivalent governing body) of such Person.

“Waiver and Joinder Agreements” means (i) the Commitment Letter Waiver and Joinder, dated as of March 10, 2014, among the Original Arrangers, UBS AG, Stamford Branch, CS, Buyer and Jefferies Finance LLC, (ii) the Commitment Letter Waiver and Joinder, dated as of March 10, 2014, among the Original Arrangers, UBS AG, Stamford Branch, CS, Buyer and Sumitomo Mitsui Banking Corporation, and (iii) the Commitment Letter Waiver and Joinder, dated as of March 10, 2014, among the Original Arrangers, UBS AG, Stamford Branch, CS, Buyer and The Royal Bank of Scotland plc.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Working Capital” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,”“hereto,”“hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i) In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into (or public announcement of such Limited Condition Acquisition if in connection with a Limited Condition Acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement in another jurisdiction subject to laws similar to The City Code on Takeovers and Mergers)), in each case, after giving Pro Forma Effect to such Limited Condition Acquisition and the actions to be taken in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if such Limited Condition Acquisition and other actions had occurred on such date. For the avoidance of doubt, if the Borrowers have exercised their option under the first sentence of this clause (i), and any Default or Event of Default occurs following the date the definitive agreements (or public announcement of such Limited Condition Acquisition if in connection with a Limited Condition Acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement in another jurisdiction subject to laws similar to The City Code on Takeovers and Mergers)) for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing solely for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

(j) In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of~~:(i)~~ determining compliance with any provision of this Agreement which requires the calculation of any ratio or ~~(ii)~~ testing availability under any baskets, including the First Lien Net Leverage Ratio, the Total Net Leverage Ratio or , the Fixed Charge Coverage Ratio~~; or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of~~, Consolidated Net Income, Consolidated EBITDA and/or Pro Forma Cost Savings, and baskets determined by reference to Consolidated EBITDA or Consolidated Net Tangible Assets) (including amounts outstanding under such baskets as required by Section 1.12) and, whether a Default or Event of Default exists in connection with the foregoing;

in each case, at the option of the Borrowers (the Borrowers’ election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (or public announcement of such Limited Condition Acquisition if in connection with a Limited Condition Acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement in another jurisdiction subject to laws similar to The City Code on Takeovers and Mergers)) (in each case, the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Lux Borrower are available, the Borrowers could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrowers have made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Net Tangible Assets of the Borrowers or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrowers have made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation unrelated to such Limited Condition Acquisition of any ratio or basket availability with respect to the Incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrowers, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition (or such public announcement is withdrawn), any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated; provided that the calculation of Consolidated Net Income (and any defined term a component of which is Consolidated Net Income) shall not include the Consolidated Net Income of the Person or assets to be acquired in any Limited Condition Acquisition for the purposes of calculating whether the Borrower or any Restricted Subsidiary is permitted to make any Restricted Payment pursuant to Section 7.05 until such time as such Limited Condition Acquisition is actually consummated (or such public announcement is withdrawn).

Section 1.03 Accounting Term.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b) If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed) (provided that any change affecting the computation of the ratio set forth in Section 7.08 shall be subject solely to the approval of the Required Revolving Lenders (not to be unreasonably withheld, conditioned or delayed) and the Borrowers); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrower Representative shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower Representative may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

(c) Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Lux Borrower, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally.

(a) Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in clause (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the Alternative Currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that the determination of any Dollar Amount shall be made in accordance with Section 3.02; provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b) For purposes of determining the First Lien Net Leverage Ratio, and the Total Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (A) testing the Financial Covenant, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (B) calculating any Total Net Leverage Ratio, and the First Lien Net Leverage Ratio (other than for the purposes of determining compliance with Section 7.08), at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

Section 1.09 Change in Currency.

(a) Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.10 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.11 Pro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section 1.02(j)), the First Lien Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio and Consolidated Net Tangible Assets shall be calculated (including for purposes of Sections 2.14 and 2.15) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the First Lien Net Leverage Ratio for purposes of (i) determining the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), (ii) the Applicable Rate, (iii) the Applicable Commitment Fee and (iv) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the Financial Covenant, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with the Financial Covenant, (x) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending on or about June 30, 2014, such Pro Forma Compliance shall be determined by reference to the maximum First Lien Net Leverage Ratio permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01, or (y) in the case of any such compliance required prior to the delivery referred to in clause (x) above, such Pro Forma Compliance shall be determined by reference to the maximum First Lien Net Leverage Ratio permitted for the fiscal quarter ending June 30, 2014. With respect to any provision of this Agreement (other than the provisions of Section 6.02(a) or Section 7.08) that requires compliance or Pro Forma Compliance with the Financial Covenant, such compliance or Pro Forma Compliance shall be required regardless of whether the Lux Borrower is otherwise required to comply with such covenant under the terms of Section 7.08 at such time.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);

(2) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower Representative to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower Representative may designate; and

(4) interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments described on Schedule 1.01(a) to the extent such adjustments, without duplication, continue to be applicable to the Reference Period (as defined in the definition of “Pro Forma Basis”); provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

Section 1.12 Calculation of Baskets. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated Net Tangible Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Section 1.13 Guaranty and Security Principles. The Collateral Documents and each other guaranty and security document delivered or to be delivered under this Agreement and any obligation to enter into such document or obligation by any Foreign Subsidiary shall be subject in all respects to the Guaranty and Security Principles set forth in Schedule 1.13.

Section 1.14 Borrower Representative. Each Borrower hereby designates the U.S. Borrower as its Borrower Representative. The Borrower Representative will be acting as agent on behalf of each of the Borrowers for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2.02 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 1.15 Foreign Guarantor Provisions. This Agreement and all of the other Loan Documents shall be subject in all respects to the Foreign Guarantor Provisions set forth in Schedule 1.15 (as may be supplemented pursuant to Section 10.01 or as otherwise agreed to by the Administrative Agent).

ARTICLE II.

The Commitments and Credit Extensions

Section 2.01 The Loans.

(a) The ~~Additional~~ Initial Term Borrowing. Subject to the terms and conditions set forth herein and in the ~~First~~Second Amendment, ~~the Additional~~each Initial Term Lender with ~~the Additional~~an Initial Term Commitment severally agrees to make a single loan denominated in Dollars (the “~~Additional~~ Initial Term Loans”) to the Initial U.S. Borrower (on behalf of the Borrowers on a joint and several basis) on the ~~First~~Second Amendment

Effective Date in an amount not to exceed ~~the Additional~~such Initial Term Lender’s ~~Additional~~ Initial Term Commitment. The ~~Additional~~ Initial Term Borrowing shall consist of ~~Additional~~ Initial Term Loans made simultaneously by the ~~Additional Initial~~ Term ~~Lender~~Lenders in accordance with ~~its Additional Initial Term Commitment. The Initial Term Loans (other than the Additional Initial Term Loans) and amounts~~their respective Initial Term Commitments. Amounts borrowed under this Section 2.01(a) and~~, in each case,~~ subsequently repaid or prepaid may not be reborrowed. ~~Additional~~ Initial Term Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.

(b) [Reserved].

(c) The Dollar Revolving Credit Borrowings. ~~On the First Amendment Effective Date, in accordance with and upon the terms and conditions set forth in the First Amendment, (x) the entire amount of the Existing Dollar Revolving Credit Commitment of each 2019 Dollar Revolving Credit Lender shall continue hereunder on such date as 2019 Dollar Revolving Credit Commitments and (y) the entire amount of the Existing Dollar Revolving Credit Commitment of each 2021 Dollar Revolving Credit Lender outstanding on such date shall continue hereunder and be reclassified as a 2021 Dollar Revolving Credit Commitment on such date in an amount as set forth on Schedule I of the First Amendment under the heading “2021 Dollar Revolving Credit Commitments”.~~ Subject to the terms and conditions set forth herein, ~~(1)~~ each ~~2019~~ Dollar Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “~~2019~~ Dollar Revolving Credit Loan”) to a Borrower (on behalf of the Borrowers on a joint and several basis) from time to time on and after the ~~First Amendment Effective~~Closing Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the ~~2019 Dollar~~ Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s ~~2019~~ Dollar Revolving Credit Commitment ~~and (2) each 2021 Dollar Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “2021 Dollar Revolving Credit Loan” and, collectively with the 2019 Dollar Revolving Credit Loans, a “Dollar Revolving Credit Loan”) to a Borrower (on behalf of the Borrowers on a joint and several basis) from time to time on and after the First Amendment Effective Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the 2021 Dollar Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s 2021 Dollar Revolving Credit Commitment~~; provided, however, that after giving effect to any Revolving Credit Borrowing under the Dollar Tranche, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations (to the extent relating to Letters of Credit issued under the Dollar Tranche), plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Revolving Credit Commitment. Within the limits of each Lender’s Dollar Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Dollar Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. To the extent that any portion of the Dollar Tranche has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing under the Dollar Tranche (including any deemed Revolving Credit Borrowings made pursuant to Sections 2.03 and 2.04) shall be allocated pro rata among the Facilities which at such time constitute the Dollar Tranche. ~~For the avoidance of doubt, prior to the Maturity Date with respect to the 2019 Dollar Revolving Credit Loans, all Borrowings of Dollar Revolving Credit Loans under this Section 2.01(c) shall be made pro rata between the 2019 Dollar Revolving Credit Facility and the 2021 Dollar Revolving Credit Facility in proportion to the respective Dollar Revolving Credit Commitments under each such Dollar Revolving Credit Facility. Any Existing Dollar Revolving Credit Loans outstanding on the First Amendment Effective Date shall be continued as Dollar Revolving Credit Loans hereunder; provided that (x) the Existing Dollar Revolving Credit Loans of each 2019 Dollar Revolving Credit Lender will be reclassified on the First Amendment Effective Date as 2019 Dollar Revolving Credit Loans hereunder and (y) the Existing Dollar Revolving Credit Loans of each 2021 Dollar Revolving Credit Lender will be reclassified on the First Amendment Effective Date as 2021 Dollar Revolving Credit Loans hereunder. Following the First Amendment Effective Date, each Lender holding 2019 Dollar Revolving Credit Commitments may elect to convert its aggregate 2019 Dollar Revolving Credit Commitments and 2019 Dollar Revolving Credit Loans to a like amount of 2021 Dollar Revolving Credit Commitments and 2021 Dollar Revolving Credit Loans at any time with the consent of the Borrowers and Administrative Agent.~~

(d) The Multicurrency Revolving Credit Borrowings ~~On the First Amendment Effective Date, in accordance with and upon the terms and conditions set forth in the First Amendment, (x) the entire amount of the Existing Multicurrency Revolving Credit Commitment of each 2019 Multicurrency Revolving Credit Lender shall continue hereunder on such date as 2019 Multicurrency Revolving Credit Commitments and (y) the entire amount of the Existing Multicurrency Revolving Credit Commitment of each 2021 Multicurrency Revolving Credit Lender outstanding on such date shall continue hereunder and be reclassified as a 2021 Multicurrency Revolving Credit Commitment on such date in an amount as set forth on Schedule I of the First Amendment under the heading “2021 Multicurrency Revolving Credit Commitments”.~~ Subject to the terms and conditions set forth herein, ~~(1)~~ each ~~2019~~ Multicurrency Revolving Credit Lender severally agrees to make loans denominated in Dollars or in one or more Alternative Currencies (each such loan, a “~~2019~~ Multicurrency Revolving Credit Loan” and, collectively with the Dollar Revolving Credit Loans, the “Revolving Credit Loans”) to a Borrower (on behalf of the Borrowers on a joint and several basis) from time to time on and after the ~~First Amendment Effective~~Closing Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the ~~2019 Multicurrency~~ Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s ~~2019~~ Multicurrency Revolving Credit Commitment ~~and (2) each 2021 Multicurrency Revolving Credit Lender severally agrees to make loans denominated in Dollars or in one or more Alternative Currencies (each such loan, a “2021 Multicurrency Revolving Credit Loan”~~ and, collectively with the ~~2019 Multicurrency Revolving Credit Loans, the “Multicurrency Revolving Credit Loans”) to a Borrower (on behalf of the Borrowers on a joint and several basis) from time to time on and after the First Amendment Effective Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the 2021 Multicurrency Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s 2021 Multicurrency Revolving Credit Commitment~~; provided, however, that after giving effect to any Revolving Credit Borrowing under the Multicurrency Tranche, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations (to the extent relating to Letters of Credit issued under the Multicurrency Tranche) shall not exceed such Lender’s Multicurrency Revolving Credit Commitment. Within the limits of each Lender’s Multicurrency Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(d)(ii), prepay under Section 2.05, and reborrow under this Section 2.01(d)(ii). Multicurrency Revolving Credit Loans may be Base Rate Loans (if denominated in Dollars) or Eurocurrency Rate Loans, as further provided herein. To the extent that any portion of the Multicurrency Tranche has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing under the Multicurrency Tranche (including any deemed Revolving Credit Borrowings made pursuant to Sections 2.03 and 2.04) shall be allocated pro rata among the Facilities which at such time constitute the Multicurrency Tranche. ~~For the avoidance of doubt, prior to the Maturity Date with respect to the 2019 Multicurrency Revolving Credit Loans, all Borrowings of Multicurrency Revolving Credit Loans under this Section 2.01(d) shall be made pro rata between the 2019 Multicurrency Revolving Credit Facility and the 2021 Multicurrency Revolving Credit Facility in proportion to the respective Multicurrency Revolving Credit Commitments under each such Multicurrency Revolving Credit Facility. Any Existing Multicurrency Revolving Credit Loans outstanding on the First Amendment Effective Date shall be continued as Multicurrency Revolving Credit Loans hereunder; provided that (x) the Existing Multicurrency Revolving Credit Loans of each 2019 Multicurrency Revolving Credit Lender will be reclassified on the First Amendment Effective Date as 2019 Multicurrency Revolving Credit Loans hereunder and (y) the Existing Multicurrency Revolving Credit Loans of each 2021 Multicurrency Revolving Credit Lender will be reclassified on the First Amendment Effective Date as 2021 Multicurrency Revolving Credit Loans hereunder. Following the First Amendment Effective Date, each Lender holding 2019 Multicurrency Revolving Credit Commitments may elect to convert its aggregate 2019 Multicurrency Revolving Credit Commitments and 2019 Multicurrency Revolving Credit Loans to a like amount of 2021 Multicurrency Revolving Credit Commitments and 2021 Multicurrency Revolving Credit Loans at any time with the consent of the Borrowers and Administrative Agent.~~

(e) After the ~~First~~Second Amendment Effective Date, subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment (other than an Initial Term Commitment) with respect to any Tranche of Term Loans (other than Initial Term Loans) severally agrees to make a Term Loan denominated in Dollars under such Tranche to a Borrower (on behalf of the Borrowers on a joint and several basis) in an amount not to exceed such Term Lender’s Term Commitment under such Tranche on the date of incurrence thereof, which Term Loans under such Tranche shall be incurred pursuant to a single drawing on the date set forth for such incurrence. Such Term Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein. Once repaid, Term Loans incurred hereunder may not be reborrowed.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon irrevocable notice by the Borrower Representative (on behalf of the Borrowers) (or in the case of the borrowing of the Initial Term Loans, the ~~Initial~~ U.S. Borrower and the Lux Borrower) to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than 11:00 a.m. (New York City time in the case of Loans denominated in Dollars, or London time in the case of any Borrowing denominated in an Alternative Currency) (i) three Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, Eurocurrency Rate Loans denominated in Dollars, (ii) (x) four Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Yen and (y) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in any other Alternative Currency, (iii) three Business Days prior to the requested date of any conversion of Eurocurrency Rate Loans to Base Rate Loans denominated in Dollars and (iv) one Business Day prior to the requested date of any Borrowing of Base Rate Loans denominated in Dollars; provided, however, that if the Borrowers wish to request Eurocurrency Rate Loans in an Alternative Currency having an Interest Period other than one, two, three or six months in duration as provided in the definition of Interest Period, the applicable notice from the Borrower Representative (on behalf of the Borrowers) must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) five Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m. (New York City time) three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrowers whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative (on behalf of the Borrowers) (or in the case of the borrowing of the Initial Term Loans, the ~~Initial~~ U.S. Borrower and the Lux Borrower).

Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal Dollar Amount of $5,000,000 or a whole multiple of a Dollar Amount of $1,000,000 in excess thereof. Except as provided in Sections 2.03(d) and 2.04(c), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal Dollar Amount of $1,000,000 or a whole multiple of a Dollar Amount of $1,000,000 in excess thereof.

Each Committed Loan Notice shall specify (i) whether the Borrowers are requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of a Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) in the case of Revolving Credit Loans, whether such Borrowing is to be made under the Dollar Tranche or the Multicurrency Tranche and the currency in which the Revolving Credit Loans to be borrowed are to be denominated, (v) the Type of Loans to be borrowed or to which existing Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted and (vi) if applicable, the duration of the Interest Period with respect thereto; provided that all ~~Additional~~ Initial Term Loans borrowed on the ~~First~~Second Amendment Effective Date shall have the Interest Period as set forth in clause (d) of the definition of “Interest Period” herein~~.~~. If, (x) with respect to any Eurocurrency Rate Loans denominated in Dollars, the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans, or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans or (y) with respect to any Eurocurrency Rate Loans denominated in an Alternative Currency, the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans shall be made as, or converted to, a Eurocurrency Rate Loan with an

Interest Period of one month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If no election as to Tranche of Revolving Credit Loans is requested, and the Revolving Credit Loans requested are in Dollars, such election shall be deemed to be made under the Dollar Tranche. If the Borrower Representative (on behalf of the Borrowers) requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If no currency is specified, the requested Borrowing shall be in Dollars. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation of Eurocurrency Rate Loan is provided by the Borrower Representative (on behalf of the Borrowers), the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurocurrency Rate Loans with an Interest Period of one month or Base Rate Loans, as applicable, as described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m. (New York City time), in the case of any Loan denominated in Dollars, and not later than 10:00 a.m. (Local Time) in the case of any Loan denominated in an Alternative Currency, in each case, on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the Lux Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Lux Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative (on behalf of the Borrower); provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower Representative (on behalf of the Borrowers), there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrowers pay the amount due under Section 3.06 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans denominated in Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans of the same Type, there shall not be more than ten Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer of a Tranche of the Revolving Credit Facility agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars under the Dollar Tranche or in Dollars or an Alternative Currency under the Multicurrency Tranche for the account of the Lux Borrower or any Restricted Subsidiary (provided that the Borrowers hereby irrevocably agree to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of any other Borrower or any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders under any Tranche severally agree to participate in Letters of Credit issued for the account of the Lux Borrower or any Restricted Subsidiary; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (w) the L/C Obligations of such L/C Issuer would exceed the Letter of Credit Sublimit of such L/C Issuer , (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender under the applicable Tranche, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations under such Tranche, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans under such Tranche would exceed such Lender’s Revolving Credit Commitment under such Tranche or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit (and, in the case of clause (B) and (C), no L/C Issuer shall issue any Letter of Credit) if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;

_ subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless the Required Revolving Lenders and the L/C Issuer, in their sole discretion, have approved such expiry date;

_ the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and the L/C Issuer have approved such expiry date and/or (ii) the L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.16 at least five Business Days prior to the Letter of Credit Expiration Date;

_ the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;

_ such Letter of Credit is in an initial stated amount of less than a Dollar Amount equal to $10,000 or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;

_ such Letter of Credit is denominated in a currency other than Dollars or an Alternative Currency;

_ the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

_ any Revolving Credit Lender under the applicable Tranche is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.17(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.16 with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure under such Tranche (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.

(iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders under the applicable Tranche with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages claims in respect of which are waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(c) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C issuer, accompanied by an English translation certified by the applicable Borrower to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the applicable Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. (New York city time) at least three Business Days in the case of a Letter of Credit to be denominated in Dollars, or at least five Business Days in the case of a Letter of Credit to be denominated in an Alternative Currency (or, in either case, such shorter period as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the Revolving Credit Facility, unless the Administrative Agent and the L/C Issuer otherwise agree); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether the Letter of Credit will be issued under the Dollar Tranche or the Multicurrency Tranche and the currency in which the requested Letter of Credit will be denominated; provided that if no election as to Dollar Tranche or Multicurrency Tranche is requested, and the Letter of Credit is requested in Dollars, such election shall be deemed to be made under the Dollar Tranche; (H) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); and (I) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Representative on behalf of the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit under any Tranche, each Revolving Credit Lender under such Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of such Tranche multiplied by the amount of such Letter of Credit.

(iii) If the Borrower Representative on behalf of the applicable Borrower Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower Representative shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders under the applicable Tranche shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower Representative, the applicable Borrower Party and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) notify each Revolving Credit Lender of the applicable Tranche of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.

(v) Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by Barclays under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by Barclays’ internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by Barclays of customary “know your customer” information regarding a prospective account party or applicant that is not a Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit. Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement to a Borrower or any Restricted Subsidiary (an “Other LC”), and (b) such Letter of Credit is issued to provide credit support for such Other LC, no amendments may be made to such Other LC without the consent of the applicable L/C Issuer hereunder.

(d) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower Representative (on behalf of the Borrowers) and the Administrative Agent thereof. Each L/C Issuer shall notify the Borrower Representative (on behalf of the Borrowers) on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (and in the same currency in which such drawing was made) no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower Representative shall have received notice of such payment with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 3:00 p.m. in the case of drawings in

Dollars or 2:00 p.m. (London time) (or, if earlier, 9:00 a.m. New York city time) in the case of drawings in an Alternative Currency, in each case, on the respective Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrowers therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans that are maintained as Base Rate Loans. If the Borrowers fail to so reimburse such L/C Issuer on such next Business Day, the Administrative Agent shall promptly notify each Revolving Credit Lender of the applicable Tranche of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, (x) in the case of an Unreimbursed Amount denominated in Dollars, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans and (y) in the case of an Unreimbursed Amount denominated in an Alternative Currency, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Eurocurrency Rate Loans, in each case, under the applicable Tranche and to be disbursed on such date in an amount equal to the Unreimbursed Amount, in accordance with the requirements of Section 2.02 but without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, as the case may be, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Tranche and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender under the applicable Tranche (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars or the applicable Alternative Currency, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan in the form of in the case of a Letter of Credit (x) denominated in Dollars, a Base Rate Loan to the Borrowers in such amount and (y) denominated in an Alternative Currency, a Eurocurrency Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans for Letters of Credit denominated in Dollars or Eurocurrency Rate Loans for Letters of Credit denominated in an Alternative Currency, as the case may be, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Revolving Credit Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender under the applicable Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower Representative (on behalf of the Borrowers) of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.

(e) Repayment of Participations. (i) If, at any time after an L/C Issuer under any Tranche has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender under such Tranche such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender under the applicable Tranche shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Obligations Absolute. The obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the instructions of the Borrower Representative (on behalf of the Borrowers) or other irregularity, the Borrower Representative (on behalf of the Borrowers) will promptly notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrowers which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h) [Reserved].

(i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a Letter of Credit fee which shall accrue for each Letter of Credit of each Tranche in an amount equal to the Applicable Rate then in effect for Eurocurrency Rate Loans with respect to the Revolving Credit Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders under the applicable Tranche in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each fiscal quarter, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Each payment of fees under this clause (i) on any Letters of Credit shall be made in Dollars.

(j) Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrowers shall pay directly to the applicable L/C Issuer for its own account a fronting fee at the rate separately agreed by the Borrowers and the Administrative Agent computed on the maximum daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each fiscal quarter beginning with the first full fiscal quarter after the Closing Date in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it under any Tranche of the Revolving Credit Facility, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals greater than 31 days.

(m) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (m) and there are outstanding Revolving Credit Loans under the non-terminating Tranches, the Borrowers agree to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (m)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Lux Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.16 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date

Section 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans in Dollars (each such loan, a “Swing Line Loan”) under either the Dollar Tranche or the Multicurrency Tranche to the Borrowers (on a joint and several basis) from time to time on any Business Day until the Maturity Date in an aggregate amount not to exceed at any time outstanding the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans under such Tranche, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations under such Tranche of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment under such Tranche; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender under the applicable Tranche, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations under such Tranche at such time, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans under such Tranche at such time shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment under such Tranche; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan under any Tranche, each Revolving Credit Lender under such Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount in Dollars equal to such Revolving Credit Lender’s Pro Rata Share of such Tranche multiplied by the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the irrevocable notice by the Borrower Representative (on behalf of the Borrowers) to the Swing Line Lender and the Administrative Agent, which notice may be by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, (ii) the requested borrowing date, which shall be a Business Day and (iii) whether such borrowing is to be made under the Dollar Tranche or the Multicurrency Tranche. The Borrower Representative (on behalf of the Borrowers) shall deliver to the Swing Line Lender and the Administrative Agent a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. (New York City time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a) or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. (New York City time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers. If no election as to the Tranche of Swing Line Loans is requested, such election shall be deemed to be made under the Dollar Tranche.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender with respect to each Tranche at any time in its sole and absolute discretion may request, on behalf of the Borrowers (and the Borrowers hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Credit Lender of the applicable Tranche make a Base Rate Loan in an amount in Dollars equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans under the Dollar Tranche or the Multicurrency Tranche, as applicable, then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower Representative and the Borrowers with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender of the applicable Tranche shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available in

Dollars to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders of the applicable Tranche fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate reasonably determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid) the amount so paid shall constitute such Lender’s committed Loan included in the relevant committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender under any Tranche has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan under such Tranche, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan under any Tranche is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender under such Tranche shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender under the applicable Tranche funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan made under such Tranche, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Tranche of Revolving Credit Commitments at a time when another Tranche or Tranches of Revolving Credit Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(m)), no Default then exists or would result therefrom and there shall exist sufficient unutilized Revolving Credit Commitments in effect with a longer Maturity Date so that the respective outstanding Swing Line Loans could be incurred pursuant the such Revolving Credit Commitments which will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Revolving Credit Commitments in effect with a longer Maturity Date, and such Swing Line Loans shall not be so required to be repaid in full on such earliest Maturity Date.

Section 2.05 Prepayments.

(a) Optional. (i) The Borrowers may, upon notice by the Borrower Representative (on behalf of the Borrowers) substantially in the form of Exhibit M-1 to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)(iv) below; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York City time in the case of Loans denominated in Dollars, or Local Time in the case of Loans denominated in an Alternative Currency) (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loan and (B) one Business Day prior to any date of prepayment of Base Rate Loans (in each case, or such shorter period as the Administrative Agent shall agree); (2) any prepayment of Eurocurrency Rate Loans shall be in a principal Dollar Amount of $5,000,000 or a whole multiple of the Dollar Amount of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of the Dollar Amount of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding (it being understood that Base Rate Loans shall be denominated in Dollars only). Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans and Eurocurrency Rate Loans, absent direction by the Borrower Representative (on behalf of the Borrowers), the applicable prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.06). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility or, in the case of the Revolving Credit Facility, Tranche of Loans). If such notice is given by the Borrower Representative (on behalf of the Borrowers), subject to clause (iii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.05(a)(iv) and Section 3.06. Each prepayment of the principal of, and interest on, any Revolving Credit Loans denominated in an Alternative Currency shall be made in the relevant Alternative Currency (even if the Borrowers are required to convert currency to do so). Subject to Section 2.17, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied to such Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of Term Loans with the proceeds of (x) Indebtedness incurred pursuant to Section 2.18 or (y) any Refinancing Notes issued to the extent permitted under Section 7.01(b), which, in each case, shall be applied to the Term Loan Tranche being refinanced pursuant thereto). All voluntary prepayments of a Term Loan Tranche in accordance with this Section 2.05(a) shall be applied to the remaining amortization payments of the respective Term Loan Tranche as directed by the Borrowers (or, if the Borrowers have not made such designation, in direct order of maturity); and each such prepayment shall be paid to the Appropriate Lenders on a pro rata basis, except as set forth above.

(ii) The Borrowers may, upon notice by the Borrower Representative (on behalf of the Borrowers) to the Swing Line Lender substantially in the form of Exhibit M-2 (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. (New York City time) on the date of the prepayment and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the applicable Tranche and amount of such prepayment. If such notice is given the Borrower Representative (on behalf of the Borrowers), subject to clause (iii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) or (a)(ii) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the applicable Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(iv) If any applicable Borrower, in connection with, or resulting in, any Repricing Event (A) makes a voluntary prepayment of any Initial Term Loans pursuant to Section 2.05(a), (B) makes a repayment of any Initial Term Loans pursuant to Section 2.05(b)(iii) or (C) effects any amendment with respect to the Initial Term Loans, in each case, on or prior to the date that is six months after the ~~First~~Second Amendment Effective Date, the applicable Borrower(s) shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (A) and (B), a prepayment premium in an amount equal to 1.00% of the principal amount of Term Loans prepaid or repaid and (y) with respect to clause (C), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected Term Loans held by the Term Lenders consenting to such amendment.

(b) Mandatory. (i) Within ten Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) (or, if later, the date on which such financial statements and such Compliance Certificate are required to be delivered), the Borrowers shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the fiscal year ending on or about January 3, 2016, minus (B) the sum of (1) the aggregate amount of voluntary principal prepayments of the Loans (except prepayments of (x) Swing Line Loans and (y) Loans under any Revolving Tranche that are not accompanied by a corresponding permanent commitment reduction of the Revolving Tranches and Loans repurchased pursuant to Dutch Auctions or open market purchases in an amount equal to the discounted purchase price of such Loans paid in respect of such Loans pursuant to such Dutch Auctions or through open market purchases), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness and (2) any amount not required to be applied pursuant to Section 2.05(b)(viii); provided that such percentage in respect of any Excess Cash Flow Period shall be reduced to 25% or 0% if the First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates was less than 3.00:1.00 or 2.50:1.00, respectively.

(ii) If (x) the Lux Borrower or any Restricted Subsidiary consummates an Asset Sale, or (y) any Casualty Event occurs, and any transaction or series of related transactions described in the foregoing clauses (x) and (y) results in the receipt by the Lux Borrower or such Restricted Subsidiary of aggregate Net Cash Proceeds in excess of $10,000,000 for any Asset Sale or Casualty Event or $25,000,000 in any fiscal year (any such transaction or series of related transactions resulting in Net Cash Proceeds being a “Relevant Transaction”), (1) the Borrower Representative (on behalf of the Borrowers) shall give written notice to the Administrative Agent thereof promptly after the date of receipt of such Net Cash Proceeds and (2) except to the extent the Borrowers elect in such notice to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 7.04, the Borrowers shall prepay, subject to Section 2.05(b)(viii) an aggregate principal amount of Term Loans in an amount equal to 100% (as may be adjusted pursuant to the second proviso below) of the Net Cash Proceeds received from such Relevant Transaction within 15 Business Days of receipt thereof by the Lux Borrower or such Restricted Subsidiary; provided that the Borrowers may use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is secured by the Collateral on a first lien “equal and ratable” basis with Liens securing the Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Article I).

(iii) (@) Upon the incurrence or issuance by the Lux Borrower or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the Borrowers shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Lux Borrower or such Restricted Subsidiary.

(B) Without duplication, upon the receipt by the Lux Borrower or any Restricted Subsidiary of Net Cash Proceeds of the type described in clause (d) of the definition of “Net Cash Proceeds,” the Borrowers shall immediately apply such proceeds to the prepayment of Term Loan Tranches as set forth in this Section 2.05.

(iv) Upon the incurrence by the Lux Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Borrowers shall prepay an aggregate principal amount of the Tranche of Revolving Credit Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Lux Borrower or such Restricted Subsidiary.

(v) If for any reason the sum of the Total Revolving Credit Outstandings under any Tranche and the outstanding Specified Refinancing Revolving Loans at any time exceed the sum of the Revolving Tranches then in effect (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), the Borrowers shall immediately prepay Revolving Tranches and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Tranches and Swing Line Loans the sum of the Total Revolving Credit Outstandings and the outstanding Specified Refinancing Revolving Loans exceed the aggregate Revolving Credit Commitments under such Tranche and commitments to make Specified Refinancing Revolving Loans then in effect. ~~For the avoidance of doubt, (x) prior to the 2019 Dollar Revolving Final Date, the amount of any prepayment of Dollar Revolving Credit Loans shall be allocated among the Dollar Revolving Credit Loans of each Dollar Revolving Credit Lender pro rata based on each such Lender’s Pro Rata Share without regard to the Tranche of the Dollar Revolving Credit Commitments held by such Lender and (y) prior to the 2019 Multicurrency Revolving Final Date, the amount of any prepayment of Multicurrency Revolving Credit Loans shall be allocated among the Multicurrency Revolving Credit Loans of each Multicurrency Revolving Credit Lender based on each such Lender’s Pro Rata Share without regard to the Tranche of the Multicurrency Revolving Credit Commitments held by such Lender~~

(vi) Subject to Section 2.17, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to each Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such

Pro Rata Share) (other than a prepayment of (x) Term Loans or Revolving Credit Loans, as applicable, with the proceeds of Indebtedness incurred pursuant to Section 2.18, which shall be applied to the Term Loan Tranche or Revolving Tranche, as applicable, being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under Section 7.01(a), which shall be applied to the Term Loan Tranche being refinanced pursuant thereto). Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments with respect to such Term Loan Tranche in direct order of maturity. Each prepayment of Term Loans under a Facility pursuant to this Section 2.05(b) shall be applied on a pro rata basis to the then outstanding Base Rate Loans and Eurocurrency Rate Loans under such Facility; provided that, if there are no Declining Lenders with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans under such Facility to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.06.

(vii) All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.06 and, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iv). Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, either Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(viii) Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited, restricted or delayed by applicable local law from being repatriated to the United States or the Netherlands, (A) the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States or the Netherlands (the Borrowers hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.05 to the extent provided herein and (B) to the extent that the Borrower Representative has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have an adverse tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05 (or twelve months after the date such Excess Cash Flow would have been so required to be applied if it were Net Cash Proceeds), (x) the applicable Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the applicable Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Foreign Subsidiary, in each case, other than as mutually agreed by the Borrower Representative and the Administrative Agent.

(c) Term Lender Opt-Out. With respect to any prepayment of Initial Term Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches pursuant to Section 2.05(b)(ii) or (iii), any Appropriate Lender, at its option (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment), may elect not to accept such prepayment as provided below. The Borrower Representative (on behalf of the Borrowers) may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(ii) or (iii) at least ten Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(ii) or (iii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrower Representative (on behalf of the Borrowers), including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than five Business Days after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fifth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrowers and applied by the Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans, New Term Loans or Specified Refinancing Term Loans owing to Declining Lenders shall be retained by the Borrowers (such amounts, “Declined Amounts”).

(d) All Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in the currency in which they were made.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrowers may, upon written notice by the Borrower Representative (on behalf of the Borrowers) to the Administrative Agent, terminate the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche, or from time to time permanently reduce the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche; provided that (i) any such notice shall be received by the Administrative Agent five Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory. (i) The Aggregate Commitments under a Term Loan Tranche shall be automatically and permanently reduced to zero on the date of the initial incurrence of Term Loans under such Term Loan Tranche, which in the case of the Initial Term Commitments shall be the ~~Closing~~Second Amendment Effective Date.

(ii) Upon the incurrence by any Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Revolving Credit Commitments of the Lenders under the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Commitments under such revolving credit facilities.

(iii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(iv) The aggregate Revolving Credit Commitments with respect to the applicable Tranche of the Revolving Credit Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche of the Revolving Credit Facility.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of the applicable Facility or Tranche of any termination or reduction of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.08). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination. For the avoidance of doubt, to the extent that any portion of the Revolving Credit Loans have been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, any prepayments of revolving Loans made pursuant to this Section 2.06 (other than any prepayments of revolving Loans made pursuant to Section 2.06(b)(ii)) shall be allocated ratably among the Revolving Tranches.

Section 2.07 Repayment of Loans.

(a) Initial Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders the aggregate principal amount of all Initial Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Initial Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Term Loans made as of the ~~Closing~~Second Amendment Effective Date)):

Date	Amount

The last Business Day of ~~each~~the fiscal quarter ending on or ~~prior to December 31, 2017~~about September 30, 2018	~~0.25706940874~~1.000% of the aggregate initial principal amount of the Initial Term Loans on the ~~First~~Second Amendment Effective Date

The last Business Day of each fiscal quarter ~~from January 1, 2018 to~~ ending on or about December 31, 2018 through the fiscal quarter ending on or about December 31, 2019	~~0.50~~0.500% of the aggregate initial principal amount of the Initial Term Loans on the ~~First~~Second Amendment Effective Date

The last Business Day of each fiscal quarter ~~from January 1~~, ending on or about March 31, 2020 ~~to June 30, 2021~~ through the Maturity Date	0.625% of the aggregate initial principal amount of the Initial Term Loans on the ~~First~~Second Amendment Effective Date

Maturity Date for the Initial Term Loans	all unpaid aggregate principal amounts of any outstanding Initial Term Loans provided, however, that the final principal repayment installment of the Initial Term Loans shall be repaid on the Maturity Date for the Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.

(b) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Tranche the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.

(c) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Maturity Date for the latest maturing Revolving Credit Facility. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrowers shall repay Swing Line Loans in an amount sufficient to eliminate any Fronting Exposure in respect of the Swing Line Loans.

(d) All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Eurocurrency Rate applicable to the currency in which such Eurocurrency Rate Loan is incurred for such Interest Period plus (B) the Applicable Rate for Eurocurrency Rate Loans under such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under the Revolving Credit Facility. Each Revolving Credit Loan denominated in an Alternative Currency shall be a Eurocurrency Rate Loan.The Borrowers shall pay interest on all overdue Obligations hereunder, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(b) Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) Interest on each Loan shall be payable in the currency in which each Loan was made.

(d) All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.

Section 2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of each Tranche of the Revolving Credit Facility, a commitment fee in Dollars equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments under such Tranche exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans under such Tranche (which, for the avoidance of doubt, shall not include the Outstanding Amount of any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times from the Closing Date until ~~in~~ the ~~case of~~Maturity Date for the ~~2019~~ Revolving Credit Facility~~, the Maturity Date with respect thereto~~ and ~~in the case of the 2021 Revolving Credit Facility, the Maturity Date with respect thereto, and, in each case,~~ shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter, commencing with the last Business Day of the first full fiscal quarter to end following the ~~Closing~~Second Amendment Effective Date, and on ~~(i) in~~ the ~~case of~~Maturity Date for the ~~2019~~ Revolving Credit Facility~~, the Maturity Date with respect thereto and (ii) in the case of the 2021 Revolving Credit Facility, the Maturity Date with respect thereto~~.

(b) Other Fees. (i) The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.

(ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans based on the Prime Lending Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Lux Borrower or for any other reason, the Borrower Representative or the Lenders determine that (i) the First Lien Net Leverage Ratio as calculated by the Borrower Representative as of any applicable date was inaccurate and (ii) a proper calculation of such ratio would have resulted in higher interest for any period, the Borrowers shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and with any such demand by the Administrative Agent being excused), an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period. This clause shall not limit the rights of the Administrative Agent, any Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(d)(iii), Section 2.03(i) or (j), Section 2.08(b) or under Article VIII. The Borrowers’ obligations under this Section 2.10(b) shall survive the termination of the Aggregate Commitments and acceleration of the Loans pursuant to Section 8.02 and the repayment of all other Obligations after an acceleration of the Loans pursuant to Sections 8.02. Except in any case where a demand is excused as provided above, any additional interest under this Section 2.10(b) shall not be due and payable until a demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such interest or fees as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five Business Days following such demand.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulations Section 5f.103-1(c), as a non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the

Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. (New York City time) on the date specified herein. Except as otherwise expressly provided herein, all payments by any Borrower hereunder in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than 2:00 p.m. (Local Time) on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 12:00 p.m. (New York City time) in the case of payments in Dollars or (ii) after 2:00 p.m. (Local Time) in the case of payments in an Alternative Currency, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such

Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If both the Borrowers and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

(ii) Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower Representative (on behalf of the Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers do not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d) Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.16, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Commitment Increase or (iii) any Specified Refinancing Debt in accordance with Section 2.18, (D) any loan modification offer described in Section 10.01, or (E) any applicable circumstances contemplated by Sections 2.05(b), 2.14, 2.17 or 3.08.

Section 2.14 Incremental Facilities.

(a) The Borrowers may (on a joint and several basis), from time to time after the Closing Date, upon notice by the Borrower Representative to the ~~Administrative Agent (who shall promptly notify the applicable Lenders~~Person appointed by the Borrower to arrange an incremental Facility (such Person (who (i) may be the Administrative Agent, if it so agrees, or (ii) any other Person appointed by the Borrower after consultation with the Administrative Agent), the “Incremental Arranger”) specifying the proposed amount and the proposed currency denomination thereof, request (i) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (a “Revolving Credit Commitment Increase”), (ii) an increase in any Term Loan Tranche then outstanding (which shall be on the same terms as, and become part of, the Term Loan Tranche proposed to be increased hereunder (except as otherwise provided in clause (d) below with respect to amortization)) (each, a “Term Commitment Increase”), (iii) the addition of one or more new revolving credit facilities to the Facilities (each, a “New Revolving Facility” and, any advance made by a Lender thereunder, a “New Revolving Loan”; and the commitments thereof, the “New Revolving Commitment”) and (iv) the addition of one or more new term loan facilities in such currency or currencies as the Borrowers identify in such notice to the Facilities (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Revolving Credit Commitment Increase, the New Revolving Commitments and the Term Commitment Increase, the “New Loan Commitments”) by an amount not to exceed the sum of (x) a Dollar Amount of

~~$600,000,000~~375,000,000 (the “Cash-Capped Incremental Facility”), (y) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as the Maximum First Lien Leverage Requirement is satisfied and (z) an amount equal to all voluntary prepayments of Term Loans made pursuant to Section 2.05(a) and voluntary prepayments of Revolving Credit Loans made pursuant to Section 2.05(a) to the extent accompanied by a corresponding, permanent reduction in the Revolving Credit Commitments pursuant to Section 2.06(a), in each case, to the extent not funded with the proceeds of long-term Indebtedness (excluding, for the avoidance of doubt, proceeds of any revolving credit facility (including the Revolving Credit Facility)) (the “Prepayment-Based Incremental Facility”) (such amount, at any such time, the “Incremental Amount”); provided that any such request for an increase shall be in a minimum amount of the lesser of (x) a Dollar Amount of $20,000,000 and (y) the entire amount of any increase that may be requested under this Section 2.14; provided, further, that for purposes of any New Loan Commitments established pursuant to this Section 2.14 and ~~New~~ Incremental ~~Notes issued~~Equivalent Debt incurred pursuant to Section 2.15, (A) the Borrowers shall be deemed to have used amounts under clause (z), if any, prior to utilization of amounts under clauses (x) and (y), and the Borrowers shall be deemed to have used amounts under clause (y) (to the extent permitted by the pro forma calculation of the First Lien Net Leverage Ratio required prior to the incurrence of such Ratio-Based Incremental Facility) prior to utilization of amounts under clause (x), and (B) New Loan Commitments pursuant to this Section 2.14 and ~~New~~ Incremental ~~Notes~~Equivalent Debt pursuant to Section 2.15 may be incurred under both clauses (x) and (y) above, and proceeds from any such incurrence under ~~both~~ clauses (x), (y) and (~~y~~z) above may be utilized in a single transaction by first calculating the incurrence under clause (y) ~~and then calculating the incurrence under clause (x)). At the time of sending such notice to the applicable Lenders, the Borrower Representative (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond~~(without inclusion of any amounts utilized pursuant to clause (x) or (z)).

(b) ~~Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in such new facility or increase of the existing Tranche and, if so, whether by a percentage of the requested increase equal to, greater than, or less than its Pro Rata Share of any then-existing Tranche. Any Lender approached~~Any Lender approached to participate in any New Loan Commitments may elect or decline, in its sole discretion, to ~~provide~~participate in such increase or new facility. ~~Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment with respect to such Tranche or to provide a new Tranche. The Administrative Agent shall notify the Borrowers of the Lenders’ responses to each request made under this Section 2.14. To achieve the full amount of a requested increase or issuance of New Term Facility and/or New Revolving Facility, as applicable, the~~The Borrowers may also invite additional Eligible Assignees reasonably satisfactory to the Incremental Arranger and, solely in connection with a Revolving Credit Commitment Increase or New Revolving Facility, with the consent of the Administrative Agent, each L/C Issuer and the Swing Line Lender (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld or delayed) to become Lenders pursuant to a joinder agreement to this Agreement ~~in form and substance reasonably satisfactory~~. Neither the Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any joinder agreement pursuant to this Section 2.14 and such execution shall not be required for any such joinder agreement to be effective; provided that, with respect to any New Loan Commitments, the Borrower must provide to the Administrative Agent the documentation providing for such New Loan Commitments.

(c) If (i) a Revolving Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Term Loan Facility or New Revolving Facility is added in accordance with this Section 2.14, the ~~Administrative Agent~~Incremental Arranger and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase, New Term Facility or New Revolving Facility among the applicable Lenders. The ~~Administrative Agent~~Incremental Arranger shall promptly notify the applicable Lenders of the final allocation of such increase, New Term Facility or New Revolving Facility and the Increase Effective Date. In connection with (i) any increase in a Term Loan Tranche or Revolving Tranche or (ii) any addition of a New Term Facility or New Revolving Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in a writing (which may be executed and delivered by the Borrowers and the ~~Administrative Agent~~Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation) in order to establish the New Term Facility or New Revolving Facility or to effectuate the increases to the Term Loan Tranche or Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein pursuant to the documentation related to such New Term Facility or New Revolving Facility. As of the Increase Effective Date, in the case of an increase to an existing Term Loan Tranche, the amortization schedule for the Term Loan Tranche then increased set forth in Section 2.07(a) (or any other applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans) shall be amended in ~~a~~ writing (which may be executed and delivered by the Borrowers and the ~~Administrative Agent~~Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation) to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.

(d) With respect to any Revolving Credit Commitment Increase, Term Commitment Increase or addition of New Term Facility or New Revolving Facility pursuant to this Section 2.14, (i) no Event of Default (subject to Section 1.02(i)) would exist after giving effect to such increase, (ii) (A) in the case of any increase of the Revolving Tranche, (1) the final maturity shall be the same as the Maturity Date applicable to the Revolving Credit Facility, (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required and (3) the terms and documentation applicable to the Revolving Credit Facility shall apply, (B) in the case of any New Revolving Facility, (1) the final maturity shall be no earlier than the Maturity Date applicable to the Revolving Credit Facility and (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required, (C) in the case of any increase of a Term Loan Tranche, the final maturity of the Term Loans, New Term Loans or Specified Refinancing Term Loans increased pursuant to this Section shall be no earlier than the Latest Maturity Date for, and such additional Loans shall not have a Weighted Average Life to Maturity shorter than the longest remaining weighted average life of, any other outstanding Term Loans, New Term Loans or Specified Refinancing Term Loans, as applicable; provided, that Extendable Bridge Loans and Specified New Term Loans may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans and the Specified New Term Loans, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, and (D) in the case of any New Term Facility, other than in the case of Extendable Bridge Loans and the Specified New Term Loans, such New Term Facility shall have a final maturity no earlier than the then Latest Maturity Date of any Term Loan Tranche and the Weighted Average Life to Maturity of such New Term Facility shall be no shorter than that of any existing Term Loan Tranche, (iii) except with respect to All-in Yield and as set forth in subclause (D) above with respect to final maturity and Weighted Average Life to Maturity, or otherwise ~~as shall be reasonably satisfactory to the Administrative Agent~~agreed with the Incremental Arranger in the documentation relating to such New Term Facility or New Revolving Facility, any such New Term Facility or New Revolving Facility shall have ~~the same terms as the Term Facility or Revolving Credit Facility, respectively~~terms reasonably satisfactory to the Incremental Arranger; provided, that (x) to the extent such terms are more favorable to the existing Lenders than comparable terms existing in the Loan Documents, such terms may be, as determined by the Borrowers in consultation with the Administrative Agent, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements, including, for the avoidance of doubt, at the option of the Borrower, any increase in the Applicable Rate relating to any existing Term Facility to bring such Applicable Rate in line with the New Term Facility to achieve fungibility with such existing Term Facility and (y) otherwise, may be incorporated if reasonably satisfactory to the Borrower, the Incremental Arranger and the Administrative Agent, and (iv) to the extent reasonably requested by the ~~Administrative Agent, the Administrative Agent~~Incremental Arranger, the Incremental Arranger shall have received legal opinions, resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.14 and/or Section 6.16 with respect to Holdings and the Borrowers and each material Subsidiary Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Notwithstanding the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the ~~Administrative Agent and the Borrowers; provided, further, in connection with the incurrence of any New Loan Commitment, if the proceeds of such New Loan Commitment are, substantially concurrently with the receipt thereof, to be used, in whole or in part, by the Borrowers or any other Loan Party to finance, in whole or in part, a Permitted Investment or an Investment permitted under Section 7.05, then, to the extent agreed to by the lenders providing such New Loan Commitment, (A) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Increase Effective Date shall be (x) the Specified Representations and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that Holdings or the Borrowers (or any Affiliate of Holdings or the Borrowers) has the right to terminate the obligations of Holdings, the Borrowers or such Affiliate under such acquisition agreement or not consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement and (B) any other express requirements shall be limited to customary “certain funds” requirements as mutually agreed to by the lenders providing such Incremental Facilities (“Permitted Acquisition Provisions”)~~Borrowers.

(e) On the Increase Effective Date with respect to a Revolving Tranche, (x) each Revolving Credit Lender immediately prior to such increase or incurrence will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Advances and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in L/C Advances and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.06. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02 and on the date of the making of such new Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, such new Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under such Term Loan Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Term Loan Tranche will participate proportionately in each then outstanding Borrowing of Term Loans under the Term Loan Tranche.

(f) (i) Any New Revolving Facility and New Term Facility shall rank pari passu in right of payment, have no more guarantees as, and be unsecured, secured either on a first lien “equal and ratable” basis with the other Facilities or on a “junior” basis, in each case over the same (or less) Collateral that secures the Facilities (and in each case, the application of any proceeds of the Collateral securing such New Revolving Facility or New Term Facility shall be subject to intercreditor arrangements that are reasonably satisfactory to the ~~Administrative Agent~~Incremental Arranger and, if such Incremental Arranger is not the Administrative Agent, the Administrative Agent, but if unsecured or secured on a “junior” basis to the other Facilities, such New

Revolving Facility or New Term Facility shall be documented in an agreement that is separate from this Agreement; provided that the foregoing shall in any event be subject to the Guaranty and Security Principles, (ii) the New Term Facility or New Revolving Facility, as applicable, shall, for purposes of prepayments, be treated substantially the same as (and in any event no more favorably than) the Term Facility or Revolving Credit Facility, as the case may be, unless the Borrowers otherwise elect (but in any event no more favorably than the existing Term Loans or Revolving Credit Loans, as applicable, and (iii) ~~with respect to any New Term Facility~~prior to the twenty-four-month anniversary of the Second Amendment Effective Date, with respect to any pari passu New Term Loans denominated in Dollars that are not Specified New Term Loans and which have a maturity date less than two years after the Maturity Date applicable to the Initial Term Loans, the All-in Yield applicable to such New Term ~~Facility~~Loans shall be determined by the Borrowers and the Lenders providing such New Term Facility and shall not be more than 50 basis points higher than the corresponding All-in Yield for the Initial Term Loans, unless the All-in Yield with respect to the Initial Term Loans is increased to the amount necessary so that the difference between the All-in Yield with respect to such New Term Facility and the corresponding All-in Yield on the Initial Term Loans is equal to 50 basis points; provided that, if the Adjusted Eurocurrency Rate in respect of such New Term Facility includes a floor greater than the floor applicable to the analogous existing Term Loan Tranche, such increased amount shall be equated to interest rate for purposes of determining the applicable interest rate under such New Term Facility, it being understood that in such circumstances, the Adjusted Eurocurrency Rate floor applicable to the applicable Term Loan Tranche, and not the Applicable Rate, shall be increased.

~~Section 2.15 New Incremental Notes~~

(g) If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.14 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

(h) To the extent any New Revolving Facility or New Term Facility shall be denominated in an Alternative Currency, this Agreement and the other Loan Documents shall be amended to the extent necessary or appropriate to provide for the administrative and operational provisions applicable to such Alternative Currency, in each case as are reasonably satisfactory to the Administrative Agent.

Section 2.15 ~~.~~Incremental Equivalent Debt.

(a) The Borrowers or any Guarantor may from time to time after the Closing Date, upon notice by the Borrower Representative to the Administrative Agent, specifying in reasonable detail the proposed terms thereof, request to issue one or more series of senior secured, senior unsecured, senior subordinated or subordinated notes or loans or, in each case, Extendable Bridge Loans in lieu thereof (which notes or loans (or Extendable Bridge Loans), if secured by the Collateral, are secured on a first lien “equal and ratable” basis with the Liens securing the Obligations or secured on a “junior” basis with the Liens securing the Obligations) and guaranteed only by Loan Parties or entities who become Loan Parties (such notes or loans (or Extendable Bridge Loans), collectively, “~~New~~ Incremental ~~Notes~~Equivalent Debt”) in an amount not to exceed the Incremental Amount (at the time of ~~issuance~~incurrence ); provided that (i) no Event of Default would exist after giving Pro Forma Effect to any such request subject ~~to the Permitted Acquisition Provisions~~Section 1.02(i), and (ii) any such ~~issuance~~incurrence of ~~New~~ Incremental ~~Notes~~Equivalent Debt shall be in a minimum amount of the lesser of (x) a Dollar Amount of $20,000,000 and (y) the entire amount that may be requested under this Section 2.15; provided, further, that any Incremental Commitments established pursuant to Section 2.14 and New Incremental ~~Notes issued~~Equivalent Debt incurred pursuant to this Section 2.15, (A) will count, first, to reduce the amount available under Prepayment-Based Incremental Facilities, second, to reduce the amount available under the Ratio-Based Incremental Facilities (to the extent permitted by the pro forma calculation of the First Lien Net Leverage Ratio required prior to the incurrence of such Ratio-Based Incremental Facility) and, third, to reduce the maximum amount under the Cash-Capped Incremental Facilities and (B) ~~New~~ Incremental ~~Notes~~Equivalent Debt pursuant to this Section 2.15 may be incurred under both the Ratio-Based Incremental Facilities and the Cash-Capped Incremental Facilities, and proceeds from any such incurrence may be utilized in a single transaction, by first calculating the incurrence under the Ratio-Based Incremental Facilities and then calculating the incurrence under the Cash-Capped Incremental Facilities. The Borrower may appoint any Person as arranger of such Incremental Equivalent Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Incremental Equivalent Debt Arranger”).

(b) As a condition precedent to the ~~issuance~~incurrence of any ~~New~~ Incremental ~~Notes~~Equivalent Debt pursuant to this Section 2.15, (i) such ~~New~~ Incremental ~~Notes~~Equivalent Debt shall not be Guaranteed by any Person that is not a Loan Party or that does not become a Loan Party, (ii) to the extent secured by the Collateral, such ~~New~~ Incremental ~~Notes~~Equivalent Debt shall be subject to intercreditor arrangements that are reasonably satisfactory to the Incremental Equivalent Debt Arranger and, if such Incremental Equivalent Debt Arranger is not the Administrative Agent, the Administrative Agent); (iii) such ~~New~~ Incremental ~~Notes~~Equivalent Debt shall have a final maturity no earlier than the then Latest Maturity Date; provided, that Extendable Bridge Loans /Interim Debt and Specified New Term Loans may have a maturity date earlier than the Latest Maturity Date, (iv) the Weighted Average Life to Maturity of such ~~New~~ Incremental ~~Notes~~Equivalent Debt shall not (A) be shorter than that of any then-existing Term Loan Tranche, or (B) to the extent unsecured, be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, event of loss or similar event or change of control provisions and customary acceleration rights after an event of default or (y) AHYDO payments) provided, that, with respect to Extendable Bridge Loans and Specified New Term Loans, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, (v) such ~~New~~ Incremental ~~Notes~~Equivalent Debt (other than any Extendable Bridge Loans) shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata to the Term Loans and other Indebtedness that is secured on a pari passu basis with the Obligations) and (vi) subject to the Guaranty and Security Principles, the covenants, events of default, guarantees, collateral and other terms of such ~~New~~ Incremental ~~Notes~~Equivalent Debt are customary for similar debt securities or loans in light of then-prevailing market conditions at the time of ~~issuance~~incurrence (it being understood that (x) no ~~New~~ Incremental ~~Notes~~Equivalent Debt in the form of term loans or notes shall include any financial maintenance covenants (including indirectly by way of a cross-default to this Agreement), but that customary cross-acceleration provisions may be included and (y) any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence based); and (vii) prior to the six-month anniversary of the Second Amendment Effective Date, with respect to any Incremental Equivalent Debt that is in the form of a senior secured term loan ranking pari passu with the Term Loans and that is denominated in Dollars that are not Specified New Term Loans and which have a maturity date less than two years after the Maturity Date applicable to the Initial Term Loans, the All-in Yield applicable to such Incremental Equivalent Debt shall be determined by the Borrowers and the Lenders providing such Incremental Equivalent Debt and shall not be more than 50 basis points higher than the corresponding All-in Yield for the Initial Term Loans, unless the All-in Yield with respect to the Initial Term Loans is increased to the amount necessary so that the difference between the All-in Yield with respect to such Incremental Equivalent Debt and the corresponding All-in Yield on the Initial Term Loans is equal to 50 basis points; provided that, if the Adjusted Eurocurrency Rate in respect of such Incremental Equivalent Debt includes a floor greater than the floor applicable to the analogous existing Term Loan Tranche, such increased amount shall be equated to interest rate for purposes of determining the applicable interest rate under such Incremental Equivalent Debt, it being understood that in such circumstances, the Adjusted Eurocurrency Rate floor applicable to the applicable Term Loan Tranche, and not the Applicable Rate, shall be increased) (provided that a certificate of a Responsible Officer of the Lux Borrower delivered to the ~~Administrative~~ AgentIncremental Equivalent Debt Arranger in good faith at least five Business Days prior to the incurrence of such ~~New~~ Incremental ~~Notes~~Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such ~~New~~ Incremental ~~Notes~~Equivalent Debt or drafts of the documentation relating thereto, stating that the Lux Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the ~~Administrative Agent~~Incremental Equivalent Debt Arranger provides notice to the Borrowers of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects) and provided, further, that if the terms of the ~~New~~ Incremental ~~Notes~~Equivalent Debt are substantially identical to the Senior Notes ~~or the Term Loans~~, the conditions in this clause (b) shall be deemed to be satisfied). For the avoidance of doubt, Incremental Equivalent Debt in the form of notes shall not benefit from any “most favored nation” pricing protection. Notwithstanding the foregoing, the conditions precedent to each such increase shall be agreed to by the Lenders providing such increase and the Borrowers.

(c) The Lenders hereby authorize the ~~Administrative Agent~~Incremental Equivalent Debt Arranger (and the Lenders hereby authorize the Incremental Equivalent Debt Arranger to execute and deliver such amendments) to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary or appropriate in order to secure any ~~New~~ Incremental ~~Notes~~Equivalent Debt with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the ~~Administrative Agent~~Incremental Equivalent Debt Arranger and the Borrower Representative in connection with the issuance of such ~~New~~ Incremental ~~Notes~~Equivalent Debt, in each case on terms consistent with this Section 2.15. If the Incremental Notes Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Notes Arranger herein shall be done in consultation with the Administrative Agent and, with respect to applicable documentation (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein

Section 2.16 Cash Collateral.

(a) Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover (i) 103% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender.

(b) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at the Administrative Agent or the Collateral Agent. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.05, 2.06, 2.17, 8.02 or 8.04 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Sections 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this

Section 2.16 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the applicable L/C Issuer or Swing Line Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower Representative (on behalf of the Borrowers) may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer or Swing Line Lender as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender, the applicable L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default pursuant to Sections 8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrowers as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(i).

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the Pro Rata Share of each non-Defaulting Lender under a Revolving Tranche shall be determined without giving effect to the

Commitment under such Revolving Tranche of that Defaulting Lender; provided that (i) each such reallocation shall be given effect unless an Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender under a Revolving Tranche to acquire, refinance or fund participations in Letters of Credit issued, and Swing Line Loans incurred, under such Revolving Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Revolving Tranche of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Revolving Tranche of that Revolving Credit Lender.

(b) If the Borrowers, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.18 Specified Refinancing Debt.

(a) The Borrowers may on a joint and several basis, from time to time after the Closing Date, ~~and subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned),~~ add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by any Person appointed by the Borrower, after consultation with the Administrative Agent, as agent under such Specified Refinancing Debt such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Borrowers, to refinance (i) all or any portion of any Term Loan Tranches then outstanding under this Agreement and (ii) all or any portion of any Revolving Tranches then in effect under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not have obligors other than the Loan Parties or entities who shall have become Loan Parties (it being understood that the roles of such obligors as borrowers or guarantors with respect to such obligations may be interchanged); (iii) will be (x) unsecured or (y) secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis to the Liens securing the Obligations (in each case pursuant to intercreditor arrangements reasonably satisfactory to the Specified Refinancing Agent and, if the Specified Refinancing Agent is not the Administrative Agent, the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrowers and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Tranche being refinanced and (y) to the extent constituting term loan facilities, will have a maturity date that is not prior to the date that is after the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of, the Term Loans being refinanced; provided that Extendable Bridge Loans and Specified New Term Loans may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans and Specified New Term Loans, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; (vi) any Specified Refinancing Term Loans shall share ratably in any prepayments of Term Loans pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loan Tranches than the Specified Refinancing Term Loans); (vii) each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Sections 2.03 and 2.04) and participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and

2.04 shall be allocated pro rata among the Revolving Tranches; (viii) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing and optional prepayment and redemption terms) that are substantially identical to, or less favorable, when taken as a whole, to the lenders providing such Specified Refinancing Debt than, the terms and conditions of the Facilities and Loans being refinanced (as reasonably determined by the Borrower Representative in good faith, which determination shall be conclusive evidence that such terms and conditions satisfy such requirement unless the ~~Administrative~~Specified Refinancing Agent provides notice to the Lux Borrower of an objection (including a reasonable description of the basis upon which it objects) within five Business Days after being notified of such determination by the Lux Borrower); and (ix) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05 and 2.06, as applicable, and the ~~prepayment~~payment of fees, expenses and premiums, if any, payable in connection therewith; provided however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrowers and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (~~excluding~~plus an amount equal to accrued interest, fees, discounts, premiums ~~or expenses). The Borrower Representative (on behalf of the Borrowers) shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. At the time of sending such notice to such Lenders, the Borrower Representative (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice or such shorter period as may be agreed by the Administrative Agent). Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in providing such Specified Refinancing Debt and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s ratable share in respect of the applicable Facility) of such Specified Refinancing Debt~~and expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. ~~Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Debt. The Administrative Agent shall notify the Borrowers and each applicable Lender of the Lenders’ responses to each request made hereunder.~~ To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent, each L/C Issuer and the Swing Line Lender, if applicable (in each case, which approval shall not be unreasonably withheld, conditioned or delayed), in the case of Specified Refinancing Revolving Credit Commitments, the Borrowers may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the ~~Administrative~~Specified Refinancing Agent.

(b) The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the ~~Administrative~~Specified Refinancing Agent, receipt by the ~~Administrative~~Specified Refinancing Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrowers, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.14 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the ~~Administrative~~Specified Refinancing Agent). The Lenders hereby authorize the ~~Administrative~~Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.18.

(c) Each class of Specified Refinancing Debt incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) not less than a Dollar Amount of $20,000,000 and (y) an integral multiple of a Dollar Amount of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers (on a joint and several basis) in respect of a Revolving Tranche, or the provision to the Borrowers (on a joint and several basis) of Swing Line Loans, pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments.

(d) The ~~Administrative~~Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrowers, the ~~Administrative Agent~~Specified Refinancing and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the ~~Administrative~~Specified Refinancing Agent and the Borrowers, to effect the provisions of or consistent with this Section 2.18. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of ~~the~~a Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.18 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

Section 2.19 Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower Representative, any Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Debt Exchange Notes (each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by a Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrowers on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of such Term Loans offered to be exchanged by the Borrowers pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower Representative and the Exchange Agent, and (vi) any applicable Minimum Tender Condition shall be satisfied.

(b) With respect to all Permitted Debt Exchanges effected by any of the Borrowers pursuant to this Section 2.19, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a) or (b), and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10 million in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Borrower Representative may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower Representative’s discretion) of Term Loans of any or all applicable classes be tendered.

(c) In connection with each Permitted Debt Exchange, the Borrower Representative and the Exchange Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.19 and without conflict with Section 2.19(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower Representative and the Exchange Agent) of time following the date on which the Permitted Debt Exchange Offer is made.

(d) Each Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Exchange Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with such Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

(e) If the Exchange Agent is not the Administrative Agent, the actions authorized to be taken by the Exchange Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.19, any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein

ARTICLE III.

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the applicable Borrower, the other applicable Loan Party, Administrative Agent or other applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Borrower or other applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such Payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower Representative (on behalf of the Borrowers), use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Sections 3.01(a) and (c). The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrower Representative (on behalf of the Borrowers) under this Section 3.01(f).

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the case of the U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower Representative (on behalf of the U.S. Borrower) and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative (on behalf of the U.S. Borrower) or the Administrative Agent) executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(B) any Foreign Lender shall deliver to the Borrower Representative (on behalf of the U.S. Borrower) and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative (on behalf of the U.S. Borrower) or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax;

(ii) executed originals of IRS Form W-8ECI (or any successor form);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor form); or

(iv) to the extent a Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a certificate substantially in the form of Exhibit L-1, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a certificate substantially in the form of Exhibit L-3 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall deliver to the Borrower Representative (on behalf of the U.S. Borrower) or the Administrative Agent, executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative (on behalf of the Borrowers) and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA to determine whether such Lender has complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower Representative and the Administrative Agent or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding any other provision of this Section 3.01(g), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(h) The Administrative Agent shall deliver to the Borrower Representative (on behalf of the U.S. Borrower) (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower Representative (on behalf of the U.S. Borrower)) executed originals of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the U.S. Borrower to be treated as a U.S. person.

(i) VAT. (i) All amounts expressed to be payable under any Loan Document by any Loan Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 3.01(i)(ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Loan Party under any Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Loan Party).

(ii) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “VAT Recipient”) under any Loan Document, and any Loan Party (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this subclause (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Loan Party to reimburse or indemnify a Finance Party for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 3.01(i) to any Loan Party shall, at any time when such Loan Party is treated as a member of a group (including but not limited to any fiscal unities) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply under the grouping rules.

(v) In relation to any supply made by a Finance Party to any Loan Party under a Loan Document, if reasonably requested by such Finance Party, that Loan Party must promptly provide such Finance Party with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

(j) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender.

Section 3.02 Currency Equivalents.

(a) The Administrative Agent shall determine the Dollar Amount of each Revolving Credit Loan denominated in an Alternative Currency and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (i) for Revolving Credit Loans, as of the first day of each Interest Period applicable thereto and (ii) as of the end of each fiscal quarter of the Lux Borrower, and shall promptly notify the Borrowers and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Borrowing request for purposes of the initial such determination for any Revolving Credit Loan and (y) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

(b) If after giving effect to any such determination of a Dollar Amount, the sum of the aggregate Outstanding Amount of the Revolving Credit Loans denominated in Alternative Currencies and the L/C Obligations denominated in Alternative Currencies under the Multicurrency Tranche exceeds the aggregate amount of Multicurrency Revolving Credit Commitments then in effect by 5.0% or more, the Borrowers shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay the applicable outstanding Dollar Amount of the Revolving Credit Loans denominated in Alternative Currencies under the Multicurrency Tranche or take other action as the Administrative Agent, in its discretion, may direct (including Cash Collateralization of the applicable L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.

Section 3.03 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Adjusted Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, (I) if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Eurocurrency Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base Rate) or (II) if applicable and such Loans are denominated in Alternative Currencies, the interest rate with respect to such Loans shall be determined by an alternative rate mutually acceptable to the Borrowers and the Lenders, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.06. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.04 Inability to Determine Rates.

(a) If the Required Lenders reasonably determine that for any reason, adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Representative (on behalf of the Borrowers) may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Borrowers and the Lenders may establish a mutually acceptable alternative rate).

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.04(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.04(a) have not arisen but the supervisor for the administrator of the Eurocurrency Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Lux Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b), (x) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Rate Borrowing shall be ineffective, and (y) if any Committed Loan Notice requests a Eurocurrency Rate Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 3.05 Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate or (as the case may be) issuing or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes, and (iii) reserve requirements reflected in the Eurocurrency Rate), then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrowers shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such notice.

(d) For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the Closing Date, regardless of the date enacted, adopted or issued.

Section 3.06 Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan or pursuant to a conditional notice) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrowers; or

(c) any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) in a different currency from such Loan or Letter of Credit drawing; or

(d) any mandatory assignment of such Lender’s Eurocurrency Rate Loans pursuant to Section 3.08 on a day other than the last day of the Interest Period for such Loans,

including foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, or from the performance of any foreign exchange contract (but excluding anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.07 Matters Applicable to All Requests for Compensation.

(a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03, 3.04 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests compensation under Section 3.05, or a Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrower Representative (on behalf of the Borrowers) and at the Borrowers’ expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.02 or 3.04, as applicable, in the future and (ii) would not, in the judgment of such Lender or such L/C Issuer, as applicable, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer. The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrowers or rights of such Lender pursuant to Section 3.05.

(c) If any Lender requests compensation by the Borrowers under Section 3.05, the Borrower Representative (on behalf of the Borrowers) may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans denominated in Dollars, or to convert Base Rate Loans into Eurocurrency Rate Loans denominated in Dollars, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(d) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan denominated in Dollars, or to convert Base Rate Loans into Eurocurrency Rate Loans denominated in Dollars shall be suspended pursuant to this Section 3.07(d) hereof, such Lender’s Eurocurrency Rate Loans denominated in Dollars shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans denominated in Dollars have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans denominated in Dollars shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans denominated in Dollars shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans denominated in Dollars shall remain as Base Rate Loans.

(e) If any Lender gives notice to the Borrower Representative (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans denominated in Dollars pursuant to this Section 3.07 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans denominated in Dollars made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans denominated in Dollars, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans denominated in Dollars and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

(f) A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrowers hereunder) under comparable syndicated credit facilities.

Section 3.08 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrowers become obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.05 (other than with respect to Other Taxes) as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.03 or 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the Borrowers may, on three Business Days’ prior written notice from the Borrower Representative to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrowers owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrowers owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other Replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of Borrowers having become obligated to pay amounts described in Section 3.01, 3.04 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01, 3.04 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans and (ii) deliver any Notes evidencing such Loans to the Borrower Representative (for return to the applicable Borrower) or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a), the Borrowers shall pay to such Lender such amounts as may be required pursuant to Section 3.06.

(b) Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.16) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(c) In the event that (i) the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term “Non-Consenting Lender” shall also include any Lender that rejects (or is deemed to reject) (x) a loan modification offer under Section 10.01, which loan modification has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such loan modification and (y) any Lender that does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.18. For the avoidance of doubt, if any applicable Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its Initial Term Loans or its Initial Term Loans are prepaid by the applicable Borrower(s), pursuant to Section 3.08(a) on or prior to the date that is one year after the Closing Date in connection with any such waiver, amendment or modification constituting a Repricing Event, the applicable Borrower(s) shall pay such Non-Consenting Lender a fee equal to 1.00% of the principal amount of the Initial Term Loans so assigned or prepaid.

(d) Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.

ARTICLE IV.

Conditions Precedent to Credit Extensions

Section 4.01 Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent, except as otherwise agreed between the Borrowers and the Administrative Agent:

(a) The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to Holdings and its Subsidiaries, giving effect to the Transaction):

(i) executed counterparts of (A) this Agreement from Holdings and each Borrower, (B) the Holdings Guaranty from Holdings, (C) the Subsidiary Guaranty from each Subsidiary Guarantor and (D) the Intercompany Subordination Agreement;

(ii) the Security Agreement, duly executed by the U.S. Borrower, each Subsidiary Guarantor that is a Domestic Subsidiary, together with (subject to the last paragraph of this Section 4.01):

(A) certificates, if any, representing the Pledged Interests in the U.S. Borrower and, to the extent received from the Sellers after Holdings’ use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense, each wholly owned Domestic Subsidiary other than Immaterial Subsidiaries accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable),

(B) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of Holdings, each Borrower and each Subsidiary Guarantor that is party to the Security Agreement created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(C) evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements); provided, however, that this provision does not apply with respect to foreign intellectual property;

(iii) an Intellectual Property Security Agreement, duly executed by each Domestic Loan Party that owns intellectual property that is required to be pledged in accordance with the Security Agreement, together with (subject to the last paragraph of this Section 4.01) evidence that all action that the Administrative Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken; provided, however, that this provision does not apply with respect to perfection and protections of the Liens over foreign intellectual property;

(iv) those certain Collateral Documents required to be delivered on the Closing Date pursuant to Schedule 1.01(l) duly executed by the parties thereto, together with certificates, if any, representing the Equity Interests of the Lux Borrower, accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable);

(v) a Note executed by the Borrowers in favor of each Lender requesting a Note reasonably in advance of the Closing Date;

(vi) a Committed Loan Notice and a Letter of Credit Application, if applicable, in each case relating to the initial Credit Extension;

(vii) a solvency certificate executed by the chief financial officer or similar officer, director, manager or authorized signatory of Lux Borrower (after giving effect to the Transaction) substantially in the form attached hereto as Exhibit I;

(viii) such documents and certifications (including Organization Documents and, if applicable, good standing certificates as the Administrative Agent may reasonably require to evidence that Holdings, each Borrower and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(ix) an opinion of Latham & Watkins LLP, special New York counsel to Holdings, the Borrowers and the Subsidiary Guarantors, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent; and

(x) opinions of local and foreign counsel for Holdings, the Borrowers and the Subsidiary Guarantors (or the Administrative Agent, as applicable) listed on Schedule 4.01(a)(x) hereto, in form and substance reasonably satisfactory to the Administrative Agent.

(b) Since January 16, 2014, through and including the Closing Date, no Company Material Adverse Effect has occurred.

(c) The Arrangers and the Administrative Agent shall have received (i) audited consolidated balance sheets of the Company and related statements of income, changes in equity and cash flows of the Company for the fiscal years ended January 1, 2012, December 30, 2012 and December 29, 2013 and (ii) unaudited combined balance sheets and related statements of income, changes in equity and cash flows of the Company for each subsequent fiscal quarter after December 29, 2013 to the extent required to be delivered prior to the Closing Date by Johnson & Johnson to Holdings in accordance with the Purchase Agreement.

(d) The Arrangers and the Administrative Agent shall have received a pro forma combined balance sheet and related pro forma combined statement of income of the Lux Borrower and its Subsidiaries (based on the financial statements of the Company referred to in Section 4.01(c) above) as of and for the twelve-month period ending on the last day of the most recent period covered by the financial statements of the Company required pursuant to Section 4.01(c), prepared after giving effect to the Transaction as if the Transaction (or any other such event) had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which need not be prepared in compliance with Regulation S-X, or include adjustments for purchase accounting.

(e) Holdings, each Borrower and each Subsidiary Guarantor shall have provided the documentation and other information reasonably requested in writing at least ten days prior to the Closing Date by the Arrangers as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three business days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).

(f) All actions necessary to establish that the Administrative Agent will have a perfected first priority security interest (subject to Liens permitted under Section 7.02) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.

(g) The Acquisition shall be consummated concurrently with the initial funding of the Facilities, in all material respects in accordance with the terms of the Purchase Agreement, without giving effect to any modifications, amendments, consents or waivers thereto or thereunder (other than any such modification, amendment, consent or waiver that is not material and adverse to the interests of the Lenders and the Arrangers) effected without the prior consent of the Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) (it being hereby understood and agreed that any change in the purchase price payable in connection with the Acquisition shall not be deemed to be material and adverse to the interests of the Lenders and the Arrangers; provided that (A) any increase in the purchase price so payable is funded solely by an increase in the aggregate amount of the Equity Contribution and (B) any reduction in the purchase price so payable is allocated (x) first, to reduce the Equity Contribution to an amount that is equal to 20.0% of the total pro forma consolidated debt and equity capitalization of the Borrowers and their respective Subsidiaries on the Closing Date (excluding any Letters of Credit issued on the Closing Date and amounts funded hereunder or under the Senior Notes to fund upfront fees or original issue discount) after giving effect to the Transaction, and (y) second, (I) 80.0% to reduce any amounts to be funded pro rata under the Senior Notes and (II) 20.0% to the Equity Contribution dollar for dollar on a pro rata basis.

(h) (i) (A) The Acquisition Representations and the Specified Representations shall be true and correct in all material respects (and in all respects, if any such Acquisition Representation or Specified Representation is already qualified by materiality); provided that at any time “Material Adverse Effect” is utilized in such Acquisition Representations it shall be deemed to refer to Company Material Adverse Effect; (B) the Lux Borrower shall have received the proceeds from the Equity Contribution (in an amount not less than that contemplated by the definition of Transaction (or such lesser amount permitted by clause (B) of the proviso to Section 4.01(g)) and not less than 50.1% of such proceeds shall have been contributed by the Sponsor); and (C) the Refinancing shall have been, or shall concurrently with the initial funding of the Facilities be, consummated.

(ii) All fees required to be paid on the Closing Date pursuant to this Agreement, the Fee Letter and any other arrangements with the Arranger and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, to the extent invoiced at least five Business Days prior to the Closing Date (or such later date as the Borrower Representative may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Initial Term Loan).

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

Notwithstanding anything herein to the contrary, it is understood that, other than with respect to the execution and delivery of the Security Agreement, the Intellectual Property Security Agreement, those certain Collateral Documents required to be delivered on the Closing Date pursuant to Schedule 1.01(l), and any UCC Filing Collateral (as defined below), to the extent any Lien on any Collateral is not provided and/or perfected on the Closing Date after Holdings’ and the Borrowers’ use of commercially reasonable efforts to do so, the provision and/or perfection of a Lien on such Collateral shall not constitute a condition precedent for purposes of this Section 4.01, but instead shall be required to be delivered after the Closing Date in accordance with Sections 6.12, 6.14 and 6.16; provided that Holdings and the Borrowers shall have delivered all Stock Certificates (to the extent received from the Sellers after Holdings’ and the Borrowers’ use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense). For purposes of this paragraph, “UCC Filing Collateral” means Collateral, including Collateral constituting investment property, for which a security interest can be perfected by filing a UCC-1 financing statement. “Stock Certificates” means Collateral consisting of certificates representing Equity Interests of the Borrowers and the wholly owned Domestic Subsidiaries of the Loan Parties (other than Immaterial Subsidiaries) (provided that Holdings and the Borrowers shall not be required to deliver Stock Certificates constituting Excluded Property) for which a security interest can be perfected by delivering such certificates, together with undated stock powers or other appropriate instruments of transfer executed in blank for each such certificate.

Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than on the Closing Date, other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) Subject in the case of any Borrowing in connection with a New Loan Commitment or Incremental Equivalent Debt to the limitations in Section 2.14(d) and in the case of Borrowings in connection with a Limited Condition Acquisition to the limitations in Section 1.02(i), the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b), respectively, prior to such proposed Credit Extension.

(b) Subject in the case of any Borrowing in connection with a New Loan Commitment or Incremental Equivalent Debt to the limitations in Section 2.14(d) and in the case of Borrowings in connection with a Limited Condition Acquisition to the limitations in Section 1.02(i), no Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

ARTICLE V.

Representations and Warranties

Each of Holdings (with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.10, 5.12, 5.13, 5.14, 5.19, 5.20 and 5.21) and each of the Borrowers represents and warrants to the Administrative Agent and the Lenders (after giving effect to the Transaction) that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b)(i), (b)(ii) (other than with respect to the Borrowers), (c) and (d), to the extent that any failure to be so or to have such could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except to the extent that such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any

Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties or any Restricted Subsidiary in favor of the Secured Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages or filings in foreign jurisdictions, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, administration, administrative receivership, winding-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements fairly present in all material respects the combined financial condition of the Company as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated financial statements of the Lux Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the Lux Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year-end audit adjustments.

(c) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Lux Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that no assurance can be given that any particular projections will be realized, actual results may vary from such forecasts and that such variations may be material.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrowers or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.

Section 5.07 Use of Proceeds. The Borrowers, other than as set forth in the immediately following sentence, will use the proceeds of all Borrowings after the ~~Closing~~Second Amendment Effective Date to finance the working capital needs of the Borrowers and the Restricted Subsidiaries and for general corporate purposes of the Borrowers and the Restricted Subsidiaries (including acquisitions and other Investments permitted hereunder). The Borrowers will use the proceeds of the ~~Additional~~ Initial Term Loans incurred on the ~~First~~Second Amendment

Effective Date to repay all Term Loans outstanding ~~Revolving Credit Loans (without, for the avoidance of doubt, any permanent reduction in Revolving Credit Commitments)~~immediately prior to the Second Amendment Effective Date and to pay any fees, commissions, costs or other expenses associated with the ~~First~~Second Amendment and the transactions contemplated thereby, with any excess proceeds to finance the working capital needs of the Borrowers and the Restricted Subsidiaries and for general corporate purposes of the Borrowers and the Restricted Subsidiaries (including acquisitions and other Investments permitted hereunder).

Section 5.08 Ownership of Property; Liens.

(a) Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01, except where the failure to have such title or interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any Material Real Property or any real property necessary for the ordinary conduct of each Borrower’s business, taken as a whole.

(b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list, in all material respects, of all Material Real Property owned by any Domestic Loan Party as of the Closing Date (after giving effect to the Transaction), showing as of the Closing Date, the street address (to the extent available), county or other relevant jurisdiction, state and record owner; and as of the Closing Date (after giving effect to the Transaction), no Domestic Loan Party owns any Material Real Property except as listed on Schedule 5.08(b).

Section 5.09 Environmental Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Borrowers and the Restricted Subsidiaries and their respective operations and properties, are in compliance with all applicable Environmental Laws and Environmental Permits and none of the Borrowers or the Restricted Subsidiaries are subject to any Environmental Liability.

(b) (i) None of the properties currently or formerly owned or operated by any Borrower or any Restricted Subsidiary is listed or, to the knowledge of any Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by either Borrower or any of the Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iii) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of any Borrower, formerly owned or operated by any Borrower or any of the Restricted Subsidiaries, except for such releases, discharges and disposals that were in compliance with, or would not reasonably be expected to give rise to liability under, Environmental Laws.

(c) None of the Borrowers or any of the Restricted Subsidiaries is undertaking, and none has completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

(d) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of any Borrower, formerly owned or operated by either Borrower or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to either Borrower or any of the Restricted Subsidiaries.

Section 5.10 Taxes. The Borrowers and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11 Employee Benefits Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan is in compliance with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, none of the Lux Borrower or any of its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrowers or any Restricted Subsidiary, directly or indirectly, to any tax or civil penalty.

(c) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

(d) (i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(d), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(e) (i) With respect to each Foreign Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained, (ii) except as disclosed or reflected in such financial statements, there are no aggregate unfunded liabilities with respect to Foreign Plans and the present value of the aggregate accumulated benefit liabilities of all Foreign Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Foreign Plans, except with respect to each of the foregoing clauses (i) and (ii) of this Section 5.11(e), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. As of the Closing Date, none of the Foreign Plans is a Canadian pension plan that provides benefits on a defined benefit basis.

Section 5.12 Subsidiaries; Equity Interests. As of the Closing Date, after giving effect to the Transaction, there are no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Restricted Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except (i) those created under the Collateral Documents, (ii) any nonconsensual Lien that is permitted under Section 7.02 and (iii) if such representation is made after the Closing Date, Liens related to ~~New~~ Incremental ~~Notes~~Equivalent Debt , Refinancing Notes and other Permitted Debt that is permitted to be secured thereby pursuant to Section 7.01.

Section 5.13 Margin Regulations; Investment Company Act.

(a) Each of the Loan Parties is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.

(b) None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14 Disclosure.

(a) As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material.

Section 5.15 Compliance with Laws. Each Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Intellectual Property; Licenses, Etc. Each Borrower and each Subsidiary Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that Borrower and the Subsidiary Guarantors do not infringe or violate the IP Rights held by any other Person. Set forth on Schedule 5.16 is a complete and accurate list of all material registered or applications to register in the United States Patent and Trademark Office or the United States Copyright Office patents, trademarks, and copyrights owned or, in the case of copyrights, exclusively licensed by the Borrowers and Subsidiary Guarantors as of the Closing Date, after giving effect to the Transaction. To the knowledge of any Borrower, the conduct of the business of such Borrower or Subsidiary Guarantor as currently conducted does not infringe upon or violate any IP Rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.17 Solvency. On the Closing Date, after giving effect to the Transaction, the Lux Borrower and the Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 5.18 Perfection, Etc. Each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein and subject, in the case of Collateral Documents governed by the Laws of a jurisdiction located outside of the United States, to the Guaranty and Security Principles) in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding-up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements and other filings in appropriate form are filed or registered, as applicable, in the offices of the Secretary of State (or a comparable office in any applicable non-U.S. jurisdiction or pursuant to such other system of registration as may exist in any applicable non-U.S. jurisdiction) of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document or in the case of any Loan Party that is not a Domestic Loan Party, such actions as set forth in the applicable Collateral Documents to which such Loan Party is a party) the Liens created by the Collateral Documents shall constitute fully perfected (or the equivalent under applicable foreign law) first priority Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents and, in each case, subject to the Guaranty and Security Principles), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.

Section 5.19 Anti-Terrorism Laws; OFAC.

(a) Anti-Terrorism Laws. ~~Except as could not reasonably be expected to result in a Material Adverse Effect, each~~Each of Holdings, the Borrowers and each of their respective Subsidiaries is in compliance, in all material respects, with the applicable Sanctions Laws and Regulations. No Borrowing or Letter of Credit, or use of proceeds, will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(b) OFAC. None of (I) Holdings, the Borrowers or any other Loan Party and (II) except as could not reasonably be expected to result in a Material Adverse Effect, the Restricted Subsidiaries that are not Loan Parties or, to the knowledge of Holdings and the Borrowers, any director, manager, officer, agent or employee of Holdings, the Borrowers or any of their respective Restricted Subsidiaries, in each case, (i) is a person ~~whose property or interest in property~~that is (or, with regard to any German Resident (as defined below), has been) ~~blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is (or, with regard to any German Resident, has been) otherwise associated with any such person in any manner that violates Section 2 of the Executive Order or (iii) is (or, with regard to any German Resident, has been) a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order~~the subject or target of Sanctions Laws and Regulations or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws and Regulations. For the purposes of this clause, “German Resident” means each Guarantor that qualifies as a German resident (Gebietsansässiger) within the meaning of section 4 paragraph 1 no. 5 of the German Foreign Trade Act (Außenwirtschaftsgesetz) (including its directors, managers, officers, agents and/ or employees). The Borrowers will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject to any ~~U.S. sanctions administered by OFAC~~Sanctions Laws and Regulations, in violation of ~~such Sanctions Laws and Regulations~~.

Section 5.20 Anti-Corruption Laws. No part of the proceeds of any Loan will be used for any improper payments, directly or, to the knowledge of the Borrower, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official governmental capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010, as amended and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over any of the Borrowers (collectively, the “Anti-Corruption Laws”). The Borrowers have implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officer, employees and agents with Anti-Corruption Laws~~, and~~. In the past five years, neither the Borrowers~~,~~ nor their Subsidiaries ~~and their respective officers and employees and~~, nor to the knowledge of the Borrowers, their respective directors, officers, employees and agents, ~~are in compliance with~~have violated Anti-Corruption Laws.

Section 5.21 Central Administration; COMI. Each of Holdings and the Lux Borrower has its central administration (administration centrale) and, for the purposes of the European Insolvency Regulation, the centre of its main interests (centre des intérêts principaux) at the place of its registered office (siège statutaire) in Luxembourg and, as of the Closing Date, has no establishment (as defined in the European Insolvency Regulation) outside Luxembourg.

Section 5.22 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE VI.

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) as soon as available, but in any event within 90 days (or 145 days with respect to the fiscal year ending December 28, 2014 and 120 days for the fiscal year ending January 3, 2016) after the end of each fiscal year of the Lux Borrower, a consolidated balance sheet of the Lux Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under the Facilities that is scheduled to occur within one year from the time such report and opinion are delivered or (ii) any potential inability to satisfy the Financial Covenant on a future date or in a future period), together with a customary management’s discussion and analysis of financial information (solely to the extent delivered to the holders of any outstanding securities (including the Senior Notes), if any);

(b) as soon as available, but in any event within 45 days (120 days for the first three fiscal quarters of the fiscal year ending December 28, 2014, 100 days for the first two fiscal quarters of the fiscal year ending on or about January 3, 2016, and 90 days for the third fiscal quarter of the fiscal year ending on or about January 3, 2016) after the end of each of the first three fiscal quarters of each fiscal year of the Lux Borrower, a consolidated balance sheet of the Lux Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Lux Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Lux Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information;

(c) prior to the consummation of a Qualified IPO, as soon as available, but in any event no later than 90 days after the end of each fiscal year (or 145 days with respect to the fiscal year ending December 28, 2014 and 120 days with respect to the fiscal year ending on or about January 3, 2016), reasonably detailed consolidated forecasts along with written assumptions prepared by management of the Borrowers (including projected consolidated balance sheets, income statements, Consolidated EBITDA and cash flow statements of the Lux Borrower, or if applicable Holdings, and its Subsidiaries) on a quarterly basis for the fiscal year following such fiscal year then ended, which forecasts shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation thereof; and

(d) concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, (A) the obligations in clauses (a), (b) and (c) of this Section 6.01 may be satisfied by furnishing, at the option of the Borrowers, the applicable financial statements or, as applicable, forecasts of (I) any predecessor or successor of Lux Borrower or any entity meeting the requirements of clause (II) or (III) of this paragraph, (II) any wholly-owned Restricted Subsidiary of the Lux Borrower that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of the Lux Borrower and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (III) Holdings (or any Parent Holding Company) or the Lux Borrower and its Subsidiaries, provided that to the extent such information relates to a Qualified Reporting Subsidiary or Holdings (or a Parent Holding Company), (x) such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary or Holdings (or any Parent Holding Company), on the one hand, and the information relating to the Lux Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (y) solely in the case of a Qualified Reporting Subsidiary, neither Holdings nor any Restricted Subsidiary of Holdings (other than such Qualified Reporting Subsidiary and its Subsidiaries) shall have any material assets or liabilities, and (B) (i) in the event that the Borrowers deliver to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of audit (other than any such exception or explanatory paragraph, but not a qualification, expressly permitted to be contained therein under clause (a) of this Section 6.01) and (ii) in the event that the Borrowers deliver to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such clause (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q (or similar filings in the applicable jurisdiction) satisfies the requirements of clauses (a) or (b) of this Section 6.01, as the case may be.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a) no later than five days after the delivery of (i) the financial statements referred to in Section 6.01(a) or (ii) an Annual Report on Form 10-K (delivered pursuant to the last paragraph of Section 6.01), but only to the extent permitted by accounting industry policies generally followed by independent certified public accountants, a certificate of the Lux Borrower’s or, if applicable, Holdings’ independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising from a breach of the Financial Covenant (to the extent then applicable) or, if any such Event of Default shall exist, stating the nature and status of such event;

(b) no later than five days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrowers may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any notices received by any Loan Party (other than in the ordinary course of business) and copies of any statement or report furnished to any holder of debt securities or loans of any Loan Party or of any of its Subsidiaries (other than any immaterial correspondence in the ordinary course of business or any regularly required quarterly or annual certificates), in each case pursuant to the terms of the Senior Notes or any Junior Financing in a principal amount greater than $200,000,000 and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(f) promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(g) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), a report supplementing Schedule 5.12 hereto to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of such Compliance Certificate; and

(h) promptly~~,~~ following the reasonable request therefor by the Administrative Agent or any Lender through the Administrative Agent, (i) such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof ~~as~~or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender ~~through the Administrative Agent may from time to time reasonably request~~for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other ~~applicable anti-money laundering laws~~.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) or Section 6.02(c) or (d) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower Representative’s behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrowers shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower Representative hereby acknowledges that (a) the Administrative Agent~~,~~ and/or the ~~Arrangers and/or the First Amendment Arranger~~ will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” which, at a minimum, shall mean that the word “PUBLIC SIDE” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE,” the Borrowers shall be deemed to have authorized the Administrative Agent, ~~the Arrangers, the First Amendment Arranger,~~ the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings or its Affiliates, or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) any Borrower Materials that are not marked “PUBLIC SIDE” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(b) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”

Section 6.03 Notices. Promptly, after a Responsible Officer of any Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the institution of any material litigation not previously disclosed by the Borrower Representative to the Administrative Agent, or any material development in any material litigation that is reasonably likely to be adversely determined, and would, in either case, if adversely determined be reasonably expected to have a Material Adverse Effect; and

(d) of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that could be reasonably expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto.

Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by a Borrower or such Restricted Subsidiary; except to the extent the failure to pay, discharge or satisfy the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, any Borrower or Restricted Subsidiary of any registered copyrights, patents, trademarks, trade names and service marks that such Borrower or Restricted Subsidiary reasonably determines is not useful to its business or no longer commercially desirable.

Section 6.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07 Maintenance of Insurance.

(a) Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Lux Borrower believes (in the good faith judgment of the management of the Lux Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Lux Borrower believes (in the good faith judgment of management of the Lux Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Lux Borrower and the Restricted Subsidiaries. The Borrowers shall use commercially reasonable efforts to ensure that at all times the Collateral Agent for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Borrowers and each Subsidiary Guarantor and the Collateral Agent for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance maintained by the Borrowers and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Lux Borrower, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Lux Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Lux Borrower and its Subsidiaries, and (C) the Collateral Agent agrees that the Lux Borrower and/or its applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance. Notwithstanding anything to the contrary herein, with respect to Foreign Subsidiaries and Collateral located outside of the United States, the requirements of this Section 6.07(a)shall be deemed satisfied if the Borrowers obtain insurance policies that are customary and appropriate for the applicable jurisdiction.

(b) If (x) any improved portion of any Mortgaged Property located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto) and (y) the Collateral Agent shall have delivered notice(s) to the relevant Borrower Party pursuant to Section 208.25(i) of Regulation H of the FRB stating that such mortgaged property is located in the United States and in such special flood hazard area with respect to which such flood insurance has been made available, then the Lux Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08 Compliance with Laws. Comply with the requirements of all applicable Laws (including, without limitation, ERISA, the PATRIOT Act and Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.09 Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Lux Borrower or, if applicable, Holdings or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

Section 6.10 Inspection Rights. Permit representatives of the Administrative Agent and, during the continuance of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower Representative; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrowers’ expense; provided further, that when an Event of Default is continuing the Administrative Agent (or any of their respective representatives) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.11 Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 5.07.

Section 6.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition of any new wholly-owned Subsidiaries by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary (including a Controlled Foreign Subsidiary ceasing to be a Controlled Foreign Subsidiary or a FSHCO ceasing to be a FSHCO) shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than Excluded Property and real property that is not Material Real Property) by any Loan Party, which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected (or the equivalent under applicable foreign Law) Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected (or the equivalent under applicable foreign Law) Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the Borrowers shall (in each case subject, in the case of any Loan Party that is not a Domestic Loan Party, to the Guaranty and Security Principles), at the Borrowers’ expense:

(i) in connection with the formation or acquisition of a Subsidiary, within 90 days after such formation or acquisition or such longer period as the Collateral Agent may agree in its sole discretion, (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents and (B) (if not already so delivered) deliver certificates (or the foreign equivalent thereof, as applicable) representing the Pledged Interests of each such Subsidiary (if any) (other than any Unrestricted Subsidiary) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Security Agreement or other pledge or security agreements with respect to the pledge of any Equity Interests or Indebtedness; provided that any Excluded Property shall not be required to be pledged as Collateral,

(ii) within 90 days after such formation or acquisition of any such property or any request therefor by the Collateral Agent (or such longer period, as the Collateral Agent may agree in its sole discretion) duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Mortgages (and other documentation and instruments referred to in Section 6.14) (with respect to Material Real Properties only), Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and the other Collateral Documents (and Section 6.14)), securing payment of all the Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and establishing Liens on all such properties or property; provided that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements and supplements to other security agreements or pledge agreements shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property or would be excluded by the Guaranty and Security Principles,

(iii) within 90 days after such request, formation or acquisition, or such longer period, as the Collateral Agent may agree in its sole discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary and each applicable Loan Party to take, whatever action (including the recording of Mortgages (with respect to Material Real Properties only), the filing of UCC financing statements (or equivalent filings in jurisdictions other than the United States), the giving of notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Equity Interests) as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents and subject to (x) the Perfection Exceptions and, (y) in the case of any Loan Party that is not a Domestic Loan Party, to the Guaranty and Security Principles, enforceable against all third parties in accordance with their terms,

(iv) within 90 days after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its sole discretion, deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request (limited, in the case of any opinions of local counsel to Loan Parties constituting Material Subsidiary Guarantors in jurisdictions in which any Mortgaged Property is located, to opinions relating to Material Real Property (and any other Mortgaged Properties located in the same jurisdiction as any such Material Real Property)),

(v) within 90 days after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its sole discretion, deliver to the Collateral Agent with respect to each Material Real Property that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Collateral Agent, fully paid American Land Title Association Lender’s title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements as provided in Section 6.14 and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the value of the Material Real Properties covered thereby and subject to any tie-in coverage available) but only to the extent such Material Real Property is located in the United States, and

(vi) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements.

Section 6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and make all reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

Section 6.14 Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12 and, in the case of any Loan Party that is not a Domestic Loan Party, the Guaranty and Security Principles, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents. By the date that is 120 days after the Closing Date, as such time period may be extended in the Collateral Agent’s reasonable discretion, the Borrowers shall, and shall cause each Restricted Subsidiary to, deliver to the Collateral Agent, subject, in the case of Foreign Subsidiaries, to the limitations of the Guaranty and Security Principles:

(i) a Mortgage with respect to each Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date in a form suitable for filing and recording in all appropriate local filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(ii) fully paid American Land Title Association Lender’s title insurance policies or marked up unconditional binder for such insurance (the “Mortgage Policies”) in form and substance reasonably requested by Collateral Agent, with endorsements reasonably requested by Collateral Agent, in amounts reasonably acceptable to the Collateral Agent (not to exceed the value of the Material Real Properties covered thereby and subject to any tie-in coverage available), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent in connection with any Material Real Property located in the United States;

(iii) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent; provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and survey coverage is available for the Mortgage Policies without the need for such new or updated surveys and provided further this foregoing requirement shall only be in connection with any Material Real Property located in the United States;

(iv) in each case with respect to any Material Real Property (and any other Mortgaged Properties located in the same state as any such Material Real Property), customary opinions of local counsel to the Loan Parties in jurisdictions in which the Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and, if applicable any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent;

(v) customary opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the validly existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Administrative Agent;

(vi) with respect to each improved Mortgaged Property, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and, if the area in which any improvements located on any Mortgaged Property is designated a “special flood hazard area” by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance satisfying the requirements of Section 6.07(b) hereof;

(vii) evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and

(viii) evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.

Section 6.15 Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (i) a public corporate family rating of the Borrowers and a rating of the Facilities, in each case from Moody’s, and (ii) a public corporate credit rating of the Borrowers and a rating of the Facilities, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrowers of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

Section 6.16 Post-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.

Section 6.17 COMI. With respect to each Loan Party subject to the European Insolvency Regulation, not knowingly, without the prior written consent of the Administrative Agent, change its centre of main interest (as that term is used in Article 3(1) of the European Insolvency Regulation) unless it is changing to a centre of main interest located in the same country as the original centre of main interest.

Section 6.18 No Change in Line of Business. Will continue to engage in substantially similar lines of business as those lines of business conducted by the Lux Borrower and the Restricted Subsidiaries on the Closing Date including any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 6.19 Transactions with Affiliates.

(a) The Lux Borrower will not, and will not permit its Restricted Subsidiaries, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Lux Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $40.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Lux Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Lux Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $60.0 million, the Lux Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the board of directors of the Lux Borrower or any Parent Holding Company, approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Lux Borrower certifying that the board of directors of the Lux Borrower or any Parent Holding Company determined or resolved that such Affiliate Transaction complies with Section 6.19(a)(i).

(b) The provisions of Section 6.19(a) shall not apply to the following:

(1) (a) transactions between or among the Lux Borrower and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and/or the Joint Business and (b) any merger, amalgamation or consolidation of the Lux Borrower and Holdings or any Parent Holding Company, provided that such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Equity Interests of the Lux Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(2) (a) Restricted Payments permitted by Section 7.05 and (b) Permitted Investments;

(3) transactions in which Lux Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to Lux Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of 7.06(a)(i);

(4) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

(5) any agreement or arrangement as in effect as of the Closing Date (other than the Consulting Services) or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement is not materially disadvantageous to the Lenders when taken as a whole as compared to the original agreement as in effect on the Closing Date) or any transaction or payments contemplated thereby;

(6) the Consulting Services Agreement or any transaction or payments (including reimbursement of out-of-pocket expenses or payments under any indemnity obligations) contemplated thereby;

(7) the existence of, or the performance by Lux Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, the Purchase Agreement, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Lux Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date;

(8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to Lux Borrower and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) any transaction effected as part of a Qualified Receivables Financing;

(10) the sale, issuance or transfer of Equity Interests (other than Disqualified Equity Interest) of Lux Borrower;

(11) payments by Lux Borrower or any of its Restricted Subsidiaries to the Sponsor or to any other Person who becomes a beneficial owner in the common equity of the Lux Borrower (or a Permitted Parent) after the Second Amendment Effective Date made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with the Sponsor or (y) approved by a majority of the board of directors of Lux Borrower or any Parent Holding Company in good faith or a majority of the disinterested members of the board of directors of Lux Borrower or any Parent Holding Company in good faith;

(12) any contribution to the capital of Lux Borrower (other than Disqualified Equity Interests) or any investments by the Sponsor or a direct or indirect parent of Lux Borrower in Equity Interests (other than Disqualified Equity Interests) of Lux Borrower (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or any other Person who becomes a beneficial owner in the common equity of the Lux Borrower (or a Permitted Parent) after the Second Amendment Effective Date or a direct or indirect parent of Lux Borrower in connection therewith);

(13) any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because Lux Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of Lux Borrower or any of its Subsidiaries (other than Lux Borrower or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(14) transactions between Lux Borrower or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director which is also a director of Lux Borrower or any direct or indirect parent of Lux Borrower; provided, however, that such director abstains from voting as a director of Lux Borrower or such direct or indirect parent of Lux Borrower, as the case may be, on any matter involving such other Person;

(15) the entering into of any tax sharing agreement or arrangement and any payments pursuant thereto, in each case to the extent permitted by clause (12), (13)(a) or (13)(e) of the second paragraph under Sections 7.05;

(16) transactions to effect the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions; (17) pledges of Equity Interests of Unrestricted Subsidiaries;

(18) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the board of directors of the Lux Borrower, any Parent Holding Company or of a Restricted Subsidiary, as appropriate, in good faith;

(19) (i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by Lux Borrower or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of Lux Borrower or any of its Restricted Subsidiaries (or of any direct or indirect parent of Lux Borrower to the extent such agreements or arrangements are in respect of services performed for Lux Borrower or any of the Restricted Subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of Lux Borrower or any of its Restricted Subsidiaries or of any direct or indirect parent of Lux Borrower and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of Lux Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of Lux Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the board of directors of Lux Borrower or any Parent Holding Company or of a Restricted Subsidiary or a direct or indirect parent of Lux Borrower, as appropriate;

(20) investments by Affiliates in Indebtedness or preferred Equity Interests of Lux Borrower or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of Lux Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(21) the existence of, or the performance by Lux Borrower or any of its Restricted Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future;

(22) investments by the Sponsor, any other Person who becomes a beneficial owner in the common equity of the Lux Borrower (or a Permitted Parent) after the Second Amendment Effective Date or a direct or indirect parent of Lux Borrower in securities of Lux Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsor, such Person or a direct or indirect parent of Lux Borrower in connection therewith);

(23) transactions with Joint Ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(24) any lease entered into between Lux Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of Lux Borrower, as lessor, in the ordinary course of business;

(25) (i) intellectual property licenses in the ordinary course of business and (ii) intercompany intellectual property licenses and research and development agreements;

(26) transactions pursuant to, and complying with, Section 7.01 (to the extent such transaction complies with Section 6.19(a)(i)) or Section 7.03;

(27) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Lux Borrower and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein; or

(28) transactions with any Non-Principal Country Units.

ARTICLE VII.

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), (A) except with respect to Section 7.09, the Borrowers shall not, nor shall they permit any other Restricted Subsidiary to, directly or indirectly and (B) with respect to Section 7.09, Holdings shall not:

Section 7.01 Indebtedness. The Lux Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Equity Interests, and the Lux Borrower will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided however, that the Lux Borrower and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Equity Interests and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio for the Lux Borrower and its Restricted Subsidiaries’ calculated as of the date on which such additional Indebtedness is Incurred or such Disqualified Equity Interest or Preferred Stock is issued would have been 2.00 to 1.00 or greater (“Ratio Debt”); provided further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be incurred and Disqualified Equity Interest or Preferred Stock that may be issued pursuant to the foregoing by Subsidiaries that are not Loan Parties (together with the aggregate amount of Indebtedness that may be incurred or assumed and Disqualified Equity Interest or Preferred Stock that may be issued pursuant to clause (o) of the second paragraph of this Section 7.01 by Subsidiaries that are not Loan Parties) shall not exceed the greater of (x) $250.0 million and (y) 17.0% of Consolidated Net Tangible Assets, at any one time outstanding on a Pro Forma Basis (including pro forma application of the proceeds therefrom).

The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(a) (x) Indebtedness arising under the Loan Documents including any refinancing thereof in accordance with Section 2.18, (y) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Indebtedness of the Loan Parties evidenced by ~~New~~ Incremental ~~Notes~~Equivalent Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(b) the Incurrence by the Borrowers and the Guarantors of Indebtedness represented by the Senior Notes and the Guarantees thereof, as applicable;

(c) Indebtedness of the Lux Borrower and its Restricted Subsidiaries existing on the Closing Date (other than Indebtedness described in clause (a) or (b) above) and listed on Schedule 7.01;

(d) Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) incurred by the Lux Borrower or any of its Restricted Subsidiaries, Disqualified Equity Interest issued by the Lux Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) and Indebtedness arising from the conversion of the obligations of the Lux Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Lux Borrower or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness incurred and Disqualified Equity Interest or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Equity Interest or Preferred Stock issued pursuant to this clause (d), not to exceed the greater of (x) $150.0 million and (y) 10.5% of Consolidated Net Tangible Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness permitted under this clause (d) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness, Disqualified Equity Interest or Preferred Stock incurred pursuant to this clause (d) shall cease to be deemed incurred or outstanding pursuant to this clause (d) but shall be deemed incurred and outstanding as Ratio Debt from and after the first date on which the Lux Borrower or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness, Disqualified Equity Interest or Preferred Stock (including any Liens related thereto) as Ratio Debt); provided that Capitalized Lease Obligations incurred by the Lux Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a sale-leaseback shall not be subject to the foregoing limitation so long as the proceeds of such sale-leaseback are used by the Lux Co-Issuer or such Restricted Subsidiary to permanently repay outstanding Term Loans under this Agreement or other Pari Passu Indebtedness that is secured by pari passu Liens on the Collateral;

(e) Indebtedness incurred by the Lux Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(f) Indebtedness arising from agreements of the Lux Borrower or its Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the Transactions or with the acquisition or disposition of any business, assets or a Subsidiary of the Lux Borrower in accordance with this Agreement, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of the Lux Borrower to a Restricted Subsidiary; provided that (x) such Indebtedness owing to a Non-Loan Party shall be subordinated in right of payment to the Borrowers’ Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Equity Interests or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Lux Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (g);

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Lux Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Equity Interests or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Lux Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i) Indebtedness of a Restricted Subsidiary or the Lux Borrower owing to Holdings, the Lux Borrower or another Restricted Subsidiary; provided that (x) if a Borrower or a Loan Party incurs such Indebtedness owing to a Non-Loan Party, such Indebtedness is subordinated in right of payment to the Borrower’s Obligations or Guarantee of such Loan Party, as applicable, pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Equity Interests or any other event that results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Lux Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (i);

(j) Swap Contracts incurred not for speculative purposes;

(k) obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Lux Borrower or any Restricted Subsidiary;

(l) Indebtedness or Disqualified Equity Interest of the Lux Borrower or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Equity Interest and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of (x) $250.0 million and (y) 17.0% of Consolidated Net Tangible Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness permitted under this clause (l) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness, Disqualified Equity Interest or Preferred Stock incurred pursuant to this clause (l) shall cease to be deemed incurred or outstanding pursuant to this clause (l) but shall be deemed incurred and outstanding as Ratio Debt from and after the first date on which the Lux Borrower or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness, Disqualified Equity Interest or Preferred Stock (including any Liens related thereto) as Ratio Debt);

(m) any guarantee by the Lux Borrower or a Restricted Subsidiary of Indebtedness or other obligations of the Lux Borrower or any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness or other obligations by the Lux Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement;

(n) the incurrence by the Lux Borrower or any of its Restricted Subsidiaries of Indebtedness or Disqualified Equity Interest or Preferred Stock of the Lux Borrower or a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than, Indebtedness incurred or Disqualified Equity Interest or Preferred Stock issued as Ratio Debt or permitted under clause (b), clause (c), this clause (n), clause (o) or clause (r) of this Section or subclause (y) of clauses (d), (l), (t), (cc) or (dd) of this Section 7.01(n) (provided that any amounts incurred under this clause (n) as Refinancing Indebtedness of subclause (y) of these clauses shall reduce the amount available under such clauses) so long as such Refinancing Indebtedness remains outstanding or any Indebtedness incurred or Disqualified Equity Interest or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Equity Interest or Preferred Stock, plus any additional Indebtedness incurred or Disqualified Equity Interest or Preferred Stock issued to pay unpaid accrued interest and the aggregate amount of premiums (including reasonable tender premiums), and underwriting discounts, defeasance costs and fees and expenses in connection therewith (subject to the following proviso,

“Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining weighted average life to maturity of the Indebtedness, Disqualified Equity Interest or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans are converted or for which such bridge loans are exchanged at maturity, and other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(2) has a maturity date which is no earlier than the final maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans are converted or for which such bridge loans or Extendable Bridge Loans are exchanged at maturity, and other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(3) to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Equity Interest or Preferred Stock, such Refinancing Indebtedness is Disqualified Equity Interests or Preferred Stock, respectively; and

(4) shall not include (x) Indebtedness, Disqualified Equity Interest or Preferred Stock of a Non-Loan Party that refinances Indebtedness, Disqualified Equity Interest or Preferred Stock of a Borrower or a Guarantor, or (y) Indebtedness or Disqualified Equity Interest of the Lux Borrower or Indebtedness, Disqualified Equity Interest or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Equity Interest or Preferred Stock of an Unrestricted Subsidiary;

provided that subclause (1) will not apply to any refunding or refinancing of any secured Indebtedness;

(o) (1) Indebtedness, Disqualified Equity Interest or Preferred Stock (i) of the Lux Borrower or any Restricted Subsidiaries incurred or assumed in connection with an acquisition of any assets (including Equity Interests), business or Person and (ii) of any Person that is acquired by the Lux Borrower or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Lux Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement and (2) Indebtedness incurred or assumed in anticipation of an acquisition of any assets, business or Person; provided, however, that after giving effect to such acquisition, merger, consolidation or amalgamation and the incurrence of such Indebtedness, Disqualified Equity Interest or Preferred Stock, either:

(1) the Lux Borrower would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(2) the Fixed Charge Coverage Ratio of the Lux Borrower is equal to or greater than immediately prior to such acquisition, merger, consolidation or amalgamation;

provided further, that the aggregate amount of Indebtedness that may be incurred or assumed and Disqualified Equity Interest or Preferred Stock that may be issued pursuant to this clause (o) by Subsidiaries that are not Loan Parties (together with the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be incurred and Disqualified Equity Interest or Preferred Stock that may be issued pursuant to the first paragraph of this Section 7.01 by Subsidiaries that are not Loan Parties) shall not exceed the greater of (x) $225.0 million and (y) 15.5% of Consolidated Net Tangible Assets, at any one time outstanding on a Pro Forma Basis (including pro forma application of the proceeds therefrom)

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(q) Indebtedness of the Lux Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(r) Contribution Indebtedness;

(s) Indebtedness of the Lux Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(t) Indebtedness or Preferred Stock of Non-Loan Parties in an aggregate principal amount not to exceed the greater of (x) $225.0 million and (y) 15.5% of Consolidated Net Tangible Assets, at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding pursuant to this clause (t) but shall be deemed incurred and outstanding as Ratio Debt from and after the first date on which such Non-Loan Party could have incurred such Indebtedness (including any Liens related thereto) as Ratio Debt), plus, in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing, outstanding at any one time;

(u) Indebtedness of a Joint Venture to the Lux Borrower or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such Joint Venture, so long as the percentage of the aggregate amount of such Indebtedness of such Joint Venture owed to such holders of its Equity Interests or participants of such Joint Venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such Joint Venture held by such holders or such participant’s participation in such Joint Venture;

(v) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Lux Borrower or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(w) Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business of the Lux Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Lux Borrower and its Subsidiaries and Joint Ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(x) Indebtedness consisting of Indebtedness issued by the Lux Borrower or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Lux Borrower or any direct or indirect parent of the Lux Borrower to the extent permitted under Section 7.05;

(y) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(z) Indebtedness Incurred by the Lux Borrower or a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;

(aa) Indebtedness incurred by the Lux Borrower or any Guarantor on terms consistent with clause (n) above to the extent that the net proceeds thereof are promptly deposited with the applicable trustee to satisfy and discharge the Senior Notes in accordance with the Senior Notes Indenture;

(bb) (i) guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by the Lux Borrower or a Restricted Subsidiary in the ordinary course of business as a result of leases entered into by the Lux Borrower or such Restricted Subsidiary or any Permitted Parent;

(cc) the incurrence by the Lux Borrower or any Restricted Subsidiary of Indebtedness incurred on behalf, or representing guarantees of Indebtedness incurred by, Joint Ventures; provided that the aggregate principal amount of Indebtedness incurred or guaranteed pursuant to this clause (cc) does not at any one time outstanding exceed the greater of (x) $75.0 million and (y) 5.0% of Consolidated Net Tangible Assets (it being understood that any Indebtedness incurred pursuant to this clause (cc) shall cease to be deemed incurred or outstanding pursuant to this clause (cc) but shall be deemed incurred and outstanding as Ratio Debt from and after the first date on which the Lux Borrower or such Restricted Subsidiary could have incurred or guaranteed such Indebtedness (including any Liens related thereto) as Ratio Debt), plus, in the case of any refinancing of any Indebtedness permitted under this clause (cc) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing;

(dd) Indebtedness, Disqualified Equity Interest or Preferred Stock of the Lux Borrower or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition of any assets (including Equity Interests), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $150.0 million and (y) 10.5% of Consolidated Net Tangible Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness permitted under this clause (dd) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness, Disqualified Equity Interest or Preferred Stock Incurred pursuant to this clause (dd) shall cease to be deemed incurred or outstanding pursuant to this clause (dd) but shall be deemed incurred and outstanding as Ratio Debt from and after the first date on which the Lux Borrower or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness, Disqualified Equity Interest or Preferred Stock (including any Liens related thereto) as Ratio Debt);

(ee) Indebtedness arising as a result of (the establishment of) a Dutch law fiscal unity for corporate income tax or turnover tax purposes (fiscale eenheid) of which any Restricted Subsidiary is a member; and

(ff) Indebtedness pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code).

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Equity Interest or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be incurred as Ratio Debt, the Borrower Representative shall, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Equity Interest or Preferred Stock (or any portion thereof) in any manner that complies with this covenant, provided that all Indebtedness under this Agreement incurred on or prior to the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a) and the Borrower Representative shall not be permitted to reclassify all or any portion of Indebtedness Incurred on or prior to the Closing Date pursuant to Section 7.01(a). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Equity Interest or Preferred Stock in the form of additional shares of Disqualified Equity Interest or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness, Disqualified Equity Interest or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and the aggregate amount of premiums (including reasonable tender premiums) and underwriting discounts, defeasance costs and fees, discounts and expenses in connection therewith).

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 7.02 Limitations on Liens.

(a) Holdings and Lux Borrower will not, and will not permit any of the Guarantors to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings, the Borrower or any Guarantor, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings, the Borrower or any Guarantor, except:

(i) in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and

(ii) in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

(b) Any Lien created for the benefit of the Secured Parties pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

Section 7.03 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (other than in the case of clause (e)) so long as no Event of Default would result therefrom:

(a) any Restricted Subsidiary (other than the U.S. Borrower) may merge, amalgamate or consolidate with (i) the U.S. Borrower (including a merger, the purpose of which is to reorganize the U.S. Borrower into a new jurisdiction in any State of the United States); provided that the U.S. Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the U.S. Borrower pursuant to documents reasonably acceptable to the Administrative Agent, (ii) the Lux Borrower; provided that the Lux Borrower shall be the continuing or surviving Person, or (iii) any one or more other Restricted Subsidiaries; provided that (x) any Restricted Subsidiary that is not a Controlled Foreign Subsidiary or a FSHCO may not merge with any Restricted Subsidiary that is a Controlled Foreign Subsidiary or a FSHCO if such Controlled Foreign Subsidiary or such FSHCO shall be the continuing or surviving Person and (y) when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party (A) the Guarantor shall be the continuing or surviving Person, (B) to the extent constituting an Investment, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively and (C) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary (other than the U.S. Borrower) may liquidate or dissolve, or any Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrowers determine in good faith that such action is in the best interest of Holdings and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary (other than the U.S. Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lux Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be a Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent and (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively; provided, further, that the U.S. Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Domestic Loan Party;

(d) any Restricted Subsidiary (other than the U.S. Borrower) may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12 and (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(e) the Borrowers and the other Restricted Subsidiaries may consummate the Transaction (including the Merger) and the Reorganization Transaction;

(f) any Restricted Subsidiary (other than the U.S. Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition permitted pursuant to Section 7.04 (other than Dispositions permitted by Section 7.03); and

(g) any Permitted Investment may be structured as a merger, consolidation or amalgamation.

Section 7.04 Asset Sales. Cause or make an Asset Sale, except:

(1) the Lux Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise, in any case consistent with clause 2(a) of this Section) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Lux Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided, that the amount of:

(a) any liabilities (as shown on the Lux Borrower’ or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Lux Borrower’ or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower Representative) of the Lux Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated to the Obligations or are otherwise extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Lux Borrower or such Restricted Subsidiary, as the case may be, from further liability;

(b) any notes or other obligations or other securities or assets received by the Lux Borrower or such Restricted Subsidiary from such transferee that are converted by the Lux Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof; and

(c) any Designated Non-cash Consideration received by the Lux Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $200.0 million and (y) 14.0% of Consolidated Net Tangible Assets, calculated at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

shall each be deemed to be Cash Equivalents for the purposes of this clause (2).

Within 365 days after the Lux Borrower’ or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Lux Borrower or such Restricted Subsidiary shall apply an amount equal to the Net Cash Proceeds from such Asset Sale, at its option:

(1) to prepay Loans and other Permitted Debt in accordance with Section 2.05(b)(ii).

(2) to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar Business; provided that if such investment is in the form of the acquisition of Equity Interests of a Person, such acquisition results in such Person becoming a Restricted Subsidiary;

(3) to make an investment in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that if such investment is in the form of the acquisition of Equity Interests of a Person, such acquisition results in such Person becoming a Restricted Subsidiary; or

(4) any combination of the foregoing;

provided that the Lux Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (2) or (3) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Lux Borrower or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clauses (2) and (3) of this paragraph, and that investment is thereafter completed within 180 days after the end of such 365-day period.

Pending the final application of any such amount of Net Cash Proceeds pursuant to Section 2.05(b)(ii) and this Section 7.04, the Lux Borrower or such Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.

Section 7.05 Restricted Payments. The Lux Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Lux Borrower’ or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Lux Borrower (other than (A) dividends or distributions by the Lux Borrower payable solely in Equity Interests (other than Disqualified Equity Interests) of the Lux Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Restricted Subsidiary, the Lux Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Lux Borrower or any direct or indirect parent of the Lux Borrower, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any (i) Subordinated Indebtedness of either of the Lux Borrower, the Borrowers or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of the Borrowers or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.01(g) or (i)) or (ii) any Indebtedness that is secured by a security interest in the Collateral that is expressly junior to the Liens securing the Obligations (clauses (i) and (ii), “Junior Financing”); or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a Pro Forma Basis, the Lux Borrower could Incur $1.00 of additional Indebtedness as Ratio Debt;

(c) immediately after giving effect to such transaction on a Pro Forma Basis, the Lux Borrower’s Total Net Leverage Ratio does not exceed 6.50 to 1.00; and

(d) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Lux Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication,

(1) $100 million plus 50% of the Consolidated Net Income of the Lux Borrower for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter after the Closing Date to the end of the Lux Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case that such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit, plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Lux Borrower after the Closing Date from the issue or sale of Equity Interests of the Lux Borrower (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus

(3) 100% of the aggregate amount of contributions to the capital of the Lux Borrower received in cash and the Fair Market Value of assets (other than cash) after the Closing Date (other than Excluded Equity), plus

(4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Equity Interest, in each case, of the Lux Borrower or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Equity Interest issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Lux Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Lux Borrower or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Lux Borrower or any direct or indirect parent of the Lux Borrower (other than Excluded Equity), plus

(5) 100% of the aggregate amount received by the Lux Borrower or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than cash) received by the Lux Borrower or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to the Lux Borrower or a Restricted Subsidiary of the Lux Borrower) of Restricted Investments made by the Lux Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Lux Borrower and its Restricted Subsidiaries by any Person (other than the Lux Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments,

(B) the sale (other than to the Lux Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Lux Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Lux Borrower or any Restricted Subsidiary)) of the Equity Interests of an Unrestricted Subsidiary, or

(C) any distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Lux Borrower or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of the Lux Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (10) of the next succeeding paragraph or constituted a Permitted Investment, plus

(7) the aggregate amount of Declined Amounts since the Closing Date.

Section 7.05 will not prohibit:

(1) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(2)

(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Lux Borrower or any direct or indirect parent of the Lux Borrower, or Junior Financing of the Lux Borrower or any Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Lux Borrower or any direct or indirect parent of the Lux Borrower or contributions to the equity capital of the Lux Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Lux Borrower or to an employee stock ownership plan or any trust established by the Lux Borrower or any of its Restricted Subsidiaries) of Refunding Capital Stock; and

(c) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph of Section 7.05 and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Lux Borrower or any direct or indirect parent of the Lux Borrower) in an aggregate amount no greater than the Unpaid Amount;

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of the Lux Borrower or any Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;

(4) the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Lux Borrower or any direct or indirect parent of the Lux Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Lux Borrower or any direct or indirect parent of the Lux Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Lux Borrower or any direct or indirect parent of the Lux Borrower or any Subsidiary of the Lux Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this subclause (4), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (4) shall not exceed (x) $15.0 million in any calendar year or (y) subsequent to the consummation of an underwritten public Equity ~~Offering~~Issuance of common stock the Lux Borrower or any direct or indirect parent of the Lux Borrower, $30.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Lux Borrower from the issuance or sale of Equity Interests (other than Disqualified Equity Interests) of the Lux Borrower or any direct or indirect parent of the Lux Borrower (to the extent contributed to the Lux Borrower), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of the Lux Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Lux Borrower that occurs after the Closing Date, other than in connection with, or pursuant to, the Equity Contribution; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Lux Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Lux Borrower (to the extent contributed to the Lux Borrower) after the Closing Date; plus

(c) the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Lux Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Lux Borrower that are foregone in return for the receipt of Equity Interests; less

(d) the amount of cash proceeds described in clause (a), (b) or (c) of this clause (4) previously used to make Restricted Payments pursuant to this clause (4); (provided that the Lux Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year);

provided, further, cancellation of Indebtedness owing to the Lux Borrower or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Lux Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Lux Borrower, in connection with a repurchase of Equity Interests of the Lux Borrower or any direct or indirect parent of the Lux Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provisions of this Agreement;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Equity Interest of the Lux Borrower or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or incurred in accordance with the covenant described in Section 7.01;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interest) and the declaration and payment of dividends to the Lux Borrower or any direct or indirect parent of the Lux Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interest) of the Lux Borrower or any direct or indirect parent of the Lux Borrower issued after the Closing Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, the Fixed Charge Coverage Ratio of the Lux Borrower is 2.00 to 1.00 or greater and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Lux Borrower from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;

(7) any Restricted Payments made solely in connection with the consummation of the Transactions or as contemplated by the Acquisition Agreement, including any dividends, payments or loans made to the Lux Borrower or any direct or indirect parent of the Lux Borrower to enable it to make any such payments to effectuate the acquisition of Non-Principal Country Units;

(8) the declaration and payment of dividends on the Lux Borrower’s common stock (or the payment of dividends to any direct or indirect parent of the Lux Borrower to fund the payment by any direct or indirect parent of the Lux Borrower of dividends on such entity’s common stock) of up to 6.0% per annum of the net cash proceeds received by the Lux Borrower from any public offering of common stock or contributed to the Lux Borrower by any direct or indirect parent of the Lux Borrower from any public offering of common stock, other than public offerings with respect to Holding’ common stock registered on Form S-4 or S-8 and other than any public sale constituting Excluded Contributions;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) $250.0 million and (y) 17.5% of Consolidated Net Tangible Assets; provided that immediately after giving effect to the making of such Restricted Payment the Lux Borrower’s Total Net Leverage Ratio, on a pro forma basis, does not exceed 6.50 to 1.00;

(11) [reserved];

(12) for any taxable period for which the Lux Borrower or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income (or a franchise in lieu of income) Tax group of which a direct or indirect parent of the Lux Borrower is the common parent (a “Tax Group”), Restricted Payments directly or indirectly to such parent of the Lux Borrower in amounts required for such parent to pay the portion of any income (and franchise) Taxes due by the parent of the relevant Tax Group for such taxable period, to the extent such income (and franchise) Taxes are attributable to the income of the Lux Borrower or its Subsidiaries (reduced by any such Taxes paid directly by the Lux Borrower or its Subsidiaries); provided, however, that (A) the amount of such Restricted Payments in respect of any taxable period shall not, in the aggregate, exceed the amount of such Taxes that the Lux Borrower or its Subsidiaries that are members of such Tax Group would have been required to pay in respect of such Taxes in respect of such taxable period if the Lux Borrower and its Subsidiaries paid such Taxes on a separate-company basis or as a stand-alone consolidated, combined, affiliated, unitary or similar income (or franchise in lieu of income) Tax group for such taxable period and (B) Restricted Payments under this clause (12) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash payments were made by such Unrestricted Subsidiary to the Lux Borrower or any of its Restricted Subsidiaries for such purpose;

(13) the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any other direct or indirect parent of the Lux Borrower, in the amount required for such entity to, if applicable:

(a) pay amounts equal to the amounts required for Holdings or any other direct or indirect parent of the Lux Borrower to pay fees and expenses (including Taxes), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of Holdings or any other direct or indirect parent of the Lux Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Lux Borrower or any direct or indirect parent of the Lux Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Lux Borrower and its Subsidiaries;

(b) pay, if applicable, amounts equal to amounts required for Holdings or any direct or indirect parent of the Lux Borrower to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Lux Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Lux Borrower or any Restricted Subsidiary Incurred in accordance with the Section 7.01 (except to the extent any such payments have otherwise been made by any such Guarantor);

(c) pay fees and expenses incurred by Holdings or any other direct or indirect parent of the Lux Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement and similar obligations under the Senior Notes, (ii) any unsuccessful equity or debt offering of such parent entity and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by the Lux Borrower or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Lux Borrower or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Agreement;

(d) make payments to the Sponsor or to any other Person who becomes a beneficial owner in the common equity of the Lux Borrower (or a Permitted Parent) after the Second Amendment Effective Date (i) pursuant to or contemplated by any Consulting Services Agreement solely to the extent such amounts are not paid directly by the Lux Borrower or its Subsidiaries, or (ii) for any other monitoring, consulting, management, transaction, advisory, financing, underwriting or placement services or in respect of other investment banking activities, termination or similar fees, indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of the Sponsor or such Person including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments are (x) made pursuant to agreements with the Sponsor or (y) approved in respect of such activities by a majority of the board of directors of the Lux Borrower or any Parent Holding Company in good faith;

(e) Restricted Payments to pay franchise and similar Taxes, and other fees and expenses, required to maintain any parent entity’s organizational existence;

(f) make payments for the benefit of the Lux Borrower or any of its Restricted Subsidiaries to the extent such payments could have been made by the Lux Borrower or any of its Restricted Subsidiaries because such payments (x) would not otherwise be Restricted Payments and (y) would be permitted by Section 6.19; and

(g) Restricted Payments to any direct or indirect parent of the Lux Borrower to finance, or to any direct or indirect parent of the Lux Borrower for the purpose of paying to any other direct or indirect parent of the Lux Borrower to finance, any Investment that, if consummated by the Lux Borrower or any of its Restricted Subsidiaries, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the Lux Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to the Lux Borrower or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.03) of the Person formed or acquired into the Lux Borrower or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 6.12;

(14) (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Lux Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Lux Borrower or any direct or indirect parent of the Lux Borrower or any Subsidiary of the Lux Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Lux Borrower or any direct or indirect parent of the Lux Borrower or any Subsidiary of the Lux Borrower in connection with such Person’s purchase of Equity Interests of the Lux Borrower or any direct or indirect parent of the Lux Borrower; provided that no cash is actually advanced pursuant to this clause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(15) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(16) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement;

(17) the distribution, as a dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to the Lux Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(18) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Lux Borrower or any direct or indirect parent of the Lux Borrower;

(19) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of $125 million and 8.5% of Consolidated Net Tangible Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(20) the making of payments to the Sponsor or to any other Person who becomes a beneficial owner in the common equity of the Lux Borrower (or a Permitted Parent) after the Second Amendment Effective Date (i) pursuant to or contemplated by any Consulting Services Agreement or (ii) for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments are (x) made pursuant to agreements with the Sponsor or (y) approved in respect of such activities by a majority of the board of directors of the Lux Borrower or any Parent Holding Company in good faith; and

(21) any additional Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, the Lux Borrower’s Total Net Leverage Ratio does not exceed 4.00 to 1.00 provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) and (21), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The Lux Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, amend, modify or change any term or condition of any Junior Financing Documentation in any manner that is, taken as a whole, materially adverse to the interests of the Administrative Agent or the Lenders.

As of the Closing Date, all of the Lux Borrower’s Subsidiaries will be Restricted Subsidiaries. the Lux Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Lux Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

For purposes of the covenant described above in Section 7.05, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrower Representative may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 7.06 Burdensome Agreements.

The Lux Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Lux Borrower or any of its Restricted Subsidiaries on its Equity Interests; or (ii) pay any Indebtedness owed to the Lux Borrower or any of its Restricted Subsidiaries;

(b) make loans or advances to the Lux Borrower or any of its Restricted Subsidiaries; (c) create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; or (d) sell, lease or transfer any of its properties or assets to the Lux Borrower or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions of the Lux Borrower or any of its Restricted Subsidiaries in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);

(2) the Senior Indenture, the Senior Notes and related Guarantees;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Lux Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Lux Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (4), if a Person other than the Lux Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any Subsidiary of such Person, or any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Lux Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(5) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Equity Interests or assets of such Restricted Subsidiary;

(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(8) purchase money obligations for property acquired and Capitalized Lease Obligations entered into in the ordinary course of business, to the extent such obligations impose restrictions of the nature discussed in clause (c) or (d) in the first paragraph of this covenant on the property so acquired;

(9) customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (c) and (d) in the first paragraph of this covenant on the property subject to such lease;

(10) any encumbrance or restriction effected in connection with a Qualified Receivables Financing that, in the good faith determination of the Lux Borrower, are necessary or advisable to effect such Qualified Receivables Financing;

(11) any encumbrance or restriction contained in other Indebtedness, Disqualified Equity Interest or Preferred Stock of the Lux Borrower or any Restricted Subsidiary that is incurred subsequent to the Closing Date pursuant to the Section 7.01, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrowers’ ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower Representative in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower Representative in good faith);

(12) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(13) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Lux Borrower or any Restricted Subsidiary in any manner material to the Lux Borrower or any Restricted Subsidiary or (y) materially affect the Borrowers’ ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower Representative in good faith;

(14) customary provisions in Joint Venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable Joint Venture; and

(15) any encumbrances or restrictions of the type referred to in clauses 7.06(a), (b) and (c) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to 7.06 (1) through (14) ; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower Representative, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to the Lux Borrower or a Restricted Subsidiary to other Indebtedness incurred by the Lux Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 7.07 Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower Representative or Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Borrower Representative or Holdings, as applicable, to reflect such change in fiscal year.

Section 7.08 Financial Covenant. As of the end of each fiscal quarter of the Lux Borrower (commencing with the second full fiscal quarter after the Closing Date) and so long as the aggregate amount of L/C Obligations, Revolving Credit Loans and Swing Line Loans outstanding as of the end of such fiscal quarter (with respect to L/C Obligations, to the extent not Cash Collateralized by the Borrowers to at least 100% of their maximum stated amount) exceeds 30.0% of the aggregate amount of all Revolving Credit Commitments in effect as of the Closing Date, permit the First Lien Net Leverage Ratio as of the end of such fiscal quarter of the Lux Borrower and its Restricted Subsidiaries to be greater than (x) 5.25:1.00 for each fiscal quarter ending on or prior to January 3, 2016 and (y) 5.00:1.00 for each fiscal quarter thereafter (the “Financial Covenant”).

Section 7.09 Holding Company. Holdings, shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the Lux Borrower and the Restricted Subsidiaries and any Subsidiary of Holdings (that is not the Lux Borrower or a Subsidiary of the Lux Borrower) which is formed solely for purposes of acting as a co-obligor with respect to any Qualified Holding Company Indebtedness and which does not conduct, transact or otherwise engage in any material business or operation, and, in each case, activities incidental thereto; (ii) the entry into, and the performance of its obligations with respect to the Loan Documents (including any Specified Refinancing Debt or any New Term Facility), any Refinancing Notes, any ~~New~~ Incremental ~~Notes~~Equivalent Debt, any Junior Financing Documentation, any Ratio Debt documentation, any documentation relating to any Permitted Refinancing of the foregoing or documentation relating to the Indebtedness otherwise permitted by the last sentence in this Section 7.09 and the Guarantees permitted by clause (iv) below; (iii) the consummation of the Transaction; (iv) the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Agreement for Holdings to enter into and perform; (v) the payment of dividends and distributions (and other activities in lieu thereof permitted by this Agreement), the making of contributions to the capital of its Subsidiaries and Guarantees of Indebtedness permitted to be incurred hereunder by the Lux Borrower or any of the Restricted Subsidiaries and the Guarantees of other obligations not constituting Indebtedness; (v) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vi) the entry into the Purchase Agreement and the other agreements contemplated thereby and the performing of its obligations with respect thereto; (vii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests) including converting into another type of legal entity; (viii) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Lux Borrower, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (ix) the holding of any cash and Cash Equivalents (but not operating any property); (x) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees and (xi) any activities incidental to the foregoing. Holdings shall not create, incur, assume or suffer to exist any Lien on any Equity Interests of the Lux Borrower or any Restricted Subsidiary (other than Liens pursuant to any Loan Document, non-consensual Liens arising solely by operation of Law and Liens pursuant to documentation relating to other secured indebtedness permitted to be incurred hereunder) and shall not incur any Indebtedness (other than in respect of Disqualified Equity Interests, Qualified Holding Company Indebtedness, Indebtedness between Holdings and any of its Restricted Subsidiaries in an amount not to exceed $10,000,000 outstanding at any one time or Guarantees permitted above and liabilities imposed by Law, including Tax liabilities).

ARTICLE VIII.

Events of Default and Remedies

Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay in the currency required hereunder (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, any L/C Obligation or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Borrower or any of the Subsidiary Guarantors fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrowers), 6.11 or in any Section of Article VII (subject to, in the case of the Financial Covenant, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)), or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.09; provided, that a Default by the Borrowers under Section 7.08 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to the Term Facilities, any New Term Facility or any Specified Refinancing Debt (unless refinancing the Revolving Credit Facility) unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable; or

(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to any Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if any such representation or warranty is already qualified by materiality) when made or deemed made (provided that the failure of any representation or warranty to be true and correct on the Closing Date will not constitute a Default or an Event of Default except to the extent such representation or warranty constitutes a Specified Representation or an Acquisition Representation); or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount of more than $75,000,000 or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Equity Interest or, in the case of a Restricted Subsidiary, Disqualified Equity Interest or Preferred Stock) in accordance with its terms; provided further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into a moratorium or standstill arrangement in relation to its Indebtedness or is taken to have failed to comply with a statutory demand (or otherwise be presumed to be insolvent by applicable Law) (including, without limitation, in respect of a member of the Group incorporated in Germany, it is unable to pay its debts as they fall due (Zahlungsunfähigkeit), is deemed unable to pay its debts as they fall due (drohende Zahlungsunfähigkeit) in the meaning of sections 17 and 18 of the German Insolvency Code (Insolvenzordnung), or is over-indebted (überschuldet) in the meaning of section 19 of the German Insolvency Code (Insolvenzordnung)) or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction (including, without limitation, the making of an application for the opening of insolvency proceedings for the reasons set out in sections 17 to 19 of the German Insolvency Code (Insolvenzordnung) (Antrag auf Eröffnung eines Insolvenzverfahrens) or the taking of actions pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) (Anordnung von Sicherungsmaßnahmen)); or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $75,000,000 (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) or (ii) an enforceable indemnity to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which event or events or unfunded liability or unfunded liabilities results or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable Law or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Certain Loan Documents. Any material provision of any Collateral Document, any Guaranty, the Intercompany Subordination Agreement and/or any intercreditor agreement required to be entered into pursuant to the terms of this Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or 7.04) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) ceases to be in full force and effect (except that any such failure to be in full force and effect with respect to the documents referred to in clause (vii) of the definition of Loan Documents shall constitute an Event of Default only if the Borrowers receive notice thereof and the Borrowers fail to remedy the relevant failure in all material respects within 15 days of receiving said notice); or any Loan Party contests in writing the validity or enforceability of any provision of any Collateral Document, any Guaranty, the Intercompany Subordination Agreement and any intercreditor agreement required to be entered into pursuant to the terms of this Agreement; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document or the perfected first priority Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or

(k) Change in Control. There occurs any Change in Control.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing, at the request of, or with the consent of, the Required Revolving Lenders only, and in such case, without limiting Section 8.01(b), only with respect to the Revolving Credit Facility, the Swing Line Facility, and any Letters of Credit, L/C Credit Extensions and L/C Obligations), take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrowers fail to comply with the requirements of the Financial Covenant at any time when the Borrowers are required to comply with such Financial Covenant, pursuant to the terms thereof, then (A) from the end of the most recently ended fiscal quarter of the Lux Borrower until the expiration of the tenth Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Sections 6.01 (a) or (b) (the last day of such period being the “Anticipated Cure Deadline”), Holdings shall have the right (the “Cure Right”) to issue common Equity Interests for cash and contribute the proceeds therefrom in the form of common Equity Interests or in another form reasonably acceptable to the Administrative Agent to the Lux Borrower or obtain a contribution to its equity (which shall be in the form of common equity or otherwise in a form reasonably acceptable to the Administrative Agent) (“Cure Equity”), and upon the receipt by the Lux Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrowers of such Cure Right, the calculation of Consolidated EBITDA as used in the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Covenant for the applicable ~~Test Period~~test period and each subsequent ~~Test Period~~test period containing such fiscal quarter and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of amounts available under clause (c) of the first paragraph of Section 7.05) or determining the Applicable Commitment Fee or Applicable Rate), by an amount equal to the Cure Amount; provided that (1) the receipt by the Lux Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Commitment Fee or Applicable Rate) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the applicable period for purposes of calculating the Financial Covenant or calculating the First Lien Net Leverage Ratio, or the Total Net Leverage Ratio, nor shall any Cure Amount held by any Borrower Party qualify as “unrestricted cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities under the terms of this Agreement; and

(ii) if, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the Financial Covenant, the Borrowers shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred (and any other Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Financial Covenant) shall be deemed cured for the purposes of this Agreement; and

(B) upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrowers intend to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them, to terminate the Revolving Credit Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the Financial Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline.

(b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the Financial Covenant.

Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;

(b) second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent, the Swing Line Lender and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

(c) third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;

(d) fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;

(e) fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings and obligations of the Loan Parties then owing under Secured Hedge Agreements and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.16, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;

(f) sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(g) last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrowers or as otherwise required by Law;

provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.

If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX.

Administrative Agent and Other Agents

Section 9.01 Appointment and Authorization of Agents.

(a) Each Lender, L/C Issuer and Swing Line Lender hereby irrevocably appoints Barclays to act on its behalf as Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent as Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent as Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement).

(d) Each of the Lenders hereby relieves the Administrative Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. Any Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03 Liability of Agents.

(a) No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(b) The Administrative Agent shall not have any duty to (i) take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and (ii) to disclose, except as expressly set forth herein and in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

(c) Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.

Section 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or the Required Revolving Lenders, as applicable, in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person; provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer under this Section 9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Revolving Credit Facility). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto; provided further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

Section 9.08 Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).

Section 9.09 Successor Agents.

(a) The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Borrower Representative and the Lenders. If the Administrative Agent or Collateral Agent or a Controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Borrower Representative may remove such Agent from such role upon ten (10) days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(a), (f), or (g) (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal, the retiring Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower Representative and the Required Lenders.

(b) Any resignation by or removal of Barclays as Administrative Agent or Collateral Agent pursuant to this Section 9.09 shall also constitute its resignation or removal as an L/C Issuer and as Swing Line Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swing Line Loans hereunder and (y) shall maintain all of its rights as L/C Issuer or Swing Line Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swing Line Loans made by it, prior to the date of such resignation or removal. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder or upon the expiration of the 30-day period following the retiring Administrative Agent or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer (if any) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make (or the Borrowers shall enter into) other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential Hedge Banks party to a Secured Hedge Agreement and potential Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrower Representative, solely in the case of clause (b) below with respect to clauses (5), (23) (solely to the extent relating to a lien of the type allowed pursuant to clause (9) of the definition thereof), (25) (solely to the extent relating to a lien of the type allowed pursuant to clause (6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section 7.01(d)), (39) (only for so long as required to be secured for such letter of intent or investment), (45) and (46) in the definition of “Permitted Liens”, in the sole discretion of the Administrative Agent upon request of the Borrower Representative or, solely in the case of clause (d) below, to the extent provided for under this Agreement,

(a) release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) that constitutes Excluded Property as a result of an occurrence not prohibited hereunder or (v) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1), (4), (5), (6) (only with regard to ~~clause~~Section 7.01(d)), (9), (11) (solely with respect to cash deposits), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent constituting Excluded Property), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clause (9) of the definition thereof), (25) (solely to the extent relating to a lien of the type allowed pursuant to clause (6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section 7.01(d)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, ~~permitted~~required or permitted to be senior to or pari passu with such Liens), (29) (solely with respect to cash deposits), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45), (46) and (48) of the definition thereof;

(c) release any Guarantor from its obligations under the applicable Guaranty if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Refinancing Debt, any Refinancing Notes, the Senior Notes and any ~~New~~ Incremental ~~Notes~~Equivalent Debt and, to the extent incurred by a Loan Party, any Indebtedness permitted by Section 7.01; and

(d) establish intercreditor arrangements as contemplated by this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided that the Borrowers shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents.

Section 9.12 [Reserved].

Section 9.13 [Reserved].

Section 9.14 Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,”“co-documentation agent,”“joint lead arranger,” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.15 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.16 Appointment of Supplemental Agents, Incremental Arrangers, Incremental Equivalent Debt Arrangers and Specified Refinancing Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrowers to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from the Borrowers, Holdings or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers or

Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.

(d) Each of the Lenders hereby relieves the Administrative Agent, the Collateral Agent and any Supplemental Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. Any Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly.

(e) In the event that the Borrower Representative appoints or designates any Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent pursuant to Sections 2.14, 2.15 and 2.18, as applicable, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, as applicable, shall be exercisable by and vest in such Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent to the extent, and only to the extent, necessary to enable such Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent to exercise such rights, powers and privileges with respect to the New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, as applicable, and to perform such duties with respect to such New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent shall run to and be enforceable by either the Administrative Agent or such Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent, as the context may require. Each Lender and L/C Issuer hereby irrevocably appoints any Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent to act on its behalf hereunder and under the other Loan Documents pursuant to Sections 2.14, 2.15 and 2.18, as applicable, and designates and authorizes such Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger, Incremental Notes Arranger or Specified Refinancing Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.

Section 9.17 Intercreditor Agreement. The Administrative Agent and the Collateral Agent are authorized to, to the extent required by the terms of the Loan Documents, enter into (i) any intercreditor agreement contemplated by this Agreement, (ii) any Collateral Document, or (iii) shall make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any intercreditor agreement, Collateral Document, consent, filing or other action will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement contemplated by this Agreement or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any

Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. For this purpose, each Lender hereby relieves the Administrative Agent and the Collateral Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. Any Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent and the Collateral Agent accordingly.

Section 9.18 Withholding Tax. To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any withholding Tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS or other Governmental Authority applicable withholding Tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Borrower or other Loan Party. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.18. The agreements in this Section 9.18 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.18, include any L/C Issuer and any Swing Line Lender.

Section 9.19 Authorization of the Administrative Agent for Purposes of Quebec Law. For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by any Loan Party, the Administrative Agent is hereby irrevocably authorized and appointed to act as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold any hypothec granted under the laws of the Province of Quebec as security for any debenture, bond or other title of indebtedness that may be issued by any Loan Party pursuant to a deed of hypothec and to exercise such rights and duties as are conferred upon a fondé de pouvoir under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). Moreover, in respect of any pledge by any such Loan Party of any such debenture, bond or other title of indebtedness as security for any of the Secured Obligations, the Administrative Agent shall also be authorized to hold such debenture, bond or other title of indebtedness as agent, mandatary and pledgee for its own account and for the benefit of all Secured Parties, the whole notwithstanding the provisions of Section 32 of An Act respecting the Special Powers of Legal Persons (Quebec). Any such deed of hypothec executed by a Loan Party under the laws of the Province of Quebec prior to the Closing Date is hereby ratified and confirmed for all purposes. Any person who becomes a Secured Party or successor Administrative Agent shall be deemed to have consented to and ratified the foregoing appointment of the Administrative Agent as fondé de pouvoir, agent and mandatary on behalf of all Secured Parties. For greater certainty, the Administrative Agent, acting as the holder of an irrevocable power of attorney (fondé de pouvoir), shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as the holder of an irrevocable power of attorney (fondé de pouvoir) for the purposes of each such hypothec.

Section 9.20 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i) none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X.

Miscellaneous

Section 10.01 Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent to the extent the Administrative Agent is not a Defaulting Lender (other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Revolving Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under the last two paragraphs of this Section 10.01), it being understood that the waiver of any obligation to pay interest at the Default Rate, the amendment or waiver of any mandatory prepayment of Loans under the Term Facilities shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or (subject to clause (iii) of the proviso following clause (j) below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definitions of First Lien Net Leverage Ratio, Total Net Leverage Ratio, Fixed Charge Coverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in any rate of interest or any fees based thereon; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) modify Section 2.06(c) or 2.13 without the written consent of each Lender directly and adversely affected thereby;

(e) change (i) any provision of this Section 10.01 (other than the last two paragraphs of this Section), or the definition of Required Lenders, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e) or modifications in connection with repurchases of Term Loans, amendments with respect to Incremental Facilities and amendments with respect to extensions of maturity), without the written consent of each Lender, or (ii) the definition of “Required Revolving Lenders,” without the written consent of each Lender under the Revolving Credit Facility;

(f) other than in a transaction permitted under Section 7.03 or 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) other than in a transaction permitted under Section 7.03 or 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;

(h) (i) amend or otherwise modify Section 7.08 (or for the purposes of determining compliance with the Financial Covenant, any defined terms used therein), or (ii) waive or consent to any Default or Event of Default resulting from a breach of the Financial Covenant or (iii) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 7.08, in each case, without the written consent of the Required Revolving Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders;

(i) Amend, modify or waive Article XI, without the written consent of the Administrative Agent and the Supermajority Lenders of each Facility; provided that (x) if the amendments, modifications or waivers described in this clause (i) affect any Lender pursuant to a given Facility in a manner different than that applicable to the other Lenders of such Facility, then the adversely affected Lender must provide prior written consent, (y) if the amendments, modifications or waivers described in this clause (i) adversely affect (or impose additional duties upon) the Administrative Agent, then the Administrative Agent must provide prior written consent and (z) the Administrative Agent may amend or modify Article XI to cause Lenders of additional Facilities (or new Lenders with respect to existing Facilities) to become parties hereto, so long as such additional Facilities or new Lenders are permitted in accordance with Sections 2.14 or 2.17 or a loan modification offer pursuant to this Section 10.01 (on substantially the same terms as apply to the Facilities) without the consent of the other Lenders; provided, further, that in no event may Article XI be amended to cause Holdings or any of its Subsidiaries to have obligations under Article XI without the prior written consent of Holdings; or

(j) change the currency in which any Loan is denominated without the written consent of the Lender holding such Loans;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrowers and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Borrowers and the Lenders required above, affect the rights or duties of the Swing Line Lender, in its capacity as such, under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in its capacity as such, in addition to the Borrowers and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliate Lenders (other than Debt Fund Affiliates), except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender or Affiliate Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender or Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or Affiliate Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender or Affiliate Lender. Notwithstanding anything to the contrary herein, any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time.

This Section 10.01 shall be subject to any contrary provision of Sections 2.14 or 2.18. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and (b) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document, the Guaranty, or Schedule 1.01(l), or enter into any new agreement or instrument, to better implement the intentions of this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document if in the case of amendments contemplated by clause (a) the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts actually included in determining whether the threshold in the definition of Required Lenders has been satisfied. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrowers may make one or more loan modification offers to all the Lenders of any Facility that would, if and to the extent accepted by any such Lender, (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and/or change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that (i) such loan modification offer is made to each Lender under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and (ii) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, the Swing Line Lender or any L/C Issuer, without its prior written consent.

In connection with any such loan modification offer, the Borrowers and each accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion. On the effective date of any loan modification applicable to the Revolving Credit Facility, the Borrowers shall prepay any Revolving Credit Loans, L/C Advances or Swing Line Loans (to the extent participated to Revolving Credit Lenders) outstanding on such effective date (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans, L/C Advances or Swing Line Loans (to the extent participated to Revolving Credit Lenders), as the case may be, ratable with any revised Pro Rata Share of a Revolving Credit Lender in respect of the Revolving Credit Facility arising from any non-ratable loan modification to the Revolving Credit Commitments under this Section 10.01. Notwithstanding the foregoing, no modification referred to above shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.14 and/or Section 6.16 with respect to Holdings and the Borrowers, all material Subsidiary Guarantors and each other Subsidiary Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction.

Section 10.02 Notices; Electronic Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, any Borrower, the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes (with the Borrower Representative’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent, each L/C Issuer and the Swing Line Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies; Enforcement.

(a) No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 10.04 Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Administrative Agent and the other Agents for all reasonable and out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one primary counsel to the Agents and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including, without duplication of Indemnified Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and 3.04, any proceeding under any Debtor Relief Law or in connection with any workout or restructuring and all documentary taxes associated with the Facilities), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of special counsel for each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of Lenders or Agents subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01. The foregoing costs and expenses shall include, without duplication of Indemnified Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and 3.04, all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least 5 Business Days prior to the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrowers shall, on a joint and several basis, immediately reimburse the Administrative Agent, as applicable.

Section 10.05 Indemnification by the Borrowers. The Borrowers shall indemnify and hold harmless each Arranger, ~~each First Amendment Arranger,~~ each Agent-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each partner, director, officer, employee, counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction, and (iii) if necessary, one local counsel in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing or (B) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger~~, the First Amendment Arranger~~ or any other Agent, the Swing Line Lender or any L/C Issuer, in each case in their respective capacities as such, or any Initial Lender solely in connection with its syndication activities as contemplated under the Commitment Letter) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrowers or their Subsidiaries; or (y) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not such proceedings are brought by any Borrower, its equity holders, its Affiliates, creditors or any other third person. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrowers shall not be liable for any settlement effected without the Borrowers prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). All amounts due under this Section 10.05 shall be payable within 30 days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent, to any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than a Dollar Amount of $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent and the Borrowers), in the case of any assignment in respect of the Revolving Credit Facility, or a Dollar Amount of $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent and the Borrowers), in the case of any assignment in respect of a Term Facility, in each case unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group)) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition (A) the consent of the Borrowers (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders) or (3) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (other than any Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders); provided that (1) the Borrowers shall be deemed to have consented to any assignment unless they object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof ~~and~~, (2) during the ~~forty-five (45)~~60 business day period following the ~~Closing~~Second Amendment Effective Date, the Borrowers shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified and approved in the initial allocations of the Loans provided by the Second Amendment Arrangers to the Borrowers and (3) the investment objective or history of any prospective Lender or its Affiliates shall be a reasonable basis to withhold the Borrowers’ consent, (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless (1) such assignment is in respect of a Term Facility and to a Lender, an Affiliate of a Lender or an Approved Fund or (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (provided that the Administrative Agent shall acknowledge any such assignment) and (C) the consent of each L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; provided, however, that the consent of each L/C Issuer and the Swing Line Lender shall not be required for any assignment of a Term Loan;

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments, (y) in the case of assignments by any of the Initial Lenders or any of their Affiliates and (z) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire;

(v) no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (A), (B) to any natural person, (C) to any Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders, (D) to Holdings, the Lux Borrower or any its Subsidiaries except as permitted under clause (j) below or (E) to any Affiliate Lender except as permitted under Section 10.07(i);

(vi) no Revolving Credit Commitments or Revolving Credit Loans may be assigned to any Affiliate Lender;

(vii) the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrowers evidencing such Loans to the Borrowers or the Administrative Agent;

(viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs; and

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrowers, any Agent and any Lender (with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Any Lender may at any time, without the consent of, or notice to (except with respect to Revolving Credit Commitments or Revolving Credit Loans after the Second Amendment Effective Date), the Borrowers, the Administrative Agent, the L/C Issuers or Swing Line Lender, sell participations to any Person (other than a natural person, an Affiliate Lender (other than a Debt Fund Affiliate), a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations~~and~~, (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) prior to selling any participations in any Revolving Credit Commitments or Revolving Credit Loans, such Lender shall have provided written notification of such participation to the Lux Borrower at least ten Business Days prior to such participation and such other information regarding the applicable participant to the extent reasonably requested by the Lux Borrower. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders, or a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including under Section 3.01, 3.04 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to any Other Affiliate (including any Debt Fund Affiliate), but only if:

(i) the assigning Lender and Other Affiliate purchasing such Lender’s Term Loans, Specified Refinancing Term Loans or New Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(ii) after giving effect to such assignment, Other Affiliates (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans, Specified Refinancing Term Loans and New Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase); and

(iii) such Other Affiliate (other than Debt Fund Affiliates) shall (A) at the time of such assignment affirm the No Undisclosed Information Statement and (B) all times thereafter be subject to the voting restrictions specified in Section 10.01.

In connection with each assignment pursuant to this Section 10.07(i), each Lender acknowledges and agrees that in connection therewith, if the representation set forth in the definition of “No Undisclosed Information Statement” cannot be made pursuant to clause (ii) thereof (1) the Other Affiliates may have, and later may come into possession of, information regarding the Borrowers, the Sponsor, their respective affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including material non-public information) (“Excluded Information”), (2) such Lender, independently and, without reliance on the Other Affiliates, the Lux Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Other Affiliates, the Lux Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Other Affiliates, the Lux Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(j) Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to Holdings or any of its Subsidiaries, but only if:

(i) (A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase;

(ii) Holdings or its Subsidiary, as applicable, shall at the time of such assignment affirm the No Undisclosed Information Representation or state that such representation cannot be made;

(iii) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries; and

(iv) Holdings and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or refinanced pursuant to Section 2.18) to acquire such Term Loans.

(k) Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrowers are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives, (iii) no assignments in respect of the Revolving Credit Facility may be made to the Sponsor or any Affiliate of the Sponsor and (iv) neither the Sponsor nor any Affiliate of the Sponsor (other than Debt Fund Affiliates) may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender.

(l) Notwithstanding anything to the contrary herein, Barclays may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Barclays as L/C Issuer or Swing Line Lender, as the case may be. If Barclays resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). If Barclays resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Barclays to effectively assume the obligations of Barclays with respect to such Letters of Credit.

(m) The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary.

(n) In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrowers and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.

Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliate’s respective partners, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need to know basis it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices; (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to promptly notify the Lux Borrower after disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrowers), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided, that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of Holdings; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning Holdings or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or other Secured Agreement (as defined in the Security Agreement)), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Secured Agreement (as defined in the Security Agreement)) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Controlled Foreign Subsidiary or FSHCO constitute security for, or shall the proceeds of such assets be available for, payment of the Obligations of the U.S. Borrower, it being understood that (a) the Equity Interests of any Controlled Foreign Subsidiary or FSHCO that is directly owned by the U.S. Borrower or a Domestic Subsidiary of the U.S. Borrower does constitute such an asset, and may be pledged, to the extent set forth in Section 6.12 and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrowers’ obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to any Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12 Integration; Effectiveness. This Agreement and the other Loan Documents, and those provisions of the Commitment Letter that, by its terms, survive the termination or expiration of the Commitment Letter and/or the execution and delivery of the Facilities Documentation (as defined in the Commitment Letter), constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. It is expressly agreed and confirmed by the parties hereto that the provisions of the Fee Letter shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized).

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.16 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE LUX BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE U.S. BORROWER (AND THE U.S. BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE U.S. BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE LUX BORROWER AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.

Section 10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE

WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18 Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.03.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and Holdings acknowledges and agrees, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings and its Subsidiaries and any Agent~~,~~ or any ~~Arranger or the First Amendment~~ Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent~~, the First Amendment Arranger~~ or any Arranger has advised or is advising Holdings and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents~~,~~ and the Arrangers ~~and the First Amendment Arranger~~ are arm’s-length commercial transactions between Holdings and its Subsidiaries, on the one hand, and the Agents~~,~~ and the Arrangers ~~and the First Amendment Arranger~~, on the other hand, (C) each Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent~~,~~ and each ~~Arranger and the First Amendment~~ Arranger is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or any Borrower or any of their respective Affiliates, or any other Person and (B) none of the Agents~~,~~ or the Arrangers ~~or the First Amendment Arranger~~ has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents~~,~~ and the Arrangers ~~and the First Amendment Arranger~~ and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers and their respective Affiliates, and none of the Agents~~,~~ or the Arrangers ~~or the First Amendment Arranger~~ has any obligation to disclose any of such interests and transactions to Holdings, the Borrowers or their respective Affiliates. To the fullest extent permitted by law, each Borrower and Holdings hereby waives and releases any claims that it may have against the Agents~~, the Arrangers, the First Amendment Arranger~~ and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Affiliate Activities. Each Borrower and Holdings acknowledge that each Agent~~,~~ and each ~~Arranger and the First Amendment~~ Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Holdings and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan documents, (ii) be customers or competitors of Holdings and its Affiliates or (iii) have other relationships with Holdings and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Holdings and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.

Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 10.23 Joint and Several Liability of the Borrowers.

(a) Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrowers hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses. Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligations. A breach hereof or Default or Event of Default hereunder as to any single Borrower shall constitute a breach, Default or Event of Default as to all the Borrowers. Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Collateral Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement, except for any demands, notices and other formalities expressly required under the terms of this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Collateral Agent or the Lenders at any time or times in respect of any default (including any Default or Event of Default) by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent, the Collateral Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Collateral Agent or the Lenders, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.23, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations under this Section 10.23, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower under this Section 10.23 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full (other than contingent indemnification obligations that are not yet due and payable or as to which no claim has been asserted) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender.

(b) Subject to the immediately preceding sentence, to the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of Loans other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such Loans or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This clause is intended only to define the relative rights of Borrowers, and nothing set forth in this clause is intended or shall impair the obligations of each Borrower, jointly and severally, to pay to Administrative Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this clause or any other provisions of this Agreement, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit (“Fraudulent Conveyance”). Consequently, each Borrower, each Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly, nunc pro tunc.

(c) Each Borrower’s obligation to pay and perform the Obligations shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement, or any term or provision therein, as to any other Borrower, (ii) any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, in respect of any other Borrower, (iii) the application of any Loan proceeds to, or the extension of any other credit for the benefit of, any other Borrower, any other Loan Party, or any of their Subsidiaries or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 10.23, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder, in each case other than any payment in full of the Obligations (other than contingent indemnification obligations not yet due or owing). Each of the Borrowers further agree that (i) its obligations under this Agreement and the other Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of, or the application of any Debtor Relief Laws to, any other Borrower, all as though such payment had not been made and (ii) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.

Section 10.24 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

Section 10.25 Waiver of Sovereign Immunity. Each Loan Party that is incorporated outside the United States, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from suit, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 10.25 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 10.26 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

ARTICLE XI.

Lender Loss Sharing Intercreditor Agreement

The provisions of this Article XI sets forth restrictions on transfer of Loans and Commitments hereunder for the purposes of allocating risks between and among Lenders in relation to the Term Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations and in effecting the allocations and exchanges to give effect to the provisions hereof, the intention is not to increase any obligations of any Borrower or Guarantor. None of Holdings, the Borrower Parties or any other creditor thereof (other than a Lender in its capacity as such) shall have any rights or obligations under this Article XI. Each Person which becomes a Lender or purchases a participation in a Lender’s interest agrees to be bound by the following terms of this Article XI:

Section 11.01 Defined Terms. As used in this Section 11.01, the following terms shall have the following meanings:

(a) “Exchange Percentage” means, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Re-Allocation Event (but before giving effect to any actions to occur on such date pursuant to Section 11.02) of which (a) the numerator shall be the sum of (i) the Pro Rata Share of such Lender of (x) the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Line Loans and (y) the L/C Obligations with respect to Letters of Credit and (ii) the aggregate outstanding principal amount of all Term Loans of such Lender, and (b) the denominator of which shall be the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the L/C Obligations. Amounts not expressed in Dollars shall be determined by taking the Dollar Amount thereof (determined on the date of the occurrence of a Re-Allocation Event).

Section 11.02 Special Provisions Applicable to Lenders Upon the Occurrence of a Re-Allocation Event.

(a) On the date of the occurrence of any Re-Allocation Event, (i) if any Swing Line Loans are outstanding, the Revolving Credit Lenders shall pay to the Administrative Agent, for the account of the Swing Line Lender, its Pro Rata Share of each Swing Line Loan in accordance with the requirements of Section 2.04(c) (with the notice to be given by the Swing Line Lender to the Administrative Agent (and by the Administrative Agent to the Revolving Credit Lenders) thereunder to be deemed to have been given on the date of the occurrence of any Re-Allocation Event) and (ii) if there have been any L/C Borrowings pursuant to Letters of Credit which have not yet been reimbursed to the L/C Issuer pursuant to Section 2.03(d), the Revolving Credit Lenders shall make payments to the Administrative Agent (for the account of the L/C Issuer) therefor in accordance with the requirements of Section 2.03(d) (with the notice to be given by the L/C Issuer to the Administrative Agent (and by the Administrative Agent to the Revolving Credit Lenders) thereunder to be deemed to be given on the date of the occurrence of any Re-Allocation Event). For purposes of making calculations pursuant to the following provisions of this Section 11.02, such payments shall be deemed to have been made on the date of the occurrence of the Re-Allocation Event, before making such calculations. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any Lender which has failed, or fails, to make any payments required to be made by it as described in this Article XI shall remain obligated to make such payments, together with interest thereon, and shall be obligated to the Swing Line Lender or the L/C Issuer, as the case may be, for any damages caused by its delay or failure in making any payments required to be made by it as described above.

(b) In the event that upon the occurrence of a Re-Allocation Event any Letter of Credit under any Tranche shall be outstanding and undrawn in whole or in part, each Revolving Credit Lender under such Tranche shall on the date of the occurrence of such Re-Allocation Event, but before giving effect to the purchases and sales of participations on such date pursuant to Section 11.02(c), promptly pay over to the Administrative Agent, in immediately available funds in the currency in which such Letter of Credit is denominated an amount equal to such Revolving Credit Lender’s Pro Rata Share of such undrawn face amount, together with interest thereon from the date of the Re-Allocation Event to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to the Overnight Rate. The Administrative Agent shall establish a separate account for each currency in which such funds are paid in an amount equal to the aggregate amount of such currency received from such Revolving Credit Lenders, along with a record detailing the amount received from each such Revolving Credit Lender pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control over each such account (each, a “Special Reserve Account”), and the amounts deposited in each Special Reserve Account shall be held in such Special Reserve Account until withdrawn as provided in clause (e) or (f) below in this Section 11.02. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Special Reserve Accounts. As amounts are drawn under outstanding Letters of Credit in respect of which amounts have been paid into the various Special Reserve Accounts pursuant to this Section 11.02(b), amounts shall be drawn ratably from the Special Reserve Accounts of the various currencies to pay such amounts. The amounts paid to the Administrative Agent pursuant to this Section 11.02(b) shall be held as a reserve against the L/C Borrowings, shall not constitute Loans or extensions of credit to the Borrowers and shall not give rise to any obligation on the part of the Borrowers to pay interest to any Lender (although the Borrowers shall remain obligated to pay Letter of Credit fees and fronting fees in accordance with the requirements of Sections 2.03(i) and (j)), it being agreed that the Borrowers’ reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings or payments are made thereunder as provided in Section 2.03(d). The Administrative Agent may agree with the respective Revolving Credit Lenders to invest amounts attributable to such Revolving Credit Lender’s Pro Rata Share from time to time deposited in such Special Reserve Accounts in Cash Equivalents or other similar investments reasonably satisfactory to both the Administrative Agent and the applicable Revolving Credit Lender, in which case (x) any returns on such investments shall be deposited in the respective Special Reserve Account (until applied as provided in clauses (e) and (f) below) and (y) any risk of loss on investments in each Special Reserve Account shall be for the sole account of the respective Revolving Credit Lender.

(c) Upon the occurrence of a Re-Allocation Event, but after giving effect to the actions required to be taken pursuant to preceding clauses (a) and (b) (although any failure by any Lender to take the actions required of it pursuant to said clauses shall not prevent the actions required hereby, but the respective Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or, in the reasonable opinion of the Administrative Agent, advisable pursuant to the following Section 11.02(g) of this Section 11.02), the Lenders shall purchase participations from other Lenders in the various Facilities (including participations in (x) each outstanding Letter of Credit, (y) each L/C Borrowing which has not been reimbursed pursuant to Section 2.03(d), and (z) each Special Reserve Account and amounts deposited therein or to be returned to the Lenders in accordance with the provisions of Section 11.02(f)) so that, after giving effect to such purchases, each Lender shall have the same credit exposure in each Facility at such time (including a participation in (x) each outstanding Letter of Credit, (y) each L/C Borrowing which has not been reimbursed pursuant to Section 2.03(d), and (z) each Special Reserve Account and amounts deposited therein or to be returned to the Lenders in accordance with the provisions of Section 11.02(f)), whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof. The foregoing actions shall be accomplished pursuant to this Section 11.02(c) through purchases and sales of participations in the various Facilities as required hereby, and at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence same. All purchases and sales of participations pursuant to this Section 11.02(c) shall be made in Dollars. At the request of the Administrative Agent, each Lender which has sold participations in any of the Facilities and/or Special Reserve Accounts as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participation therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(d) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, in determining the participations to be purchased as described in preceding Section 11.02(c), regularly accruing interest and fees through the date of the respective Re-Allocation Event (as well as amounts owing to any Lender pursuant to Sections 3.01, 3.04, 3.05, 10.04 and 10.05 or similar provisions pursuant to the other Loan Documents) shall be ignored, and such amounts shall be retained by the respective Lenders to which such amounts were owing and shall not be subject to the participations purchased as otherwise required hereby. In calculating the amounts of participations, with respect to any amounts expressed in a currency other than Dollars, the Administrative Agent shall use the Dollar Amount thereof as calculated on the date of the occurrence of the respective Re-Allocation Event.

(e) In the event that after the occurrence of a Re-Allocation Event any drawing or payment shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the L/C Issuer, withdraw from the Special Reserve Account of the applicable currency any amounts, up to the amount of such drawing or payment, deposited in the respective Special Reserve Account and remaining on deposit and deliver such amounts to the L/C Issuer, in satisfaction of the reimbursement obligations of the Revolving Credit Lenders under Section 2.03(d) (but not of the Borrowers under Section 2.03(d)). In the event that any Revolving Credit Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in Section 11.02(b), the L/C Issuer shall, in the event of a drawing or payment thereunder, have a claim against such Revolving Credit Lender to the same extent as if such Revolving Credit Lender had defaulted on its obligations under Section 2.03(d), but shall have no claim against any other Lender, notwithstanding the exchange of interests in the Borrowers’ reimbursement obligations pursuant to Section 11.02(c). Each other Lender shall have a claim against such defaulting Revolving Credit Lender for any damages sustained by it as a result of such default.

(f) In the event that after the occurrence of a Re-Allocation Event any Letter of Credit shall terminate or expire undrawn or unpaid upon, then, if and so long as the Administrative Agent determines (in its reasonable discretion) that adequate funds remain on deposit in the Special Reserve Accounts of the applicable currency to fund (without giving effect to the purchases of participation pursuant to Section 11.02(c)) all remaining drawings or payments which could come due in respect of outstanding Letters of Credit, the Administrative Agent shall withdraw from the Special Reserve Account of the applicable currency the amount remaining on deposit therein in respect of such Letter of Credit (or in any case, such lesser amount as the Administrative Agent reasonably determines can be distributed without causing the amount on deposit from the Revolving Credit Lenders to be less than the remaining exposure on outstanding Letters of Credit) and promptly distribute such amount to such Revolving Credit Lender in accordance with each such Revolving Credit Lender’s Pro Rata Share, provided that, if such amount is not denominated in Dollars, the Administrative Agent shall distribute to each such relevant Revolving Credit Lender the Dollar Amount of such amount. All amounts received by any Revolving Credit Lender pursuant to this Section 11.02(f) shall, to the extent it has sold participations therein in accordance with the requirements of Section 11.02(c), be distributed by it to the various participants therein in accordance with their participating interests.

(g) All determinations by the Administrative Agent pursuant to this Section 11.02 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Facilities under this Agreement in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on each of the Lenders. The Administrative Agent shall have no liability to any Borrower, any Lender or any other Person hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction).

(h) Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit upon the occurrence of a Re-Allocation Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

(i) If any amount required to be paid by any Lender pursuant to this Section 11.02 is not paid to the Administrative Agent on the date upon which the Re-Allocation Event occurred (if the event occurred before 1:00 p.m. (New York time), otherwise on the following Business Day), such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Overnight Rate during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the actual number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Agreement shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 11.02 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(j) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section 11.02, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

(k) Each Lender’s obligation to purchase participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (iv) any breach of this Section 11.02 by any Borrower, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(l) Notwithstanding any other provision of this Agreement, each of the Administrative Agent and each Lender agrees that if the Administrative Agent or any Lender is required under applicable law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify the Administrative Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by the Administrative Agent or any Lender subject to such withholding to the Administrative Agent or Lender making such withholding and paying over such amounts, but without diminution of the rights of the Administrative Agent or any Lender subject to such withholding as against the Borrowers and the other Loan Parties to the extent provided in this Agreement and the other Loan Documents.

~~[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]~~

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.~~

~~ORTHO-CLINICAL DIAGNOSTICS S.A., as Lux Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~CRIMSON MERGER SUB, INC., as Initial U.S. Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~After giving effect to the Merger: ORTHO-CLINICAL DIAGNOSTICS, INC., as U.S. Borrower~~

~~By:~~
~~Name:~~

~~ORTHO-CLINICAL DIAGNOSTICS HOLDINGS LUXEMBOURG S.À R.L., as Holdings~~

~~By:~~
~~Name:~~
~~Title:~~

~~BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, an L/C Issuer, Swing Line Lender and Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~[ ], as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~S-    1~~

EXHIBIT B

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to (i) the Second Amendment (the “Amendment”), dated as of June 8, 2018, by and among Ortho-Clinical Diagnostics S.A. (the “Lux Borrower”), Ortho-Clinical Diagnostics, Inc. (the “U.S. Borrower” and together with the Lux Borrower, the “Borrowers”), Ortho-Clinical Diagnostics Holdings Luxembourg S.à r.l. (“Holdings”), the Lenders party thereto and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) and (ii) the Credit Agreement, dated as of June 30, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of June 6, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrowers, Holdings, the Lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent. Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the respective meanings provided to such terms in the Existing Credit Agreement or the Amended Credit Agreement (as defined in the Amendment), as applicable.

2. Certain provisions of the Existing Credit Agreement are being amended and/or modified pursuant to the Amendment. Each of the parties hereto acknowledges the terms of the Amendment and hereby agrees and/or confirms for the benefit of the Secured Parties, with respect to each Loan Document to which it is a party, after giving effect to the Amendment:

(a) all of its obligations, liabilities and indebtedness under each such Loan Document, including guarantee and indemnity obligations and any new obligations, liabilities and indebtedness arising as a result of the Amendment, shall remain in full force and effect on a continuous basis;

(b) all of its guarantee obligations, subject to any limitations set forth in the Subsidiary Guaranty applicable to such Subsidiary Guarantor, and all of its indemnity obligations contained in each Loan Document extend to any new obligations assumed by it under the Loan Documents as a result of the Amendment (including, but not limited to, under the Existing Credit Agreement as amended by the Amendment); and

(c) all of the Liens and security interests created and arising under each such Loan Document are hereby expressly confirmed and remain in full force and effect on a continuous basis, and the perfected status and priority to the extent provided for in Section 5.18 of the Existing Credit Agreement of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Existing Credit Agreement and under its guarantees in the Loan Documents and such other liabilities and obligations expressed or purported to be secured pursuant to such Loan Document to the extent provided in such Loan Documents.

3. This Acknowledgment and Confirmation has been duly authorized, executed and delivered by each Loan Party hereto and this Acknowledgment and Confirmation constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

B-1

4. This Acknowledgment and Confirmation shall not constitute a novation of any Loan Document.

5. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. IN ADDITION, THE PROVISIONS OF SECTIONS 10.15(b), 10.15(c), 10.16 AND 10.17 OF THE EXISTING CREDIT AGREEMENT SHALL BE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

6. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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B-2

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed as of the date first above written.

BORROWERS:

Ortho-Clinical Diagnostics S.A., as Lux Borrower

By:
Name:
Title:

By:
Name:
Title:

Ortho-Clinical Diagnostics, Inc., as U.S. Borrower

By:
Name:
Title:

HOLDINGS:

Ortho-Clinical Diagnostics Holdings Luxembourg S.à r.l., as Holdings

By:
Name:
Title:

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

Ortho-Clinical Diagnostics Luxembourg S.à r.l.

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Acknowledgement and Confirmation of the Amendment to Credit Agreement

Ortho-Clinical Diagnostics FinCo S.à r.l.

By:
Name:
Title:

By:
Name:
Title:

Crimson International Assets LLC

By:
Name:
Title:

U.S. Crimson Acquisition Inc.

By:
Name:
Title:

Crimson U.S. Assets LLC

By:
Name:
Title:

Micro Typing Systems, Inc.

By:
Name:
Title:

Germany OCD Co GmbH (f/k/a Blitz 14-13 GmbH)

By:
Name:
Title:

Germany OCD Holding GmbH & Co. KG (represented by its general partner, Germany OCD Co GmbH)

By:
Name:
Title:

Signature Page to Acknowledgement and Confirmation of the Amendment to Credit Agreement

Crimson Germany GmbH (f/k/a Blitz 14-14 GmbH)

By:
Name:
Title:

Ortho-Clinical Diagnostics GmbH

By:
Name:
Title:

Ortho-Clinical Diagnostics Canada Holdings Corporation

By:
Name:
Title:

Ortho-Clinical Diagnostics Netherlands B.V.

By:
Name:
Title:

By:
Name:
Title:

OCD Investment Holdings B.V.

By:
Name:
Title:

By:
Name:
Title:

Crimson OCD (UK) Limited

By:
Name:
Title:

Ortho-Clinical Diagnostics

By:
Name:
Title:

Signature Page to Acknowledgement and Confirmation of the Amendment to Credit Agreement

Ortho-Clinical Diagnostics France (f/k/a Crimson France SAS)

By:
Name:
Title:

Signature Page to Acknowledgement and Confirmation of the Amendment to Credit Agreement